Prospectus supplement dated March 29, 2005 (to prospectus dated December 20, 2004)

$1,211,674,100

(Approximate)

Bear Stearns ALT-A Trust 2005-3

Issuer

Wells Fargo Bank, National Association

Master Servicer and Securities Administrator

Structured Asset Mortgage Investments II Inc.

Depositor

Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2005-3

You should consider carefully the risk factors beginning on page S-12 in this prospectus supplement.

The Trust

The trust will consist primarily of a pool of adjustable rate mortgage loans secured by first liens on one- to four-family residential properties, divided into four loan groups. The trust will issue the certificates which will represent the entire beneficial interest in the trust.

The certificates are obligations only of the trust. Neither the certificates nor the mortgage loans are insured or guaranteed by any person, except as described herein. Distributions on the certificates will be payable solely from the assets transferred to the trust for the benefit of certificateholders.

Credit Enhancement

•	the offered certificates will have credit enhancement in the form of subordination.

Neither the Securities and Exchange Commission nor any state securities commission has approved the certificates or determined if this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the state of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering are expected to be approximately 100.7% of the aggregate principal amount of the offered certificates, plus accrued interest thereon, less expenses. See “Method of Distribution” in this prospectus supplement.

The Underwriter will deliver to purchasers the offered certificates in book-entry form through The Depository Trust Company on or about March 31, 2005.

Bear, Stearns & Co. Inc.

Underwriter

Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

• the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

• this prospectus supplement, which describes the specific terms of this series of certificates.

If the description of your certificates in this prospectus supplement differs from the related description in the prospectus, you should rely on the information in this prospectus supplement.

The Depositor’s principal offices are located at 383 Madison Avenue, New York, New York 10179 and its phone number is (212) 272-2000.

NOTWITHSTANDING ANY OTHER EXPRESS OR IMPLIED AGREEMENT TO THE CONTRARY, THE SELLER, THE MASTER SERVICER, THE SECURITIES ADMINISTRATOR, EMC MORTGAGE CORPORATION, THE TRUSTEE, EACH RECIPIENT OF THE RELATED PROSPECTUS SUPPLEMENT AND, BY ITS ACCEPTANCE THEREOF, EACH HOLDER OF A CERTIFICATE, AGREES AND ACKNOWLEDGES THAT EACH PARTY HERETO HAS AGREED THAT EACH OF THEM AND THEIR EMPLOYEES, REPRESENTATIVES AND OTHER AGENTS MAY DISCLOSE, IMMEDIATELY UPON COMMENCEMENT OF DISCUSSIONS, TO ANY AND ALL PERSONS THE TAX TREATMENT AND TAX STRUCTURE OF THE CERTIFICATES AND THE REMICS, THE TRANSACTIONS DESCRIBED HEREIN AND ALL MATERIALS OF ANY KIND (INCLUDING OPINIONS OR OTHER TAX ANALYSES) THAT ARE PROVIDED TO ANY OF THEM RELATING TO SUCH TAX TREATMENT AND TAX STRUCTURE EXCEPT WHERE CONFIDENTIALITY IS REASONABLY NECESSARY TO COMPLY WITH THE SECURITIES LAWS OF ANY APPLICABLE JURISDICTION.

  TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

Caption                       Page

SUMMARY OF PROSPECTUS
SUPPLEMENT                    S-1
RISK FACTORS                  S-14
THE MORTGAGE POOL             S-22
General                       S-22
Special Characteristics of
the Mortgage Loans            S-23
Indices on the Mortgage
Loans                         S-23
THE MASTER SERVICER AND THE
SERVICERS                     S-25
General                       S-25
The Master Servicer           S-26
The Servicers                 S-26
MORTGAGE LOAN ORIGINATION     S-31
General                       S-31
ADDITIONAL INFORMATION        S-35
DESCRIPTION OF THE
   CERTIFICATES               S-35
General                       S-35
Registration of the
Book-Entry
   Certificates               S-37
Definitive Certificates       S-38
Distributions on the
Certificates                  S-39
Interest Distributions        S-42
Principal Distributions on
the Senior Certificates       S-45
Principal Distributions on
the Subordinate Certificates  S-47
Monthly Advances              S-48
Reports to
Certificateholders            S-48
Allocation of Losses;
Subordination                 S-49
Restrictions on Transfer of
the Residual Certificates     S-51
YIELD ON THE CERTIFICATES     S-51
General                       S-51
Prepayment Considerations     S-52
Allocation of Principal
Payments                      S-53
Interest Shortfalls and
Realized Losses               S-54

Caption                       Page

Pass-Through Rates            S-55
Assumed Final Distribution
Date                          S-55
Weighted Average Life         S-56
Yield Sensitivity Of The
Subordinate Certificates      S-67
Additional Yield
Considerations Applicable
Solely To The Residual
Certificates                  S-67
POOLING AND SERVICING
AGREEMENT                     S-68
General                       S-68
Assignment of the Mortgage
Loans                         S-69
Representations and
Warranties                    S-69
The Trustee                   S-70
The Securities Administrator  S-70
Servicing and Other
Compensation and Payment of
Expenses                      S-70
Realization Upon Defaulted
   Mortgage Loans             S-71
The Protected Accounts        S-71
The Master Servicer
Collection Account            S-72
The Distribution Account      S-72
Voting Rights                 S-73
Termination                   S-73
FEDERAL INCOME TAX
CONSEQUENCES                  S-73
General                       S-74
Special Tax Considerations
Applicable to Residual
Certificates                  S-75
Characterization of the
Offered
   Certificates               S-77
METHOD OF DISTRIBUTION        S-77
SECONDARY MARKET              S-78
LEGAL OPINIONS                S-78
RATINGS                       S-78
LEGAL INVESTMENT              S-80
ERISA CONSIDERATIONS          S-81
GLOSSARY                      S-84

-i-

SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary is a very broad overview of the offered certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the offered certificates, read carefully this entire prospectus supplement and the entire accompanying prospectus. A glossary is included at the end of this prospectus supplement. Capitalized terms used but not defined in the glossary at the end of this prospectus supplement or in the following summary have the meanings assigned to them in the glossary at the end of the prospectus.

Issuer or Trust	Bear Stearns ALT-A Trust 2005-3.
Title of Series	Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2005-3.
Cut-off Date	March 1, 2005.
Closing Date	On or about March 31, 2005.
Depositor	Structured Asset Mortgage Investments II Inc.
Seller	EMC Mortgage Corporation, an affiliate of the depositor.
Master Servicer	Wells Fargo Bank, National Association.
Servicers

EMC Mortgage Corporation and GMAC Mortgage Corporation. The remainder of the mortgage loans will be serviced by various servicers, none of which will service more than 10% of the mortgage loans in the aggregate.

Trustee	JPMorgan Chase Bank, National Association.
Securities Administrator	Wells Fargo Bank, National Association.
Distribution Dates	Distributions on the offered certificates will be made on the 25th day of each month, or, if such day is not a business day, on the next succeeding business day, beginning in April 2005.
Offered Certificates	The classes of offered certificates and their pass-through rates and current principal amounts are set forth in the table below.

Offered Certificates

Class	Pass-Through Rate	Initial Current Principal Amount	Initial Rating (S&P/Moody’s)	Designation
I-A-1	Variable Rate	$ 146,436,000	AAA/Aaa	Group I Senior
II-A-1	Variable Rate	$ 57,000,000	AAA/Aaa	Group II Super Senior
II-A-2	Variable Rate	$ 1,647,000	AAA/Aa1	Group II Senior Support
II-A-3	Variable Rate	$ 38,368,000	AAA/Aaa	Group II Senior
III-A-1	Variable Rate	$ 250,000,000	AAA/Aaa	Group III Super Senior
III-A-2	Variable Rate	$ 22,353,000	AAA/Aa1	Group III Senior Support
III-A-3	Variable Rate	$ 262,258,000	AAA/Aaa	Group III Senior
IV-A-1	Variable Rate	$ 178,500,000	AAA/Aaa	Group IV Super Senior
IV-A-2	Variable Rate	$ 15,960,000	AAA/Aa1	Group IV Senior Support
IV-A-3	Variable Rate	$ 168,893,000	AAA/Aaa	Group IV Senior
R	Variable Rate	$ 100	AAA/NA	Residual
B-1	Variable Rate	$ 14,791,000	AA+/Aa1	Crossed Subordinate
B-2	Variable Rate	$ 12,943,000	AA+/Aa2	Crossed Subordinate
B-3	Variable Rate	$ 19,105,000	AA/A2	Crossed Subordinate
B-4	Variable Rate	$ 14,792,000	A/Baa2	Crossed Subordinate
B-5	Variable Rate	$ 8,628,000	BBB/NA	Crossed Subordinate
Total Offered Certificates:		$1,211,674,100

Non-Offered Certificates
Class	Pass-Through Rate	Initial Current Principal Amount	Initial Rating (S&P/Moody’s)	Designation
B-6	Variable Rate	$ 9,861,000	BB/NA	Crossed Subordinate
B-7	Variable Rate	$ 6,164,000	B/NA	Crossed Subordinate
B-8	Variable Rate	$ 4,932,402	NA	Crossed Subordinate
Total Non-Offered Certificates:		$ 20,957,402
Total Certificates:		$1,232,631,502

Other Information: The pass-through rates on the certificates are described in detail on pages S-8 and S-9 in this prospectus supplement.

The Trust

The depositor will establish a trust with respect to the Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2005-3, pursuant to a pooling and servicing agreement dated as of March 1, 2005, among the depositor, the master servicer, the securities administrator, the trustee and the seller.

See “Description of the Certificates” in this prospectus supplement.

The certificates represent in the aggregate the entire beneficial ownership interest in the trust. Distributions of interest and/or principal on the offered certificates will be made only from payments received in connection with the mortgage loans described below.

Originators

Approximately 41.28%, 39.09%, 53.94% and 47.58% of the group I, group II, group III and group IV mortgage loans, respectively, were originated by EMC Mortgage Corporation, or EMC. Approximately 15.89% and 26.98% of the group III and group IV mortgage loans, respectively, were originated by GMAC Mortgage Corporation, or GMACM. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate.

The Servicers

Approximately 57.34% of the mortgage loans will be serviced by EMC and approximately 16.03% of the mortgage loans will be serviced by GMACM. The remainder of the mortgage loans will be serviced by various servicers, none of which will service more than 10% of the mortgage loans in the aggregate.

The Mortgage Loans

The trust will contain approximately 5,001 first lien adjustable rate mortgage loans secured by one- to four-family residential real properties and individual condominium units.

The mortgage loans have an aggregate principal balance of approximately $1,232,631,402 as of the Cut-off Date.

After an initial fixed-rate period of three, five or ten years, the interest rate on each mortgage loan will be adjusted semi-annually based on Six-Month LIBOR, or annually based on One-Year LIBOR or One-Year Treasury, to equal the related index plus a fixed percentage set forth in or computed in accordance with the related note subject to rounding and to certain other limitations, including an initial cap, a subsequent periodic cap on each adjustment date and a maximum lifetime mortgage rate, all as more fully described under “The Mortgage Pool” in this prospectus supplement. The related index is as described under “The Mortgage Pool—Indices on the Mortgage Loans” in this prospectus supplement.

The mortgage loans have been divided into four principal loan groups, designated as group I, group II, group III and group IV as more fully described below and in Schedule A to this prospectus supplement. The group I, group II, group III and group IV certificates will be entitled to receive distributions solely with respect to the group I, group II, group III and group IV mortgage loans, respectively, except under the limited circumstances described in this prospectus supplement.

Approximately 90.53%, 87.46%, 87.77% and 87.31% of the group I, group II, group III and group IV mortgage loans,

respectively, will require payment of interest only for the initial period set forth in the related mortgage note.

Approximately 3.42%, 2.55%, 6.09% and 4.71% of the group I, group II, group III and group IV mortgage loans, respectively, are assumable in accordance with the terms of the related mortgage note.

The Group I Mortgage Loans

The following table summarizes the approximate characteristics of all of the mortgage loans in group I as of the cut-off date:

Number of mortgage loans:	799
Aggregate scheduled principal	$158,138,749
Range of scheduled principal balances:	$48,000 to $639,525
Average scheduled principalbalance:	$197,921
Range of mortgage rates (per annum):	4.000% to 8.125%
Weighted average mortgage rate (per annum):	5.558%
Range of remaining terms to stated maturity (months):	351 to 360
Weighted average remaining term to stated maturity (months):	358
Weighted average loan-to-value ratio at origination:	78.91%
Weighted average gross margin (per annum):	2.485%
Weighted average cap at first interest adjustment date (per annum):	3.226%
Weighted average periodic cap (per annum):	1.352%
Weighted average maximum lifetime mortgage rate (per annum):	11.200%
Weighted average months to first interest adjustment date (months):	34

Loan Index Type:

1 Year LIBOR	4.12%
1 Year Treasury	18.75%
6 Month LIBOR	77.14%

The principal balances of the group I mortgage loans will not exceed the limits established by Freddie Mac in connection with Freddie Mac’s mortgage loan purchase program.

The Group II Mortgage Loans

The following table summarizes the approximate characteristics of all of the mortgage loans in group II as of the cut-off date:

Number of mortgage loans:	220
Aggregate scheduled principal balance:	$104,768,307
Range of scheduled principal balances:	$49,907 to $1,198,998
Average scheduled principal balance:	$476,220
Range of mortgage rates (per annum):	4.000% to 6.750%
Weighted average mortgage rate (per annum):	5.431%
Range of remaining terms to stated maturity (months):	354 to 359
Weighted average remaining term to stated maturity (months):	357
Weighted average loan-to-value ratio at origination:	74.61%
Weighted average gross margin (per annum):	2.447%
Weighted average cap at first interest adjustment date (per annum):	3.530%

Weighted average periodic cap (per annum):	1.373%

Weighted average maximum lifetime mortgage rate (per annum):	10.975%
Weighted average months to first interest adjustment date (months):	33
Loan Index Type:
1 Year LIBOR	12.01%
1 Year Treasury	14.10%
6 Month LIBOR	73.89%

The Group III Mortgage Loans

The following table summarizes the approximate characteristics of all of the mortgage loans in group III as of the cut-off date:

Number of mortgage loans:	3,051
Aggregate scheduled principal balance:	$577,334,070
Range of scheduled principal balances:	$44,800 to $650,000
Average scheduled principal balance:	$189,228
Range of mortgage rates (per annum):	4.000% to 8.500%
Weighted average mortgage rate (per annum):	5.939%
Range of remaining terms to stated maturity (months):	350 to 360
Weighted average remaining term to stated maturity (months):	358
Weighted average loan-to-value ratio at origination:	78.45%
Weighted average gross margin (per annum):	2.314%
Weighted average cap at first interest adjustment date (per annum):	5.110%
Weighted average periodic cap (per annum):	1.355%

Weighted average maximum lifetime mortgage rate (per annum):	11.098%
Weighted average months to first interest adjustment date (months):	58

Loan Index Type:

1 Year LIBOR	21.69%
1 Year Treasury	2.45%
6 Month LIBOR	75.86%

The principal balances of the group III mortgage loans will not exceed the limits established by Freddie Mac in connection with Freddie Mac’s mortgage loan purchase program.

The Group IV Mortgage Loans

The following table summarizes the approximate characteristics of all of the mortgage loans in group IV as of the cut-off date:

Number of mortgage loans:	931
Aggregate scheduled principal balance:	$392,390,277
Range of scheduled principal balances:	$50,037 to $2,000,000
Average scheduled principal balance:	$421,472
Range of mortgage rates (per annum):	4.250% to 7.875%
Weighted average mortgage rate (per annum):	5.771%
Range of remaining terms to stated maturity (months):	354 to 359

Weighted average remaining term to stated maturity (months):	357

Weighted average loan-to-value ratio at origination:	73.75%
Weighted average gross margin (per annum):	2.294%
Weighted average cap at first interest adjustment date (per annum):	5.056%
Weighted average periodic cap (per annum):	1.500%
Weighted average maximum lifetime mortgage rate (per annum):	10.876%
Weighted average months to first interest adjustment date (months):	57

Loan Index Type:

1 Year LIBOR	40.90%
1 Year Treasury	3.47%
6 Month LIBOR	55.63%

All Mortgage Loans

The following table summarizes the approximate characteristics of the mortgage loans in all four loan groups as of the cut-off date:

Number of mortgage loans:	5,001
Aggregate scheduled principal balance:	$1,232,631,402
Range of scheduled principal balances:	$44,800 to $2,000,000
Average scheduled principal balance:	$246,477
Range of mortgage rates (per annum):	4.000% to 8.500%
Weighted average mortgage rate (per annum):	5.794%
Range of remaining terms to stated maturity (months):	350 to 360
Weighted average remaining term to stated maturity (months):	358

Weighted average loan-to-value ratio at origination:	76.68%
Weighted average gross margin (per annum):	2.341%
Weighted average cap at first interest adjustment date (per annum):	4.717%
Weighted average periodic cap (per annum):	1.402%
Weighted average maximum lifetime mortgage rate (per annum):	11.030%
Weighted average months to first interest adjustment date (months):	52

Loan Index Type:

1 Year LIBOR	24.73%
1 Year Treasury	5.86%
6 Month LIBOR	69.42%

For additional information regarding the mortgage loans, see “The Mortgage Pool” in this prospectus supplement and Schedule A, which is attached and is part of this prospectus supplement.

Description of the Certificates

General

The trust will issue the certificates in four certificate groups. The Class I-A-1 Certificates will represent interests principally in loan group I, and are sometimes referred to herein as the group I senior certificates. The Class II-A-1, Class II-A-2 and Class II-A-3 Certificates will represent interests principally in loan group II and are sometimes referred to herein as the group II senior certificates or the Class II-A Certificates. The Class III-A-1, Class III-A-2 and Class III-A-3 Certificates will represent interests principally in loan group III and are sometimes referred to herein as the group III senior certificates or the Class III-A Certificates. The Class IV-A-1, Class IV-A-2 and Class IV-A-3 Certificates will represent interests principally in loan group IV and are sometimes referred to herein as the group IV senior certificates or the Class IV-A Certificates. Payments of interest and principal on each class of senior certificates will be made first from mortgage loans in the related loan group and thereafter, in limited circumstances as further described herein, from mortgage loans in the other loan groups.

The Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates will each represent subordinated interests in all of the mortgage loans and are sometimes referred to herein as the offered subordinate certificates.

In addition, the Class R Certificates (also referred to herein as the Class R Certificates or the residual certificates) will represent the residual interests in the real estate mortgage investment conduits established by the trust. The Class R, Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3, Class III-A-1, Class III-A-2, Class III-A-3, Class IV-A-1, Class IV-A-2, Class IV-A-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates are sometimes referred to herein as the offered certificates.

The trust will also issue Class B-6, Class B-7 and Class B-8 Certificates, which are not offered by this prospectus supplement, and are sometimes referred to herein as the non-offered subordinate certificates. The non-offered subordinate certificates, together with the offered subordinate certificates are sometimes referred to herein as the subordinate certificates. The non-offered subordinate certificates have an initial principal balance of approximately $20,957,402.

The non-offered subordinate certificates, together with the offered certificates are sometimes referred to herein as the certificates.

The assumed final distribution date for the offered certificates is April 25, 2035.

Record Date

For each class of offered certificates, and for any distribution date, the close of business on the last business day of the month preceding the month in which such distribution date occurs.

Denominations

For each class of senior certificates, other than the residual certificates, $1,000 and multiples of $1.00 in excess thereof except that one certificate of each class may be issued in the remainder of the class. For each class of offered subordinate certificates, $25,000 and multiples of $1.00 in excess thereof except that one certificate of each class may be issued in the remainder of the class.

The residual certificate will be issued as a single certificate of $100.

Registration of Offered Certificates

The trust will issue the offered certificates, other than the residual certificates, initially in book-entry form. Persons acquiring interests in these offered certificates will hold their beneficial interests through The Depository Trust Company. The trust will issue the residual certificates in certificated fully-registered form.

We refer you to “Description of the Certificates—Registration of the Book-Entry Certificates” in this prospectus supplement.

Pass Through Rates

The pass-through rates on each class of offered certificates are as follows:

The Class I-A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the group I mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.172% per annum.

The Class II-A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the group II mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.056% per annum.

The Class II-A-2 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the group II mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.056% per annum.

The Class II-A-3 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the group II mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.056% per annum.

The Class III-A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the group III mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.569% per annum.

The Class III-A-2 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the group III mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.569% per annum.

The Class III-A-3 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the group III mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.569% per annum.

The Class IV-A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the group IV mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.409% per annum.

The Class IV-A-2 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the group IV mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.409% per annum.

The Class IV-A-3 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the net rates of the group IV mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.409% per annum.

The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates will each bear interest at a variable pass-through rate equal to the weighted average of the weighted average net rates of the mortgage loans in each loan group weighted in proportion to the excess of the aggregate scheduled principal balance of each such loan group over the aggregate current principal balance of the senior certificates related to such loan group. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.424% per annum.

The Class R Certificates do not have a pass-through rate and will not bear interest.

Interest Payments

On each distribution date holders of the offered certificates (other than the Class R Certificates) will be entitled to receive:

•	the interest that has accrued on the current principal amount of such certificates at the related pass-through rate during the related accrual period, and
•	any interest due on a prior distribution date that was not paid, less
•	interest shortfalls allocated to such certificates.

The accrual period for the offered certificates (other than the Class R Certificates) will be the calendar month immediately preceding the calendar month in which a distribution date occurs. Calculations of interest on the offered certificates (other than the Class R Certificates) will be based on a 360-day year that consists of twelve 30-day months.

Principal Payments

On each distribution date, holders of the offered certificates will receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal. Monthly principal distributions on the Class I-A-1 Certificates will generally include principal payments on the group I mortgage loans. Monthly principal distributions on the Class II-A Certificates will generally include principal payments on the group II mortgage loans. Monthly principal distributions on the Class III-A Certificates will generally include principal payments on the group III mortgage loans. Monthly principal distributions on the Class IV-A Certificates will generally include principal payments on the group IV mortgage loans. You should review the priority of payments described under “Description of the Certificates — Distributions on the Certificates” in this prospectus supplement. See also “Description of the Certificates— Principal Distributions on the Senior Certificates” and “—Principal Distributions on the Subordinate Certificates” in this prospectus supplement.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the offered certificates consists of subordination. By issuing senior certificates and subordinate certificates, the trust has increased the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a payment priority over the subordinate certificates. Among the classes of subordinate certificates, each class of Class B Certificates with a lower numerical class designation will have payment priority over each class of Class B Certificates with a higher numerical class designation.

Subordination provides the holders of certificates of a certificate group having a higher payment priority with protection against losses realized when the remaining unpaid principal balance on a mortgage loan in the related loan group exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. This loss protection is accomplished by allocating the principal portion of any realized losses on the mortgage loans among the certificates, beginning with the subordinate certificates with the lowest payment priority, until the current principal amount of that subordinate class has been reduced to zero. The principal portion of realized losses are then allocated to the next most junior class of subordinate certificates, until the current principal amount of each class of subordinate certificates is reduced to zero. If no subordinate certificates remain outstanding, the principal portion of realized losses will be allocated, in the case of realized losses on the group I mortgage loans, to the Class I-A-1 Certificates, in the case of realized losses on the group II mortgage loans, concurrently and pro rata to (i) the Class II-A-3 Certificates until the current principal amount of the Class II-A-3 Certificates has been reduced to zero and (ii) the Class II-A-2 Certificates and the Class II-A-1 Certificates, sequentially in that order, until the current principal amount of each such class thereof has been reduced to zero, in the case of realized losses on the group III mortgage loans, concurrently and pro rata to (i) the Class III-A-3 Certificates until the current principal amount of the Class III-A-3 Certificates has been reduced to zero and (ii) the Class III-A-2 Certificates and the Class III-A-1 Certificates, sequentially in that order, until the current principal amount of each such class thereof has been reduced to zero, and in the case of realized losses on the group IV mortgage loans, concurrently and pro rata to (i) the Class IV-A-3 Certificates until the current principal amount of the Class IV-A-3 Certificates has been reduced to zero and (ii) the Class IV-A-2 Certificates and the Class IV-A-1 Certificates, sequentially in that order, until the current principal amount of each such class thereof has been reduced to zero.

As of the closing date, the aggregate current principal amount of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates will equal approximately 7.40% of the aggregate current principal amount of all classes of the certificates. As of the closing date, the aggregate current principal amount of the Class B-6, Class B-7 and Class B-8 Certificates will equal approximately 1.70% of the aggregate current principal amount of all classes of the certificates.

In addition, to extend the period during which the subordinate certificates remain available as credit enhancement to the senior certificates, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related loan group will be allocated to the senior certificates of the related certificate group to the extent described in this prospectus supplement on each distribution date during the first seven years after the closing date (with such allocation to be subject to further reduction over an additional four year period thereafter as described in this prospectus supplement), unless certain subordination levels are achieved and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior certificates relating to each loan group as a whole while, in the absence of realized losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the mortgage loans in such loan group the subordinate certificates evidence.

See “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement.

Advances

Each servicer will make cash advances with respect to delinquent payments of scheduled interest and principal on the mortgage loans for which it acts as servicer, in general, to the extent that such servicer reasonably believes that such cash advances can be repaid from future payments on the related mortgage loans. If the related servicer fails to make any required advances, the master servicer may be obligated to do so, as described in this prospectus supplement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Optional Termination

At its option, the depositor or its designee may purchase from the trust all the mortgage loans, together with any properties in respect thereof acquired on behalf of the trust, and thereby effect termination and early retirement of the certificates after the scheduled principal balance of the mortgage loans (and properties acquired in respect thereof), remaining in the trust has been reduced to less than 10% of the scheduled principal balance of the mortgage loans, as of the cut-off date.

See “Pooling and Servicing Agreement—Termination” in this prospectus supplement.

Federal Income Tax Consequences

One or more elections will be made to treat the mortgage loans and certain related assets as one or more real estate mortgage investment conduits for federal income tax purposes.

See “Federal Income Tax Consequences” in this prospectus supplement.

Ratings

It is a condition to the issuance of the certificates that the offered certificates receive the following ratings from Standard & Poors Rating Services, a division of The McGraw-Hill Companies, Inc., which is referred to herein as S&P, and Moody’s Investors Service, Inc., which is referred to herein as Moody’s:

Offered Certificates	S&P	Moody’s
Class I-A-1	AAA	Aaa
Class II-A-1	AAA	Aaa
Class II-A-2	AAA	Aa1
Class II-A-3	AAA	Aaa
Class III-A-1	AAA	Aaa
Class III-A-2	AAA	Aa1
Class III-A-3	AAA	Aaa
Class IV-A-1	AAA	Aaa
Class IV-A-2	AAA	Aa1
Class IV-A-3	AAA	Aaa
Class R	AAA	NA
Class B-1	AA+	Aa1
Class B-2	AA+	Aa2
Class B-3	AA	A2
Class B-4	A	Baa2
Class B-5	BBB	NA

A rating is not a recommendation to buy, sell or hold securities and either rating agency can revise or withdraw such ratings at any time. In general, ratings address credit risk and do not address the likelihood of prepayments.

See “Yield on the Certificates” and “Ratings” in this prospectus supplement and “Yield Considerations” in the prospectus.

Legal Investment

The offered certificates (other than the Class B-3, Class B-4 and Class B-5 Certificates) will constitute “mortgage related securities” for purposes of SMMEA. The Class B-3, Class B-4 and Class B-5 Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

See “Legal Investment” in this prospectus supplement and “Legal Investment Matters” in the prospectus.

ERISA Considerations

The offered certificates (other than the residual certificates) may be purchased by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the offered certificates.

See “ERISA Considerations” in this prospectus supplement.

RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the offered certificates:

The Offered Certificates Will Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

The underwriter intends to make a secondary market in the offered certificates, however the underwriter will not be obligated to do so. There can be no assurance that a secondary market for the offered certificates will develop or, if it does develop, that it will provide holders of the offered certificates with liquidity of investment or that it will continue for the life of the offered certificates. As a result, any resale prices that may be available for any offered certificate in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The offered certificates will not be listed on any securities exchange.

Credit Enhancement Is Limited; the Failure of Credit Enhancement to Cover Losses on the Trust Fund Assets May Result in Losses Allocated to the Offered Certificates.

The subordination of the Class B-6, Class B-7 and Class B-8 Certificates to the offered certificates as described in this prospectus supplement, is intended to enhance the likelihood that holders of the senior certificates, and to a more limited extent, that holders of the offered subordinate certificates, will receive regular payments of interest and principal and to provide the holders of the senior certificates, and to a more limited extent, the holders of the offered subordinate certificates, with protection against losses realized when the remaining unpaid principal balance on a mortgage loan in the related loan group exceeds the amount of proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the principal portion of any realized losses among the certificates, beginning with the subordinate certificates with the lowest payment priority, until the current principal amount of that subordinate class has been reduced to zero. The principal portion of realized losses are then allocated to the next most junior class of subordinate certificates, until the current principal amount of each class of subordinate certificates is reduced to zero. If no subordinate certificates remain outstanding, the principal portion of realized losses will be allocated, in the case of realized losses on the group I mortgage loans, to the Class I-A-1 Certificates, in the case of realized losses on the group II mortgage loans, concurrently and pro rata to (i) the Class II-A-3 Certificates until the current principal amount of the Class II-A-3 Certificates has been reduced to zero and (ii) the Class II-A-2 Certificates and the Class II-A-1 Certificates, sequentially in that order, until the current principal amount of each such class thereof has been reduced to zero, in the case of realized losses on the group III mortgage loans, concurrently and pro rata to (i) the Class III-A-3 Certificates until the current principal amount of the Class III-A-3 Certificates has been reduced to zero and (ii) the Class III-A-2 Certificates and the Class III-A-1 Certificates, sequentially in that order, until the current principal amount of each such class thereof has been reduced to zero, and in the case of realized losses on the group IV mortgage loans, concurrently and pro rata to (i) the Class IV-A-3 Certificates until the current principal amount of the Class IV-A-3 Certificates has been reduced to zero and (ii) the Class IV-A-2 Certificates and the Class IV-A-1 Certificates, sequentially in that order, until the current principal amount of each such class thereof has been reduced to zero. Accordingly, if the aggregate current principal amount of the non-offered subordinate certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans would reduce the amount of funds available for monthly distributions to the holders of the offered subordinate certificates and, if the aggregate current principal amount of the offered subordinate certificates were to be reduced to zero, delinquencies and defaults on the mortgage loans in the related loan group would reduce the amount of funds available for monthly distributions to the holders of the senior certificates in the related certificate group.

The ratings of the offered certificates by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis. Neither the depositor, the master servicer, any servicer, the securities administrator, the trustee nor any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the offered certificates. See “Description of Credit Enhancement—Reduction or Substitution of Credit Enhancement” in the prospectus.

The Rate and Timing of Principal Distributions on the Offered Certificates Will Be Affected by Prepayment Speeds.

The rate and timing of distributions allocable to principal on the offered certificates will depend, in general, on the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the mortgage loans in the related loan group and the allocation thereof to pay principal on these certificates as provided in this prospectus supplement. As is the case with mortgage pass-through certificates generally, the offered certificates are subject to substantial inherent cash-flow uncertainties because the mortgage loans may be prepaid at any time. However, with respect to approximately 39.23%, 35.71%, 16.09% and 24.12% of the group I, group II, group III and group IV mortgage loans, respectively, a prepayment within six months to five years of its origination may subject the related mortgagor to a prepayment charge, which may act as a deterrent to prepayment of the mortgage loan. See “The Mortgage Pool” in this prospectus supplement.

Generally, when prevailing interest rates are increasing, prepayment rates on mortgage loans tend to decrease. A decrease in the prepayment rates on the mortgage loans will result in a reduced rate of return of principal to investors in the offered certificates at a time when reinvestment at higher prevailing rates would be desirable.

Conversely, when prevailing interest rates are declining, prepayment rates on mortgage loans tend to increase. An increase in the prepayment rates on the mortgage loans will result in a greater rate of return of principal to investors in the offered certificates, at time when reinvestment at comparable yields may not be possible.

On each distribution date during the first seven years after the closing date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a loan group will be allocated to the senior certificates in the related certificate group, with such allocation to be subject to further reduction over an additional four year period thereafter, as described in this prospectus supplement, unless the amount of subordination provided to the senior certificates by the subordinate certificates is twice the amount as of the cut-off date, and certain loss and delinquency tests are satisfied. This will accelerate the amortization of the senior certificates in each certificate group as a whole while, in the absence of losses in respect of the mortgage loans in the related loan group, increasing the percentage interest in the principal balance of the mortgage loans the subordinate certificates evidence.

For further information regarding the effect of principal prepayments on the weighted average lives of the offered certificates, see “Yield on the Certificates” in this prospectus supplement, including the tables entitled “Percent of Initial Principal Amount Outstanding at the Following CPR Percentage” in this prospectus supplement.

The Yield to Maturity on the Offered Certificates Will Depend on a Variety of Factors.

The yield to maturity on the offered certificates will depend, in general, on:

•	the applicable purchase price; and
•

the rate and timing of principal payments (including prepayments and collections upon defaults, liquidations and repurchases) on the related mortgage loans and the allocation thereof to reduce the current principal amount of the offered certificates, as well as other factors.

The yield to investors on the offered certificates will be adversely affected by any allocation thereto of interest shortfalls on the mortgage loans.

In general, if the offered certificates are purchased at a premium and principal distributions occur at a rate faster than anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that assumed at the time of purchase. Conversely, if the offered certificates are purchased at a discount and principal distributions occur at a rate slower than that anticipated at the time of purchase, the investor’s actual yield to maturity will be lower than that originally assumed.

The proceeds to the depositor from the sale of the offered certificates were determined based on a number of assumptions, including a 25% constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of the mortgage loans. No representation is made that the mortgage loans will prepay at this rate or at any other rate, or that the mortgage loans will prepay at the same rate. The yield assumptions for the offered certificates will vary as determined at the time of sale. See “Yield on the Certificates” in this prospectus supplement.

A Transfer of Servicing May Result in an Increased Risk of Delinquency and Loss on the Mortgage Loans.

The primary servicing for a portion of the mortgage loans will be transferred to EMC on or before April 1, 2005. Investors should note that when the servicing of mortgage loans is transferred, there is generally an increase in delinquencies associated with such transfer. Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the offered certificates. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on those mortgage loans.

The Underwriting Standards of Some of the Mortgage Loans Do Not Conform to the Standards of Fannie Mae or Freddie Mac, And May Present a Greater Risk of Loss with Respect to those Mortgage Loans.

Some of the mortgage loans were underwritten in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan that is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the related originator's non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the related offered certificates.

Book-Entry Securities May Delay Receipt of Payment and Reports.

If the trust fund issues certificates in book-entry form, certificateholders may experience delays in receipt of payments and/or reports since payments and reports will initially be made to the book-entry depository or its nominee. In addition, the issuance of certificates in book-entry form may reduce the liquidity of certificates so issued in the secondary trading market since some investors may be unwilling to purchase certificates for which they cannot receive physical certificates.

The Securities Are Not Suitable Investments for All Investors.

The certificates are complex investments that are not appropriate for all investors. The interaction of the factors described above is difficult to analyze and may change from time to time while the certificates are outstanding. It is impossible to predict with any certainty the amount or timing of distributions on the certificates or the likely return on an investment in any such securities. As a result, only sophisticated investors with the resources to analyze the potential risks and rewards of an investment in the certificates should consider such an investment.

Some of the Mortgage Loans Have an Initial Interest Only Period, Which May Result in Increased Delinquencies and Losses.

As of the cut-off date, approximately 90.53%, 87.46%, 87.77% and 87.31% of the group I, group II, group III and group IV mortgage loans, respectively, have an initial interest only period. During this period, the payment made by the related mortgagor will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled payments during this period. As a result, no principal payments will be made to the certificates from these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors, particularly if interest rates have increased and the mortgagor is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the certificates.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these mortgagors of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

The Yield of Some Classes of Offered Certificates Are Particularly Sensitive to Defaults on the Mortgage Loans.

The weighted average lives of, and the yield to maturity on, the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates will be progressively more sensitive, to losses due to defaults on the mortgage loans (and the timing thereof), to the extent these losses are not covered by the subordinate certificates with a lower payment priority (including covered by the non-offered subordinate certificates, which are not offered by this prospectus supplement). Furthermore, as described in this prospectus supplement, the timing of receipt of principal and interest by any class of subordinate certificates may be adversely affected by losses on the mortgage loans even if this class does not ultimately bear this loss.

The Mortgage Loans Are Concentrated in the State of California, Which May Result in Losses with Respect to These Mortgage Loans.

As of the cut-off date, approximately 30.04%, 53.84%, 15.32% and 42.69% of the group I, group II, group III and group IV mortgage loans, respectively, are secured by property in the State of California. Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing the offered certificates may be concentrated in these regions, and any concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. Any risks associated with mortgage loan concentration may affect the yield to maturity of the offered certificates to the extent losses caused by these risks are not covered by the subordination provided by the non-offered subordinate certificates.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery in Respect of the Mortgaged Property and, in Some Instances, Limit the Amount that May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans That Might be Allocated to the Offered Certificates.

Foreclosure procedures may vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than th e full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce distributions in respect of the offered certificates. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages and Some Contracts” in the prospectus.

The Value of the Mortgage Loans May Be Affected By, Among Other Things, a Decline in Real Estate Values, Which May Result in Losses on the Offered Certificates.

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, in the mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In some areas of the United States, real estate values have risen at a greater rate in recent years than in the past. In particular, mortgage loans with high principal balances or high loan-to-value ratios will be affected by any decline in real estate values. Real estate values in any area of the country may be affected by several factors, including population trends, mortgage interest rates, and the economic well-being of that area. Any decrease in the value of the mortgage loans may result in the allocation of losses which are not covered by credit enhancement to the offered certificates.

The Ratings on the Offered Certificates are Not a Recommendation to Buy, Sell or Hold the Offered Certificates and are Subject to Withdrawal at any Time, Which May Affect the Liquidity or the Market Value of the Offered Certificates.

It is a condition to the issuance of the offered certificates that each class of offered certificates be rated in the categories shown on page S-2 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any offered certificate, and, accordingly, there can be no assurance that the ratings assigned to any offered certificate on the date on which the offered certificates are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the related offered certificates may be adversely affected. See “Ratings” in this prospectus supplement and “Rating” in the prospectus.

The Mortgage Loans May Have Limited Recourse to the Related Borrower, Which May Result in Losses with Respect to These Mortgage Loans.

Some or all of the mortgage loans included in the trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to those mortgage loans, recourse in the event of mortgagor default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the mortgagor and its assets generally, there can be no assurance that enforcement of the recourse provisions will be practicable, or that the other assets of the mortgagor will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. Any risks associated with mortgage loans with no or limited recourse may affect the yield to maturity of the offered certificates to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the offered certificates.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans.

To the extent that a servicer or the master servicer (in its capacity as successor servicer) for a mortgage loan acquires title to any related mortgaged property which is contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur additional losses. See “Servicing of Mortgage Loans—Realization Upon or Sale of Defaulted Mortgage Loans” and “Legal

Aspects of Mortgage Loans—Environmental Legislation” in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the offered certificates, to the extent not covered by credit enhancement, may be affected.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans.

Applicable state and local laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans. The mortgage loans are also subject to various federal laws.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See “Legal Aspects of Mortgage Loans” in the prospectus.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied at the time of origination. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the seller will be required to purchase that mortgage loan from the trust.

On the closing date, the seller will represent that each mortgage loan at the time it was made complied in all material respects with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws; and each mortgage loan has been serviced in all material respects in accordance with all applicable laws and regulations, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and all predatory lending laws and the terms of the related mortgage note, the mortgage and other loan documents. In the event of a breach of this representation, the seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

The Return on the Offered Certificates Could be Reduced by Shortfalls Due to The Application of the Servicemembers Civil Relief Act and Similar State Laws.

The Servicemembers Civil Relief Act, formerly known as the Soldiers’ and Sailors’ Civil Relief Act of 1940, or the Relief Act, and similar state laws provide relief to mortgagors who enter active military service and to mortgagors in reserve status who are called to active military service after the origination of their mortgage loans. The military operations by the United States in Iraq and Afghanistan has caused an increase in the number of citizens in active military duty, including those citizens previously in reserve status. Under the Relief Act the interest rate applicable to a mortgage loan for which the related mortgagor is called to active military service will be reduced from the percentage stated in the related mortgage note to 6.00%. This interest rate reduction and any reduction provided under similar state laws will result in an interest shortfall because neither the master servicer nor the related servicer will be able to collect the amount of interest which otherwise would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable thereto. This shortfall will not be paid by the mortgagor on future due dates or advanced by the master servicer or the related servicer and, therefore, will reduce the amount available to pay interest to the certificateholders on subsequent distribution dates. We do not know how many mortgage loans in the mortgage pool have been or may be affected by the application of the Relief Act or similar state law. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan during the mortgagor’s period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to holders of the offered certificates.

The Residual Certificates Will Receive Limited Distributions of Principal and Interest and May Have Significant Tax Liabilities.

Holders of the residual certificates are entitled to receive distributions of principal and interest as described in this prospectus supplement, but the holders of the residual certificates are not expected to receive any distributions after the first distribution date. In addition, holders of the residual certificates will have tax liabilities with respect to their certificates during the early years of the term of the trust that substantially exceed the principal and interest payable during or prior to that time. See “Federal Income Tax Consequences” in this prospectus supplement and in the prospectus and “Yield on the Certificates—Additional Yield Considerations Applicable Solely to the Residual Certificates” in this prospectus supplement.

THE MORTGAGE POOL

General

References to percentages of the mortgage loans unless otherwise noted are calculated based on the aggregate unpaid principal balance of the mortgage loans as of the Cut-off Date.

All of the mortgage loans will be acquired by the Depositor on the date of issuance of the Offered Certificates from the Seller, an affiliate of the Depositor and the underwriter, pursuant to the Mortgage Loan Purchase Agreement. The Seller acquired the mortgage loans directly in privately negotiated transactions. See “Mortgage Loan Origination—General” in this prospectus supplement.

The mortgage pool will consist of approximately 5,001 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $1,232,631,402, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 10%. The mortgage loans have original terms to maturity of not greater than 30 years.

The mortgage pool has been divided into four loan groups, designated as Loan Group I, Loan Group II, Loan Group III and Loan Group IV, as more fully described below and in Schedule A to this prospectus supplement. Each group of mortgage loans is referred to herein as a Loan Group.

Loan Group I will consist of approximately 799 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $158,138,749, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 10%. The principal balance of each mortgage loan in Loan Group I will not exceed the limits established by Freddie Mac in connection with Freddie Mac’s mortgage loan purchase program.

Loan Group II will consist of approximately 220 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $104,768,307, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 10%.

Loan Group III will consist of approximately 3,051 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $577,334,070, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 10%. The principal balance of each mortgage loan in Loan Group III will not exceed the limits established by Freddie Mac in connection with Freddie Mac’s mortgage loan purchase program.

Loan Group IV will consist of approximately 931 first lien adjustable-rate mortgage loans secured by one- to four-family residences and individual condominium units, having an aggregate unpaid principal balance as of the Cut-off Date of approximately $392,390,277, after application of scheduled payments due on or before the Cut-off Date whether or not received and subject to a permitted variance of plus or minus 10%.

All of the mortgage loans are adjustable rate mortgage loans. After an initial fixed-rate period, the interest rate borne by each mortgage loan will be adjusted semi-annually based on Six-Month LIBOR, or annually based on One-Year LIBOR or One-Year Treasury, each referred to herein as an Index, computed in accordance with the related note, plus (or minus) the related gross margin, generally subject to rounding and to certain other limitations, including generally a maximum lifetime mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward adjustment on each interest adjustment date.

The mortgage loans are being serviced as described below under “The Master Servicer and the Servicers.” The mortgage loans were originated generally in accordance with the guidelines described in “Mortgage Loan Origination—General—EMC” and “—GMACM” in this prospectus supplement.

All of the mortgage loans have scheduled monthly payments due on the Due Date. Each mortgage loan will contain a customary “due-on-sale” clause.

The following paragraphs and the tables included in Schedule A set forth additional information with respect to the mortgage pool.

Approximately 39.23%, 35.71%, 16.09% and 24.12% of the Group I, Group II, Group III and Group IV mortgage loans, respectively, provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments. Generally, these mortgage loans provide for payment of a prepayment charge on partial or full prepayments made within six months to five years or such other period, as provided in the related mortgage note, from the date of origination of the mortgage loan. The Servicers will be entitled to all prepayment charges received on the mortgage loans, and these amounts will not be available for distribution on the Offered Certificates. The master servicer or the applicable servicer may, in its discretion, waive the collection of any otherwise applicable prepayment charge or reduce the amount thereof actually collected, and accordingly, there can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans.

None of the mortgage loans are covered by a lender-paid primary mortgage insurance policy.

Special Characteristics of the Mortgage Loans

Interest Only Loans. Approximately 90.53%, 87.46%, 87.77% and 87.31% of the Group I, Group II, Group III and Group IV mortgage loans, respectively, will require payments of interest only for the initial period set forth in the related mortgage note.

Assumable Mortgage Loans. Approximately 3.42%, 2.55%, 6.09% and 4.71% of the Group I, Group II, Group III and Group IV mortgage loans, respectively, are assumable in accordance with the terms of the related mortgage note. See “Yield on the Certificates” in this prospectus supplement and “Maturity and Prepayment Considerations” in the prospectus.

Indices on the Mortgage Loans

Six-Month LIBOR. Approximately 77.14%, 73.89%, 75.86% and 55.63% of the Group I, Group II, Group III and Group IV mortgage loans, respectively, will adjust semiannually based on Six-Month LIBOR. Six-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

The following does not purport to be representative of future levels of Six-Month LIBOR. No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any mortgage loan with an Index of Six-Month LIBOR.

	Six-Month LIBOR
Date	2000	2001	2002	2003	2004	2005
January 1	6.13%	6.20%	2.03%	1.38%	1.22%	2.78%
February 1	6.29	5.26	2.08	1.35	1.21	2.97
March 1	6.33	4.91	2.04	1.34	1.17
April 1	6.53	4.71	2.36	1.23	1.16
May 1	6.73	4.30	2.12	1.29	1.38
June 1	7.11	3.98	2.08	1.21	1.60
July 1	7.00	3.91	1.95	1.12	1.89
August 1	6.89	3.69	1.87	1.21	1.99
September 1	6.83	3.45	1.80	1.20	1.98
October 1	6.76	2.52	1.71	1.14	2.20
November 1	6.72	2.15	1.60	1.23	2.32
December 1	6.64	2.03	1.47	1.27	2.63

One-Year U.S. Treasury. Approximately 18.75%, 14.10%, 2.45% and 3.47% of the Group I, Group II, Group III and Group IV mortgage loans, respectively, will be based on the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, or One-Year U.S. Treasury, as reported by the Federal Reserve Board in statistical Release No. H.15(519), or the Release, as most recently available as of the date forty-five days, thirty-five days or thirty days prior to the adjustment date or on the adjustment date as published in the place specified in the related mortgage note and as made available as of the date specified in the related mortgage note. In the event that the Index specified in a mortgage note is no longer available, an index reasonably acceptable to the Trustee that is based on comparable information will be selected by the Master Servicer, to the extent that it is permissible under the terms of the related mortgage note and mortgage.

The following does not purport to be representative of future levels of One-Year U.S. Treasury. No assurance can be given as to the level of One-Year U.S. Treasury on any adjustment date or during the life of any mortgage loan with an Index of One-Year U.S. Treasury.

	One-Year U.S. Treasury
Date	2000	2001	2002	2003	2004	2005
January 1	6.70%	4.85%	2.11%	1.36%	1.24%	2.86%
February 1	6.22	4.68	2.22	1.30	1.24	3.03

March 1	6.22	4.30	2.57	1.24	1.19
April 1	6.15	3.98	2.48	1.27	1.43
May 1	6.38	3.78	2.35	1.18	1.78
June 1	6.17	3.58	2.20	1.01	2.12
July 1	6.08	3.62	1.96	1.12	2.10
August 1	6.18	3.47	1.76	1.31	2.02
September 1	6.13	2.82	1.72	1.24	2.01
October 1	6.01	2.33	1.65	1.25	2.23
November 1	6.09	2.18	1.49	1.34	2.50
December 1	5.60	2.22	1.45	1.31	2.67

One-Year LIBOR. Approximately 4.12%, 12.01%, 21.69% and 40.90% of the Group I, Group II, Group III and Group IV mortgage loans, respectively, will adjust annually based on One-Year LIBOR. One-Year LIBOR will be a per annum rate equal to the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and are most recently available as of the time specified in the related mortgage note.

The following does not purport to be representative of future levels of One-Year LIBOR. No assurance can be given as to the level of One-Year LIBOR on any adjustment date or during the life of any mortgage loan with an Index of One-Year LIBOR.

	One-Year LIBOR
Date	2000	2001	2002	2003	2004	2005
January 1	6.75%	5.17%	2.49%	1.45%	1.48%	3.10%
February 1	6.76	4.88	2.43	1.38	1.37	3.27
March 1	6.94	4.67	3.00	1.28	1.34
April 1	7.10	4.44	2.63	1.36	1.81
May 1	7.50	4.24	2.59	1.21	2.08
June 1	7.18	4.18	2.28	1.19	2.11
July 1	7.08	3.82	2.09	1.16	2.38
August 1	6.97	3.56	1.90	1.44	2.30
September 1	6.80	2.64	1.73	1.45	2.46
October 1	6.73	2.27	1.64	1.24	2.49
November 1	6.56	2.39	1.73	1.48	2.54
December 1	6.00	2.44	1.45	1.60	2.96

THE MASTER SERVICER AND THE SERVICERS

General

Wells Fargo Bank, National Association, referred to in this prospectus supplement as Wells Fargo or the Master Servicer, will act as the Master Servicer of the mortgage loans pursuant to the Pooling and Servicing Agreement, referred to herein as the Agreement, dated as of the Cut-off Date, among the Depositor, the Seller, the Master Servicer, the Securities Administrator, and the Trustee.

Primary servicing of the mortgage loans will be provided by EMC Mortgage Corporation, or EMC, GMAC Mortgage Corporation, or GMACM and various other servicers, none of which will service more than 10% of the mortgage loans in the aggregate, each in accordance with their respective servicing agreements which are collectively referred to herein as the Servicing Agreements. Each of the Servicing Agreements will require, among other things, that each servicer accurately and fully report its borrower credit files to credit repositories in a timely manner. Each of the Servicing Agreements will be assigned to the trust pursuant to various assignment, assumption and recognition agreements among the related mortgage loan originator, the related Servicer, the Seller and the Trustee on behalf of the certificateholders; provided, however, that the Seller will retain the right to enforce the representations and warranties made to it by each Servicer with respect to the related mortgage loans. The Servicers will be responsible for the servicing of the mortgage loans pursuant to the related Servicing Agreement, and the Master Servicer will be required to monitor their performance. In the event of a default by a Servicer under the related Servicing Agreement, the Master Servicer will be required to enforce any remedies against the related Servicer, and shall either find a successor Servicer or shall assume the primary servicing obligations for the related mortgage loans itself.

The information set forth in the following paragraphs with respect to the Master Servicer and the Servicers has been provided by the respective party. None of Depositor, the Seller, the Securities Administrator, the Underwriter, the Trustee, or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information. Furthermore, neither the Master Servicer, any Servicer, nor any of their respective affiliates have made or will make any representation as to the accuracy or completeness of the information set forth in the following paragraphs provided by any person other than itself.

The Master Servicer

Wells Fargo is a national banking association, with its master servicing offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045. Wells Fargo is engaged in the business of master servicing single family residential mortgage loans secured by properties located in all 50 states and the District of Columbia.

The Servicers

EMC, GMACM and various other servicers, none of which will service more than 10% of the mortgage loans in the aggregate, will service the related mortgage loans in accordance with their respective Servicing Agreements, which will be assigned to the trust on the Closing Date.

EMC

The information set forth in the following paragraphs has been provided by EMC Mortgage Company, or EMC. None of the Depositor, the Trustee, the Master Servicer, the Securities Administrator, the Underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

EMC, a wholly owned subsidiary of The Bear Stearns Companies Inc., was established as a full line mortgage banking company to facilitate the purchase and servicing of whole loan portfolios containing various levels of quality from “investment grade” to varying degrees of “non investment grade” up to and including mortgaged properties acquired through foreclosure or deed in lieu of foreclosure. EMC was incorporated in the State of Delaware on September 26, 1990 and commenced operation in Texas on October 9, 1990.

The principal business of EMC has been the resolution of non performing residential mortgage loan portfolios acquired from Resolution Trust Corporation, from private investors and from the Department of Housing and Urban Development through its auctions of defaulted Federal Housing Authority mortgage loans. EMC's servicing portfolio consists primarily of two categories:

•	performing investment quality loans serviced for EMC's own account or the account of Fannie Mae, Freddie Mac, private mortgage conduits and various institutional investors; and
•

non investment grade, sub performing loans, non performing loans and REO properties serviced for EMC's own account and for the account of investors in securitized performing and non performing collateral transactions.

EMC’s operations resemble those of most mortgage banking companies, except that significant emphasis is placed on the collection and due diligence areas, due to the nature of the mortgage portfolios purchased. As of November 30, 2004, EMC was servicing approximately $26.4 billion of mortgage loans and REO property.

Delinquency and Foreclosure Experience of EMC

The following table sets forth the delinquency and foreclosure experience of mortgage loans serviced by EMC as of the dates indicated. EMC's portfolio of mortgage loans may differ significantly from the mortgage loans backing the certificates in terms of underwriting standards, interest rates, principal balances, geographic distribution, types of properties and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans backing the certificates will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual delinquency experience on the mortgage loans will depend, among other things, upon the value of the real estate securing such mortgage loans and the ability of borrowers to make required payments.

Delinquency and Foreclosure Experience1

	As of November 30, 2001			As of November 30, 2002
	No. of Loans	Principal Balance[2]	% by Principal Balance	No. of Loans	Principal Balance[2]	% by Principal Balance
Current Loans	76,892	$4,291,550,897	58.30%	107,444	$6,863,380,896	62.44%
Period of Delinquency[3]
30-59 Days	14,425	795,817,499	10.81	17,455	1,044,663,778	9.50
60-89 Days	4,935	279,727,400	3.80	6,524	401,534,696	3.65
90 Days or more	10,257	530,744,768	7.21	13,797	686,521,557	6.25
Foreclosure/bankruptcies[4]	19,054	1,213,468,377	16.48	24,299	1,663,845,463	15.14
Real Estate Owned	4,234	249,853,497	3.39	5,014	331,882,863	3.02
Total Portfolio	129,795	$7,361,162,438	100.00%	174,533	$10,991,829,253	100.00%

	As of November 30, 2003			As of November 30, 2004
	No. of Loans	Principal Balance[2]	% by Principal Balance	No. of Loans	Principal Balance[2]	% by Principal Balance
Current Loans	116,121	$8,638,124,015	68.08%	172,765	$21,265,918,459	80.60%
Period of Delinquency[3]
30-59 Days	17,011	1,092,638,661	8.61	20,148	1,952,489,108	7.40
60-89 Days	6,194	405,096,220	3.19	7,545	667,524,136	2.53
90 Days or more	15,417	760,682,618	5.99	14,641	793,465,947	3.01
Foreclosure/bankruptcies[4]	20,652	1,497,106,926	11.80	20,012	1,497,214,813	5.67
Real Estate Owned	3,553	295,106,372	2.33	2,298	208,206,521	0.79
Total Portfolio	168,948	$12,688,754,812	100.00%	237,409	$26,384,818,984	100.00%

Since the mortgage loans were originated by various originators at different times, it is unlikely that the delinquency and foreclosure experience set forth above will be representative of the actual delinquency and foreclosure experience on the mortgage loans in the trust fund or even representative of the mortgage loans in the trust fund being serviced by EMC. There can be no assurance that factors beyond EMC’s control, such as national or local economic conditions or downturn in the real estate markets in which the mortgaged properties are located, will not result in increased rates of delinquencies and foreclosure losses in the future.

GMACM

The information set forth in the following paragraphs has been provided by GMACM. None of the Depositor, the Master Servicer, the Seller, the Trustee, the Underwriter or any of their respective affiliates has made or will make any representation as to the accuracy or completeness of such information.

GMACM is an indirect wholly-owned subsidiary of General Motors Acceptance Corporation and is one of the nation’s largest mortgage bankers. GMACM is engaged in the mortgage banking business, including origination, purchase, sale and servicing of residential loans. GMACM maintains its executive and principal offices at 100 Witmer Road, Horsham, Pennsylvania 19044. Its telephone number is (215) 682-1000.

GMACM, as servicer will be responsible for servicing certain of the mortgage loans in accordance with the terms of its assignment, assumption and recognition agreement.

1. The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

2. For the REO properties, the principal balance is at the time of foreclosure.

3. No mortgage loan is included in this table as delinquent until it is 30 days past due.

4. Exclusive of the number of loans and principal balance shown in the period of delinquency

Delinquency and Foreclosure Experience of GMACM

The following table summarizes the delinquency experience, on the dates indicated, for all the mortgage loans originated and serviced by GMACM under the GMACM Solutions Programs. These mortgage loans include hybrid adjustable rate mortgage loans and other types of adjustable rate mortgage loans that are not included in the mortgage pool. Moreover, the data presented in the following table does not include any of the mortgage loans to be serviced pursuant to GMACM’s assignment, assumption and recognition agreement or any mortgage loans originated by mortgage loan originators other than GMACM. The data presented below is for illustrative purposes only, and there is no assurance that the delinquency experience of the mortgage loans included in the trust will be similar to that set forth below.

Delinquency Experience(1)
	At December 31, 2004		At December 31, 2003		At December 31, 2002		At December 31, 2001
	$ Loans	% by $	$ Loans	% by $	$ Loans	% by $	$ Loans	% by $
Number of Loans	1,771		1,475		1,678		1,966
Total Portfolio	$284,103,987	100.00%	$193,962,581	100.00%	$193,408,035	100.00%	$209,371,259	100.00%

Period of Delinquency
30-59 Days	$10,758,280	3.79%	$5,939,567	3.06%	$7,796,197	4.03%	$10,147,729	4.85%
60-89 Days	$2,058,292	0.72%	$730,076	0.38%	$2,607,028	1.35%	$1,195,127	0.57%
90 or more Days	$86,706	0.03%	$550,729	0.28%	$733,483	0.38%	$1,058,910	0.51%
Sub-Total	$12,903,278	4.54%	$7,220,372	3.72%	$11,136,707	5.76%	$12,401,766	5.92%

Delinquency Status
Bankruptcy	$2,138,671	0.75%	$1,529,148	0.79%	$1,117,364	0.58%	$646,759	0.31%
Foreclosure	$3,518,786	1.24%	$746,105	0.39%	$1,309,260	0.68%	$1,409,372	0.67%
Real Estate Owned	$481,204	0.17%	$689,392	0.36%	$1,350,091	0.70%	$757,073	0.36%
Sub-Total	$6,138,661	2.16%	$2,964,645	1.53%	$3,776,714	1.95%	$2,813,205	1.34%
Total Delinquent Loans	$19,041,939	6.70%	$10,185,017	5.25%	$14,913,422	7.71%	$15,214,971	7.27%

All percentages based on the total loan balance outstanding.

There is no assurance that the delinquency experience of the mortgage loans in the trust will be similar to that set forth in such table. Accordingly, the information should not be considered to reflect the credit quality of the mortgage loans, or as a basis for assessing the likelihood, amount or severity of losses on the mortgage loans.

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MORTGAGE LOAN ORIGINATION

General

Approximately 41.28%, 39.09%, 53.94% and 47.58% of the Group I, Group II, Group III and Group IV mortgage loans, respectively, were originated by EMC. Approximately 15.89% and 26.98% of the Group III and Group IV mortgage loans, respectively, were originated by GMACM. The remainder of the mortgage loans were originated by various originators, none of which have originated more than 10% of the mortgage loans in the aggregate.

EMC

Approximately 49.03% of the mortgage loans in the aggregate have been acquired by EMC from various sellers and were originated generally in accordance with the following underwriting guidelines established by EMC.

EMC Underwriting Guidelines

The following is a description of the underwriting policies customarily employed by EMC with respect to the residential mortgage loans that EMC originated during the period of origination of the mortgage loans. EMC has represented to the depositor that the mortgage loans were originated generally in accordance with such policies.

The mortgage loans originated by EMC, or EMC mortgage loans, are “conventional non-conforming mortgage loans” (i.e., loans that are not insured by the Federal Housing Authority, or FHA, or partially guaranteed by the Veterans Administration or which do not qualify for sale to Fannie Mae or Freddie Mac) and are secured by first liens on one-to four-family residential properties. These loans typically differ from those underwritten to the guidelines established by Fannie Mae and Freddie Mac primarily with respect to the original principal balances, loan-to-value ratios, borrower income, required documentation, interest rates, borrower occupancy of the mortgaged property, property types and/or mortgage loans with loan-to-value ratios over 80% that do not have primary mortgage insurance. The EMC mortgage loans were originated or purchased by EMC and were generally underwritten in accordance with the standards described herein.

Such underwriting standards are applied to evaluate the prospective borrower’s credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. These standards are applied in accordance with the applicable federal and state laws and regulations. Exceptions to the underwriting standards are permitted where compensating factors are present.

Generally, each mortgagor will have been required to complete an application designed to provide to the lender pertinent credit information concerning the mortgagor. The mortgagor will have given information with respect to its assets, liabilities, income (except as described below), credit history, employment history and personal information, and will have furnished the lender with authorization to obtain a credit report which summarizes the mortgagor’s credit history. In the case of investment properties and two- to four-unit dwellings, income derived from the mortgaged property may have been considered for underwriting purposes, in addition to the income of the mortgagor from other sources. With respect to second homes or vacation properties, no income derived from the property will have been considered for underwriting purposes.

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With respect to purchase money or rate/term refinance loans secured by single family residences, loan-to-value ratios at origination of up to 97% for EMC mortgage loans with original principal balances of up to $400,000, up to 95% for EMC mortgage loans secured by one-to-two family, primary residences with original principal balances of up to $400,000 and up to 90% for EMC mortgage loans secured by one-to-four family, primary residences with original principal balances of up to $650,000 are generally allowed. EMC mortgage loans with principal balances up to $1,000,000, or super jumbos, are allowed if the loan is secured by the borrower's primary residence. The loan-to-value ratio for super jumbos generally may not exceed 80%. For cash out refinance loans, the maximum loan-to-value ratio generally is 90% and the maximum “cash out” amount permitted is based in part on the original amount of the related EMC mortgage loan.

With respect to EMC mortgage loans secured by investment properties, loan-to-value ratios at origination of up to 95% for EMC mortgage loans with original principal balances up to $1,000,000 are permitted. EMC mortgage loans secured by investment properties may have higher original principal balances if they have lower loan-to-value ratios at origination - typically below 80%. For cash out refinance loans, the maximum loan-to-value ratio can be as high as 95% and the maximum “cash out” amount permitted is based in part on the original amount of the related mortgage loan.

Except in the case of 0.22% of all EMC mortgage loans, each EMC mortgage loan with an original loan-to-value ratio at origination exceeding 80%, has a primary mortgage insurance policy insuring a portion of the balance of the EMC Loan at least equal to the product of the original principal balance of the mortgage loan and a fraction, the numerator of which is the excess of the original principal balance of such mortgage loan over 75% of the lesser of the appraised value and the selling price of the related mortgaged property and the denominator of which is the original principal balance of the related mortgage loan, plus accrued interest thereon and related foreclosure expenses is generally required. No such primary mortgage insurance policy will be required with respect to any such EMC Loan after the date on which the related loan-to-value ratio decreases to 80% or less or, based upon new appraisal, the principal balance of such mortgage loan represents 80% or less of the new appraised value. All of the insurers that have issued primary mortgage insurance policies with respect to the EMC mortgage loans meet Fannie Mae’s or Freddie Mac’s standard or are acceptable to the Rating Agencies.

In determining whether a prospective borrower has sufficient monthly income available (i) to meet the borrower’s monthly obligation on their proposed mortgage loan and (ii) to meet the monthly housing expenses and other financial obligations on the proposed mortgage loan, each lender generally considers, when required by the applicable documentation program, the ratio of such amounts to the proposed borrower’s acceptable stable monthly gross income. Such ratios vary depending on a number of underwriting criteria, including loan-to-value ratios, and are determined on a loan-by-loan basis.

Each lender also examines a prospective borrower’s credit report. Generally, each credit report provides a credit score for the borrower. Credit scores generally range from 350 to 840 and are available from three major credit bureaus: Experian (formerly TRW Information Systems and Services), Equifax and Trans Union. If three credit scores are obtained, the originator applies the middle score of the primary wage earner. Credit scores are empirically derived from historical credit bureau data and represent a numerical weighing of a borrower’s credit characteristics over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related characteristics or variables. Common characteristics include the number of credit lines (trade lines), payment history, past delinquencies, severity of delinquencies, current levels of indebtedness, types of credit and length of credit history. Attributes are the specific values of each characteristic. A scorecard (the model) is created with weights or points assigned to each attribute. An individual loan applicant’s credit score is derived by summing together the attribute weights for that applicant.

GMACM

Approximately 16.03% of the mortgage loans have been originated generally in accordance with the following underwriting guidelines established by GMACM.

GMACM’s underwriting standards with respect to the mortgage loans serviced by GMACM generally will conform to those published in GMACM’s underwriting guidelines. The underwriting standards as set forth in GMACM’s underwriting guidelines are continually revised based on prevailing conditions in the residential mortgage market and the market for mortgage securities. The following generally describes GMACM’s underwriting guidelines with respect to mortgage loans originated or acquired under GMACM’s Alt-A loan program.

In determining the adequacy of the mortgaged property as collateral under the GMACM Alt-A programs, an appraisal may be required of each property considered for financing. Such appraisals may be performed by an appraiser’s independent from or affiliated with GMACM or its affiliates. Such appraisals, however, will not establish that the mortgaged properties provide assurance of repayment of the mortgage loans. The appraiser is required to verify that property is in good condition and that construction, if new, has been completed. The appraisal is based on various factors, including the market value of comparable homes and the cost of replacing the improvements. For existing properties, if the appraisal is more than 120 days old but less than 180 days old, the original appraiser must certify that the value has not declined. If the appraisal is more than 180 days old, a new appraisal is required. For new construction or construction-to-permanent loans, if the appraisal is more than 180 days old but less than 360 days old, the original appraiser must certify that the value has not declined. The re-certification must be dated within 180 days of the settlement or closing. If the appraisal is more than 360 days old, a new appraisal is required. To the extent that the appraised value of a mortgaged property declines over time, the actual loan-to-value ratio with respect to such mortgage loan will be higher than the loan-to-value ratio derived at the time of origination of such mortgage loan.

The underwriting standards set forth in GMACM’s underwriting guidelines with respect to mortgage loans originated or acquired under the Alt-A programs provide for varying levels of documentation. For the “standard” documentation loan program, a prospective borrower is required to complete a detailed application providing pertinent credit information. The application contains a description of the borrower’s assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with merchants and lenders and any record of bankruptcy. In addition, employment verification is obtained which reports the borrower’s current salary and may contain the length of employment and an indication as to whether it is expected that the borrower will continue such employment in the future. If a prospective borrower is self-employed or if income is received from dividends and interest, rental properties or other income which can be verified from tax returns, the borrower may also be required to submit copies of signed tax returns. In addition, the borrower may be required to authorize verification of deposits at financial institutions where the borrower has accounts.

The “stated income/stated asset”, stated income/verified assets, no income/no asset/no employment and “no income/verified asset” programs generally require either alternative or less documentation and verification than do the standard documentation program. Under a “stated income/stated asset” and “stated income/verified asset” program, no verification of a mortgagor’s income is undertaken by the originator although it is stated on the application. For stated income/stated asset the mortgagor’s assets are stated on the loan application while for stated income/verified asset the mortgagor is required to document the mortgagor’s assets. Due to the stated income allowance both styles have a “reasonableness test” applied to the loan transactions. Generally, under a “no income/verified asset” program, the mortgagor is not required to state his or her income on the application and therefore, no verification of such mortgagor’s income is undertaken by the originator. However, it is required for the originator to verify the mortgagor’s asset requirements. Under a “no income/no asset/no employment” program, the originator is not required to state income, assets or employment on the application, therefore, no verification of the mortgagor’s income, assets or employment is undertaken by the originator. The underwriting for such mortgage loans may be based primarily or entirely on the estimated value of the mortgaged property and the LTV ratio at origination as well as on the payment history and credit score.

GMACM obtains a credit report that summarizes each borrower’s credit history. For the GMACM Alt-A program, the minimum credit score is generally 620 for fixed rate programs and 640 for adjustable rate programs. In addition, an established credit history is required for the Alt-A program. This is defined as a minimum of three active traditional credit references that have been opened for at least twenty-four months and have been active during that time-period, regardless of the credit score. In general, for Alt-A mortgage loans the borrower may have no 30 days late payment after the due date for the most recent 12 months.

The Alt-A mortgage loans are generally documented to the requirements of Fannie Mae and Freddie Mac in that the borrower provides the same information on the loan application along with documentation to verify the accuracy of the information on the application such as income, assets, other liabilities, etc. Certain non-conforming stated income or stated asset products may allow for less verification documentation than Fannie Mae or Freddie Mac require. Certain Alt-A programs also allow for less verification documentation than Fannie Mae or Freddie Mac require. For these Alt-A programs the borrower may not be required to verify employment income, assets required to close the loan, or both. For some other Alt-A programs the borrower is not required to provide any information regarding employment income, assets required to close or both. Alt-A programs with less documentation verified generally have other compensating factors such as higher credit score or lower loan-to-value requirements.

The underwriting standards set forth in GMACM’s underwriting guidelines with respect to mortgage loans originated under the GMAC Mortgage Alt-A program may be varied in appropriate cases. There can be no assurance that every mortgage loan was originated in conformity with the applicable underwriting standards in all material respects, or that the quality or performance of the mortgage loans will be equivalent under all circumstances.

GMACM’s underwriting standards include a set of specific criteria pursuant to which the underwriting evaluation is made. However, the application of GMACM’s underwriting standards does not imply that each specific criterion was satisfied individually. Rather, a mortgage loan will be considered to be originated in accordance with a given set of underwriting standards if, based on an overall qualitative evaluation, the loan is in substantial compliance with those underwriting standards. For example, a mortgage loan may be considered to comply with a set of underwriting standards, even if one or more specific criteria included in those underwriting standards were not satisfied, if other factors compensated for the criteria that were not satisfied or if the mortgage loan is considered to be in substantial compliance with the underwriting standards.

ADDITIONAL INFORMATION

The description in this prospectus supplement, including Schedule A hereto, of the mortgage pool and the mortgaged properties is based upon the mortgage pool as constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on or before this date. Prior to the issuance of the Offered Certificates, mortgage loans may be removed from the mortgage pool as a result of incomplete documentation or otherwise if the Depositor deems this removal necessary or desirable, and may be prepaid at any time. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the Offered Certificates unless including these mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the mortgage pool as it will be constituted at the time the Offered Certificates are issued, although the range of mortgage rates and maturities and other characteristics of the mortgage loans may vary. In no event, however, will more than 10% (by principal balance at the Cut- off Date) of the mortgage loans deviate from the characteristics of the mortgage loans set forth in this prospectus supplement.

DESCRIPTION OF THE CERTIFICATES

General

The Bear Stearns ALT-A Trust Mortgage Pass-Through Certificates, Series 2005-3 will consist of the Offered Certificates and Non-offered Certificates. Only the Offered Certificates are offered by this prospectus supplement.

The Certificates represent in the aggregate the entire beneficial ownership interest in a trust fund consisting of the following:

•

all of the Depositor’s right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date,

•	any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon,
•	the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement,

•	the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Seller,
•	such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts, the Master Servicer Collection Account and the Distribution Account,
•	the rights with respect to the Servicing Agreements, to the extent assigned to the Trustee,
•	the $100 deposit made by the Depositor into the Distribution Account on the Date to pay the principal of the Class R Certificates on the first distribution date, and
•	any proceeds of the foregoing.

The aggregate principal balance of the mortgage loans as of the Cut- off Date, after application of scheduled payments due whether or not received, is approximately $1,232,631,402, subject to a permitted variance as described in this prospectus supplement under “Additional Information.”

Each class of the Certificates will have the approximate initial Current Principal Amount as set forth on pages S-2 and S-3 hereof and will have the Pass-Through Rate determined as provided under “Summary of Prospectus Supplement—Description of the Certificates—Pass Through Rates” and “Description of Certificates—Interest Distribution” in this prospectus supplement. The Class R Certificates also represent the right to receive additional distributions in respect of the trust fund on any distribution date after all required payments of principal and interest have been made on such date in respect of the other classes of Certificates, although it is not anticipated that funds will be available for any additional distribution. The Class B-6, Class B-7 and Class B-8 Certificates are not being offered by this prospectus supplement.

The Offered Certificates (other than the Residual Certificates) will be issued, maintained and transferred on the book-entry records of DTC and its participants in minimum denominations of (i) in the case of the Senior Certificates, $1,000 and integral multiples of $1.00 in excess thereof and (ii) in the case of the Offered Subordinate Certificates, $25,000 and integral multiples of $1.00 in excess thereof. One certificate of each of these classes may be issued in a different principal amount to accommodate the remainder of the initial principal amount of the certificates of such class. The Residual Certificates will be offered in registered, certificated form, in a single certificate of $100. The Residual Certificates (together with any Book-entry Certificates re-issued as definitive certificates) will be transferable and exchangeable at the offices of the Trustee.

The Book-entry Certificates will initially be represented by one or more Global Securities registered in the name of a nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No person acquiring an interest in any class of the Book-entry Certificates will be entitled to receive a certificate representing such person’s interest, except as set forth below under “—Definitive Certificates”. Unless and until definitive certificates are issued under the limited circumstances described in this prospectus supplement, all references to actions by certificateholders with respect to the Book-entry Certificates shall refer to actions taken by DTC upon instructions from its participants and all references in this prospectus supplement to distributions, notices, reports and statements to certificateholders with respect to the Book-entry Certificates shall refer to distributions, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-entry Certificates, for distribution to Certificate Owners in accordance with DTC procedures. See “—Registration of the Book-Entry Certificates” and “—Definitive Certificates” in this prospectus supplement.

The Residual Certificates may not be purchased by or transferred to a Plan except upon delivery of a certification of facts or an opinion of counsel, as provided in this prospectus supplement. See “—Restrictions on Transfer of the Residual Certificates” and “ERISA Considerations” in this prospectus supplement. Transfer of the Residual Certificates will be subject to additional restrictions and transfer of the Residual Certificates to any non-United States person will be prohibited, in each case as described under “Federal Income Tax Consequences—REMICS—Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations” and “—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates” in the prospectus. No service charge will be imposed for any registration of transfer or exchange, but the Securities Administrator may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

All distributions to holders of the Offered Certificates, other than the final distribution on any class of Offered Certificates, will be made on each distribution date by or on behalf of the Securities Administrator to the persons in whose names the Offered Certificates are registered at the close of business on the related Record Date. Distributions will be made either (a) by check mailed to the address of each certificateholder as it appears in the certificate register or (b) upon written request to the Securities Administrator at least five business days prior to the relevant Record Date by any holder of Offered Certificate, by wire transfer in immediately available funds to the account of the certificateholders specified in the request. The final distribution on any class of Offered Certificates will be made in like manner, but only upon presentment and surrender of the class at the corporate trust office of the Securities Administrator, for these purposes located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Group, BSALTA 2005-3, or any other location specified in the notice to certificateholders of the final distribution.

Registration of the Book-Entry Certificates

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of certificates.

Certificate Owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-entry Certificates may do so only through participants and indirect participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Book-entry Certificates from the Securities Administrator through DTC and DTC participants.

The Securities Administrator will forward payments to DTC in same day funds and DTC will forward payments to participants in next day funds settled through the New York Clearing House. Each participant will be responsible for disbursing the payments. Unless and until definitive certificates are issued, it is anticipated that the only certificateholders of the Book-entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be recognized by the Securities Administrator as certificateholders, as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of certificateholders only indirectly through DTC and its participants.

Under the Rules, DTC is required to make book-entry transfers of Book-entry Certificates among participants and to receive and transmit distributions of principal of, and interest on, the Book-entry Certificates. Participants and indirect participants with which Certificate Owners have accounts with respect to the Book-entry Certificates similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess definitive certificates, the Rules provide a mechanism by which Certificate Owners through their participants and indirect participants will receive payments and will be able to transfer their interest.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a Certificate Owner to pledge Book-entry Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-entry Certificates, may be limited due to the absence of physical certificates for the Book-entry Certificates. In addition, under a book-entry format, Certificate Owners may experience delays in their receipt of payments since distribution will be made by the Securities Administrator to Cede & Co., as nominee for DTC.

Under the Rules, DTC will take action permitted to be taken by a certificateholders under the Agreement only at the direction of one or more participants to whose DTC account the Book-entry Certificates are credited. Additionally, under the Rules, DTC will take actions with respect to specified voting rights only at the direction of and on behalf of participants whose holdings of Book-entry

Certificates evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book-entry Certificates evidence voting rights, authorize divergent action.

The Depositor, the Master Servicer, the Securities Administrator, the Servicers and the Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Definitive Certificates

Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Depositor advises the Securities Administrator in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the Book-entry Certificates and the Depositor is unable to locate a qualified successor within 30 days or (2) the Depositor, at its option, elects to terminate the book-entry system through DTC. Additionally, after the occurrence of an event of default under the Agreement, any Certificate Owner materially and adversely affected thereby may, at its option, request and, subject to the procedures set forth in the Agreement, receive a definitive certificate evidencing such Certificate Owner’s fractional undivided interest in the related class of Certificates.

Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the Securities Administrator is required to request that DTC notify all Certificate Owners through its participants of the availability of definitive certificates. Upon surrender by DTC of the definitive certificates representing the Book-entry Certificates and receipt of instructions for re-registration, the Securities Administrator will reissue the Book-entry Certificates as definitive certificates issued in the respective principal amounts owned by individual Certificate Owners, and thereafter the Securities Administrator will recognize the holders of definitive certificates as certificateholders under the Agreement.

Distributions on the Certificates

On each distribution date, the Available Funds with respect to each Loan Group will be distributed as follows:

(A)       on each distribution date, the Available Funds for Loan Group I will be distributed to the Group I Senior Certificates as follows:

first, to the Class I-A-1 Certificates, the Accrued Certificate Interest on such class for such distribution date. As described below, Accrued Certificate Interest on the Class I-A-1 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, see “—Interest Distributions” below in this prospectus supplement;

second, to the Class I-A-1 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates to the extent of remaining Available Funds for Loan Group I; and

third, to the Class I-A-1 Certificates, in reduction of the Current Principal Amount thereof, the Senior Optimal Principal Amount with respect to the Group I Senior Certificates for such distribution date, to the extent of remaining Available Funds for Loan Group I, until the Current Principal Amount of such class has been reduced to zero.

(B)        on each distribution date, the Available Funds for Loan Group II will be distributed to the Group II Senior Certificates as follows:

first, to the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates, the Accrued Certificate Interest on such classes for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each class. As described below, Accrued Certificate Interest on the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, see “—Interest Distributions” below in this prospectus supplement;

second, to the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each class, to the extent of remaining Available Funds for Loan Group II; and

third, to the Class II-A-1, Class II-A-2 and Class II-A-3 Certificates, in reduction of the Current Principal Amounts thereof, the Senior Optimal Principal Amount with respect to the Group II Senior Certificates for such distribution date, pro rata, based on their respective Current Principal Amounts, to the extent of remaining Available Funds for Loan Group II, until the Current Principal Amount of each such class has been reduced to zero.

(C)           on each distribution date, the Available Funds for Loan Group III will be distributed to the Group III Senior Certificates as follows:

first, to the Class III-A-1, Class III-A-2 and Class III-A-3 Certificates, the Accrued Certificate Interest on such classes for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each class. As described below, Accrued Certificate Interest on the Class III-A-1, Class III-A-2 and Class III-A-3 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, see “—Interest Distributions” below in this prospectus supplement;

second, to the Class III-A-1, Class III-A-2 and Class III-A-3 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each class, to the extent of remaining Available Funds for Loan Group III; and

third, to the Class III-A-1, Class III-A-2 and Class III-A-3 Certificates, in reduction of the Current Principal Amounts thereof, the Senior Optimal Principal Amount with respect to the Group III Senior Certificates for such distribution date, pro rata, based on their respective Current Principal Amounts, to the extent of remaining Available Funds for Loan Group III, until the Current Principal Amount of each such class has been reduced to zero.

(D)          on each distribution date, the Available Funds for Loan Group IV will be distributed to the Group IV Senior Certificates as follows:

first, to the Class IV-A-1, Class IV-A-2 and Class IV-A-3 Certificates, the Accrued Certificate Interest on such classes for such distribution date, pro rata, based on the Accrued Certificate Interest owed to each class. As described below, Accrued Certificate Interest on the Class IV-A-1, Class IV-A-2 and Class IV-A-3 Certificates is subject to reduction in the event of certain Net Interest Shortfalls allocable thereto, see “—Interest Distributions” below in this prospectus supplement;

second, to the Class IV-A-1, Class IV-A-2 and Class IV-A-3 Certificates, any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates, pro rata, based on the undistributed Accrued Certificate Interest owed to each class, to the extent of remaining Available Funds for Loan Group IV; and

third, to the Class IV-A-1, Class IV-A-2 and Class IV-A-3 Certificates, in reduction of the Current Principal Amounts thereof, the Senior Optimal Principal Amount with respect to the Group IV Senior Certificates for such distribution date, pro rata, based on their respective Current Principal Amounts, to the extent of remaining Available Funds for Loan Group IV, until the Current Principal Amount of each such class has been reduced to zero.

(E)           Except as provided in paragraphs (F) and (G) below, on each distribution date on or prior to the distribution date on which the Current Principal Amounts of the Subordinate Certificates are reduced to zero, such date being referred to herein as the Cross-Over Date, an amount equal to the sum of the remaining Available Funds for all Loan Groups after the distributions set forth in paragraphs (A) through (D) above will be distributed sequentially in the following order, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates, in each case up to an amount equal to and in the following order: (a) the Accrued Certificate Interest thereon for such distribution date, (b) any Accrued Certificate Interest thereon remaining undistributed from previous distribution dates and (c) such class’s Allocable Share for such distribution date, in each case, to the extent of the remaining Available Funds for all Loan Groups.

(F)           On each distribution date prior to the Cross-Over Date but after the reduction of the aggregate Current Principal Amount of all classes of any of the Group I, Group II, Group III or Group IV Senior Certificates to zero, the remaining Certificate Groups will be entitled to receive in reduction of their Current Principal Amounts, pro rata based upon the aggregate Current Principal Amount of the Senior Certificates in each Certificate Group immediately prior to such distribution date, in addition to any Principal Prepayments related to such remaining Senior Certificates’ respective Loan Group allocated to such Senior Certificates, 100% of the Principal Prepayments on any mortgage loan in the Loan Group or Groups relating to the fully paid Certificate Group or Groups. Such amounts allocated to Senior Certificates shall be treated as part of the Available Funds for the related Loan Group and distributed as part of the related Senior Optimal Principal Amount in accordance with the priorities set forth in clause third in each of paragraphs (A) through (D) above, in reduction of the Current Principal Amounts thereof. Notwithstanding the foregoing, if (i) the weighted average of the Subordinate Percentages on such distribution date equals or exceeds two times the initial weighted average of the Subordinate Percentages and (ii) the aggregate Scheduled Principal Balance of the mortgage loans in all Loan Groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and mortgage loans with respect to which the related mortgaged property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 100%, then the additional allocation of Principal Prepayments to the Senior Certificates in accordance with this paragraph (F) will not be made and 100% of the Principal Prepayments on any mortgage loan in the Loan Group relating to the fully paid Certificate Group will be allocated to the Subordinate Certificates.

(G)          If on any distribution date on which the aggregate Current Principal Amount of the Senior Certificates in a Certificate Group would be greater than the aggregate Scheduled Principal Balance of the mortgage loans in its related Loan Group and any Subordinate Certificates are still outstanding, in each case, after giving effect to distributions to be made on such distribution date, (i) 100% of amounts otherwise allocable to the Subordinate Certificates in respect of principal will be distributed to such Senior Certificates in reduction of the Current Principal Amounts thereof, until the aggregate Current Principal Amount of such Senior Certificates is equal to the aggregate Scheduled Principal Balance of the mortgage loans in its related Loan Group, and (ii) the Accrued Certificate Interest otherwise allocable to the Subordinate Certificates on such distribution date will be reduced and distributed to such Senior Certificates, to the extent of any amount due and unpaid on such Senior Certificates, in an amount equal to the Accrued Certificate Interest for such distribution date on the excess of (x) the aggregate Current Principal Amount of such Senior Certificates over (y) the aggregate Scheduled Principal Balance of the mortgage loans in the related Loan Group. Any such reduction in the Accrued Certificate Interest on the Subordinate Certificates will be allocated first to the Class B Certificates in reverse order of their respective numerical designations, commencing with the Class B-8 Certificates. If there exists more than one undercollateralized Certificate Group on a distribution date, amounts distributable to such undercollateralized Certificate Groups pursuant to this paragraph will be allocated between such undercollateralized Certificate Groups, pro rata, based upon the amount by which their respective aggregate Current Principal Amounts exceed the aggregate Scheduled Principal Balance of the mortgage loans in their respective Loan Groups.

(H)          If, after distributions have been made pursuant to priorities first and second of paragraphs (A) through (D) above on any distribution date, the remaining Available Funds for any Loan Group is less than the Senior Optimal Principal Amount for that Loan Group, the Senior Optimal Principal Amount for that Loan Group shall be reduced by that amount, and the remaining Available Funds for that Loan Group will be distributed as principal among the related classes of Senior Certificates, pro rata based on their respective Current Principal Amounts.

Payments made on a class of Certificates with Available Funds from another Loan Group are a type of credit enhancement, which has the effect of providing limited cross-collateralization among the Loan Groups.

On each distribution date, any Available Funds remaining after payment of interest and principal to the classes of Certificates entitled thereto, as described above, will be distributed to the Class R Certificates; provided, that if on any distribution date there are any Available Funds for any Loan Group remaining after payment of interest and principal to the Certificates entitled thereto, such amounts will be distributed to the other classes of Senior Certificates, pro rata, based upon their respective Current Principal Amounts, until all amounts due to all classes of Senior Certificates have been paid in full, before any remaining Available Funds are distributed in accordance with this paragraph to the Class R Certificates. It is not anticipated that there will be any significant amounts remaining for such distribution.

In addition, on the distribution date occurring in April 2005, the Class R Certificates will be paid $100 from funds deposited into the Distribution Account by the Depositor on the Closing Date to be applied in reduction of the Current Principal Amount of the Class R Certificates. See “Pooling and Servicing Agreement—The Distribution Account” in this prospectus supplement.

Interest Distributions

Holders of each class of Senior Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds for the related Loan Group for that distribution date, after reimbursement for certain advances to the Master Servicer and the Servicers.

Holders of the Subordinate Certificates will be entitled to receive interest distributions in an amount equal to the Accrued Certificate Interest on that class on each distribution date, to the extent of the Available Funds remaining for all Loan Groups on that distribution date after distributions of interest and principal to the Group I, Group II, Group III and Group IV Senior Certificates, reimbursements for certain advances to the Master Servicer and the Servicers and distributions of interest and principal to any class of Subordinate Certificates having a higher payment priority.

As described in the definition of “Accrued Certificate Interest,” Accrued Certificate Interest on each class of certificates is subject to reduction in the event of specified interest shortfalls allocable thereto.

When a Principal Prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. Interest shortfalls resulting from Principal Prepayments in full or in part are referred to herein as “Prepayment Interest Shortfalls”.

Any Prepayment Interest Shortfalls resulting from prepayments in full or prepayments in part made during the preceding calendar month that are being distributed to the certificateholders on that distribution date will be offset by the related Servicer, but only to the extent that those Prepayment Interest Shortfalls do not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by such Servicer for the applicable distribution date. Any Prepayment Interest Shortfalls required to be funded but not funded by the related Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate Master Servicer compensation for the applicable distribution date. No assurance can be given that the Master Servicing compensation available to cover Prepayment Interest Shortfalls will be sufficient therefor. Any Prepayment Interest Shortfalls which are not covered by the related Servicer or the Master Servicer on any distribution date will not be reimbursed on any future distribution date. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement.

Accrued Certificate Interest may be further reduced on each distribution date by application of the Relief Act or similar state laws. The Relief Act and similar state laws limit, in certain circumstances, the interest rate required to be paid by a mortgagor in the military service to 6% per annum. Neither the related Servicer nor the Master Servicer are obligated to fund interest shortfalls resulting from the Relief Act or similar state laws.

Prepayment Interest Shortfalls, to the extent not covered by the related Servicer or the Master Servicer from servicing compensation, together with interest shortfalls due to the application of the Relief Act or similar state laws, are collectively referred to herein as “Net Interest Shortfalls”.

Realized Losses on the mortgage loans will further reduce the Accrued Certificate Interest payable to the Certificates on a distribution date; provided, however, that prior to the date on which the aggregate Current Principal Amounts of the Subordinate Certificates have been reduced to zero, the interest portion of Realized Losses will be allocated sequentially to the Class B Certificates, beginning with the class of Class B Certificates with the highest numerical class designation, and will not reduce the Accrued Certificate Interest on the Senior Certificates. Once the aggregate Current Principal Amounts of the Subordinate Certificates have been reduced to zero the interest portion of Realized Losses will be allocated to the Senior Certificates related to the mortgage loans on which such Realized Losses occurred.

If on any distribution date the Group I, Group II, Group III or Group IV Available Funds is less than Accrued Certificate Interest on the related Senior Certificates for that distribution date, prior to reduction for Net Interest Shortfalls and the interest portion of Realized Losses on the related mortgage loans, the shortfall will be allocated among the holders of each class of related Senior Certificates in proportion to the respective amounts of Accrued Certificate Interest for that distribution date that would have been allocated thereto in the absence of such Net Interest Shortfalls and/or Realized Losses for such distribution date. In addition, the amount of any such interest shortfalls with respect to the mortgage loans in the related Loan Group will constitute unpaid Accrued Certificate Interest and will be distributable to holders of the related certificates entitled to such amounts on subsequent distribution dates, to the extent of the Available Funds for the related Loan Group remaining after current interest distributions as described in this prospectus supplement. Any such amounts so carried forward will not bear interest. Any interest shortfalls will not be offset by a reduction in the servicing compensation of the Servicers or otherwise, except to the limited extent described in the fourth preceding paragraph with respect to Prepayment Interest Shortfalls.

The Pass-Through Rates applicable to the calculation of the Accrued Certificate Interest for the Offered Certificates are as follows:

•         The Class I-A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Group I mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.172% per annum.

•         The Class II-A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Group II mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.056% per annum.

•         The Class II-A-2 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Group II mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.056% per annum.

•         The Class II-A-3 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Group II mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.056% per annum.

•         The Class III-A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Group III mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.569% per annum.

•         The Class III-A-2 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Group III mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.569% per annum.

•         The Class III-A-3 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Group III mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.569% per annum.

•         The Class IV-A-1 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Group IV mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.409% per annum.

•         The Class IV-A-2 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Group IV mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.409% per annum.

•         The Class IV-A-3 Certificates will bear interest at a variable pass-through rate equal to the weighted average of the Net Rates of the Group IV mortgage loans. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.409% per annum.

•         The Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates will each bear interest at a variable pass-through rate equal to the weighted average of the weighted average Net Rates of the mortgage loans in each Loan Group, weighted in proportion to the results of subtracting from the aggregate Scheduled Principal Balance of each such Loan Group, the aggregate Current Principal Amount of the related class or classes of Senior Certificates. The pass-through rate with respect to the first interest accrual period is expected to be approximately 5.424% per annum.

•         The Class R Certificates do not have a pass-through rate and will not bear interest.

As described in this prospectus supplement, the Accrued Certificate Interest allocable to each class of certificates is based on the Current Principal Amount of that class of certificates. All distributions of interest will be based on a 360-day year consisting of twelve 30-day months.

Principal Distributions on the Senior Certificates

Distributions in reduction of the Current Principal Amount of the Group I Senior Certificates will be made on each distribution date pursuant to priority third above of clause (A) under “—Distributions on the Certificates.” In accordance with such priority third, the Available Funds for Loan Group I remaining after the distribution of interest on the Group I Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the Group I Senior Certificates for such distribution date.

Distributions in reduction of the Current Principal Amount of the Group II Senior Certificates will be made on each distribution date pursuant to priority third above of clause (B) under “—Distributions on the Certificates.” In accordance with such priority third, the Available

Funds for Loan Group II remaining after the distribution of interest on the Group II Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the Group II Senior Certificates for such distribution date.

Distributions in reduction of the Current Principal Amount of the Group III Senior Certificates will be made on each distribution date pursuant to priority third above of clause (C) under “—Distributions on the Certificates.” In accordance with such priority third, the Available Funds for Loan Group III remaining after the distribution of interest on the Group III Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the Group III Senior Certificates for such distribution date.

Distributions in reduction of the Current Principal Amount of the Group IV Senior Certificates will be made on each distribution date pursuant to priority third above of clause (D) under “—Distributions on the Certificates.” In accordance with such priority third, the Available Funds for Loan Group IV remaining after the distribution of interest on the Group IV Senior Certificates will be allocated to such Certificates in an aggregate amount not to exceed the Senior Optimal Principal Amount for the Group IV Senior Certificates for such distribution date.

In addition, if on any distribution date the aggregate Current Principal Amount of any class or classes of Senior Certificates would be greater than the aggregate Scheduled Principal Balance of the mortgage loans in its related Loan Group, amounts otherwise allocable to the Subordinate Certificates in respect of principal will be distributed to such class or classes of Senior Certificates in reduction of the Current Principal Amounts thereof in accordance with paragraph (G) under “—Distributions on the Certificates.”

The definition of Senior Optimal Principal Amount allocates the entire amount of prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in the related Loan Group based on the related Senior Prepayment Percentage, rather than the related Senior Percentage, which is the allocation concept used for scheduled payments of principal. While the related Senior Percentage allocates scheduled payments of principal between the Senior Certificates of a Loan Group and the percentage interest of such Loan Group evidenced by the Subordinate Certificates on a pro rata basis, the Senior Prepayment Percentage allocates 100% of the unscheduled principal collections to the Senior Certificates of the related Loan Group on each distribution date for the first seven years after the Closing Date with a reduced but still disproportionate percentage of unscheduled principal collections being allocated to the Senior Certificates of a Loan Group over an additional four year period (subject to certain subordination levels being attained and certain loss and delinquency test being met); provided, however, that if on any distribution date the current weighted average of the Subordinate Percentages is equal to or greater than two times the weighted average of the initial Subordinate Percentages and certain loss and delinquency tests described in the definition of Senior Prepayment Percentage are met, the Subordinate Certificates will receive, on or prior to the distribution date occurring in March 2008, 50% (and after the distribution date occurring in March 2008, 100%) of the related Subordinate Percentage of prepayments on the mortgage loans in the related Loan Group during the related Prepayment Period; provided, further, that if on any distribution date the Senior Percentage for the related Certificate Group exceeds the related Senior Percentage as of the Cut-off Date, then all prepayments received on the Mortgage Loans in the related Loan Group during the related Prepayment Period will be allocated to the Senior Certificates in such Certificate Group. The disproportionate allocation of unscheduled principal collections will have the effect of accelerating the amortization of the related Senior Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the principal balance of the mortgage loans in each Loan Group evidenced by the Subordinate Certificates. Increasing the respective percentage interest in a Loan Group of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

The initial Senior Percentage for each Certificate Group will be approximately 92.60%. For purposes of all principal distributions described above and for calculating the applicable Senior Optimal Principal Amount, Senior Percentage and Senior Prepayment Percentage, the applicable Current Principal Amount for any distribution date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under “—Allocation of Losses; Subordination” below.

Principal Distributions on the Subordinate Certificates

Distributions in reduction of the Current Principal Amounts of the Subordinate Certificates will be made pursuant to priority (c) of clause (E) above under “—Distributions on the Certificates.” In accordance with such priority, the Available Funds for each Loan Group, if any, remaining after distributions of principal and interest on the related Senior Certificates on such distribution date will be allocated to the Subordinate Certificates in an amount equal to each such class’s Allocable Share for such distribution date, provided that no distribution of principal will be made on any such class until all classes ranking prior thereto have received distributions of interest and principal, and such class has received distributions of interest, on such distribution date. In addition, under the circumstances described in clauses (F) and (G) under “—Distributions on the Certificates,” Available Funds otherwise distributable to the Subordinate Certificates will be paid to one or more classes of Senior Certificates.

All unscheduled principal collections on the mortgage loans not otherwise distributable to the Senior Certificates will be allocated on a pro rata basis among the class of Subordinate Certificates with the highest payment priority then outstanding and each other class of Subordinate Certificates for which certain loss levels established for such class in the Agreement have not been exceeded. The related loss level on any distribution date would be satisfied as to any Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 or Class B-8 Certificates, respectively, only if the sum of the current percentage interests in the mortgage loans evidenced by such class and each class, if any, subordinate thereto were at least equal to the sum of the initial percentage interests in the mortgage loans evidenced by such class and each class, if any, subordinate thereto.

As described above under “—Principal Distributions on the Senior Certificates”, unless the amount of subordination provided to the Senior Certificates by the Subordinate Certificates is twice the amount as of the Cut-off Date, and certain loss and delinquency tests are satisfied, on each distribution date during the first seven years after the Closing Date, the entire amount of any prepayments and certain other unscheduled recoveries of principal with respect to the mortgage loans in a Loan Group will be allocated to the Senior Certificates in the related Certificate Group, with such allocation to be subject to further reduction over an additional four year period thereafter, as described in this prospectus supplement.

The initial Subordinate Percentages for each Loan Group will be approximately 7.40%.

For purposes of all principal distributions described above and for calculating the applicable Subordinate Optimal Principal Amount, Subordinate Percentage and Subordinate Prepayment Percentage, the applicable Current Principal Amount for any distribution date shall be determined before the allocation of losses on the mortgage loans in the mortgage pool to be made on such distribution date as described under “—Allocation of Losses; Subordination” in this prospectus supplement.

Monthly Advances

If the scheduled payment on a mortgage loan which was due on a related Due Date is delinquent other than as a result of application of the Relief Act or similar state law, the related Servicer will be required to remit to the Master Servicer on the date specified in the applicable Servicing Agreement an amount equal to such delinquency, net of the Servicing Fee Rate except to the extent the related Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or from future payments on the mortgage loan for which such advance was made. Subject to the foregoing, such advances will be made by the Servicers or subservicers, if applicable, through final disposition or liquidation of the related mortgaged property, or until such time as specified in the applicable Servicing Agreement. Failure by the related Servicer to remit any required advance, which failure goes unremedied for the number of days specified in the applicable Servicing Agreement (or applicable subservicing agreement), will constitute an event of default under such Servicing Agreement (or applicable subservicing agreement). Such event of default shall then obligate the Master Servicer to advance such amounts to the Distribution Account to the extent provided in the Agreement. Any failure of the Master Servicer to make such advances would constitute an Event of Default as discussed under “The Agreements—Events of Default and Rights Upon Event of Default” in the prospectus. The Trustee, as successor Master Servicer, will be required to make an advance which the Master Servicer is required to make but fails to do so.

All Monthly Advances will be reimbursable to the party making such Monthly Advance from late collections, Insurance Proceeds and Liquidation Proceeds from the mortgage loan as to which the unreimbursed Monthly Advance was made. In addition, any Monthly Advances previously made in respect of any mortgage loan that are deemed by the related Servicer, subservicer or Master Servicer to be nonrecoverable from related late collections, Insurance Proceeds or Liquidation Proceeds may be reimbursed to such party out of any funds in the Master Servicer Collection Account prior to the distributions on the Certificates.

Reports to Certificateholders

On each distribution date, the Securities Administrator will make available a report setting forth certain information with respect to the composition of the payment being made, the Current Principal Amount of an individual Certificate following the payment and certain other information relating to the Certificates and the mortgage loans (and, at its option, any additional files containing the same information in an alternative format), to be provided to each holder of Certificates and the Rating Agencies via the Securities Administrator's internet website, which can be obtained by calling the Securities Administrator's customer service desk at (301) 815-6600 and shall initially be www.ctslink.com. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail by calling the Securities Administrator’s customer service desk and indicating such. The Securities Administrator will have the right to change the way such reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties, and the Securities Administrator will provide timely and adequate notification to all above parties regarding any such changes.

To the extent such reports are timely received from the Securities Administrator, the Trustee will also make available each month to certificateholders via the Trustee’s internet website, which can be obtained by calling the Trustee’s customer service desk at (877) 722-1095 and shall initially be www.jpmorgan.com/sfr.

Allocation of Losses; Subordination

The principal portion of Realized Losses on the mortgage loans will be allocated on any distribution date as follows: first, to the Class B-8 Certificates; second, to the Class B-7 Certificates; third, to the Class B-6 Certificates; fourth, to the Class B-5 Certificates; fifth, to the Class B-4 Certificates; sixth, to the Class B-3 Certificates; seventh, to the Class B-2 Certificates; and eighth, to the Class B-1 Certificates, in each case until the Current Principal Amount of such class has been reduced to zero. Thereafter, the principal portion of Realized Losses on the mortgage loans in each Loan Group will be allocated on any distribution date to the Senior Certificates in the related Certificate Group. Once the Group I, Group II, Group III or Group IV Senior Certificates have been reduced to zero, the principal portion of Realized Losses on the mortgage loans in the related Loan Group (if any) will be allocated pro rata based upon their respective Current Principal Amounts to the remaining Senior Certificates of the other Certificate Groups, pro rata based upon their respective Current Principal Amounts. The principal portion of any Realized Losses that are allocated to the Group II Senior Certificates will be allocated concurrently and pro rata to (i) the Class II-A-3 Certificates until the Current Principal Amount of the Class II-A-3 Certificates has been reduced to zero and (ii) the Class II-A-2 Certificates and the Class II-A-1 Certificates, sequentially in that order, until the Current Principal Amount of each such class thereof has been reduced to zero. The principal portion of any Realized Losses that are allocated to the Group III Senior Certificates will be allocated concurrently and pro rata to (i) the Class III-A-3 Certificates until the Current Principal Amount of the Class III-A-3 Certificates has been reduced to zero and (ii) the Class III-A-2 Certificates and the Class III-A-1 Certificates, sequentially in that order, until the Current Principal Amount of each such class thereof has been reduced to zero. The principal portion of any Realized Losses that are allocated to the Group IV Senior Certificates will be allocated concurrently and pro rata to (i) the Class IV-A-3 Certificates until the Current Principal Amount of the Class IV-A-3 Certificates has been reduced to zero and (ii) the Class IV-A-2 Certificates and the Class IV-A-1 Certificates, sequentially in that order, until the Current Principal Amount of each such class thereof has been reduced to zero.

No reduction of the Current Principal Amount on a distribution date of any class of (i) Subordinate Certificates will be made on any distribution date on account of Realized Losses to the extent that such allocation would result in the reduction of the aggregate Current Principal Amounts of all Certificates as of such distribution date, after giving effect to all distributions and prior allocations of Realized Losses on the mortgage loans on such date, to an amount less than the aggregate Scheduled Principal Balance of all of the mortgage loans as of the first day of the month of such distribution date and (ii) Senior Certificates of a Certificate Group shall be made on any distribution date on account of Realized Losses to the extent that such reduction would have the effect of reducing the aggregate Current Principal Amount of all of the classes of such Certificate Group as of such distribution date to an amount less than the Scheduled Principal

Balances of the mortgage loans in the related Loan Group as of the related Due Date. The limitation described in clauses (i) and (ii) is referred to herein as the Loss Allocation Limitation.

With respect to any defaulted mortgage loan that is finally liquidated through foreclosure sale, disposition of the related mortgaged property if acquired on behalf of the certificateholders by deed-in-lieu of foreclosure or otherwise, the amount of loss realized, if any, will equal the portion of the unpaid principal balance remaining, if any, plus interest thereon through the last day of the month in which such mortgage loan was finally liquidated, after application of all amounts recovered (net of amounts reimbursable to the related Servicer or Master Servicer for Monthly Advances, Servicing Fees, servicing advances and certain other amounts specified in the applicable Servicing Agreement) towards interest and principal owing on the mortgage loan. The amount of such loss realized on a mortgage loan, together with the amount of any Bankruptcy Loss (if any) in respect of a mortgage loan is referred to in this prospectus supplement as a Realized Loss.

There are two types of Bankruptcy Losses that can occur with respect to a mortgage loan. The first type of Bankruptcy Loss, referred to in this prospectus supplement as a Deficient Valuation, results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property. In such a case, the holder of such mortgage loan would become an unsecured creditor to the extent of the difference between the unpaid principal balance of such mortgage loan and such reduced unsecured debt. The second type of Bankruptcy Loss, referred to in this prospectus supplement as a Debt Service Reduction, results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

The principal portion of Debt Service Reductions will not be allocated in reduction of the Current Principal Amount of any class of Certificates. However, after the Cross-Over Date, the amounts distributable under clause (1) of the definition of Senior Optimal Principal Amount for each Loan Group, will be reduced by the amount of any Debt Service Reductions applicable to the mortgage loans of the related Loan Group. Regardless of when they occur, Debt Service Reductions may reduce the amount of Available Funds for a Loan Group that would otherwise be available for distribution on a distribution date. As a result of the subordination of the Subordinate Certificates in right of distribution of Available Funds to the Senior Certificates of a Certificate Group, any Debt Service Reductions relating to mortgage loans in the related Loan Group prior to the Cross-Over Date, will be borne by the Subordinate Certificates (to the extent then outstanding) in inverse order of priority.

In order to maximize the likelihood of distribution in full of interest and principal to the Senior Certificates, on each distribution date, holders of Senior Certificates of each Loan Group have a right to distributions of the Available Funds of its related Loan Group prior to any distributions being made to the holders of the Subordinate Certificates.

Any allocation of a principal portion of a Realized Loss to a Certificate will be made by reducing the Current Principal Amount thereof by the amount so allocated as of the distribution date in the month following the calendar month in which such Realized Loss was incurred.

An allocation of a Realized Loss on a pro rata basis among two or more classes of Certificates means an allocation to each such class of Certificates on the basis of its then outstanding Current Principal Amount prior to giving effect to distributions to be made on such distribution date.

The interest portion of Realized Losses will be allocated among the outstanding Classes of Certificates offered hereby to the extent described under “Distributions on the Certificates—Interest” above.

In the event that the related Servicer, the Master Servicer or any sub-servicer recovers any amount in respect of a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation and disposition of such mortgage loan, any such amount, which is referred to in this prospectus supplement as a Subsequent Recovery, will be distributed as part of Available Funds in accordance with the priorities described under “Description of the Certificates–Distributions on the Certificates” in this prospectus supplement. Additionally, the Current Principal Amount of each class of Subordinate Certificates that has been reduced by the allocation of a Realized Loss to such Certificate will be increased, in order of seniority, by the amount of such Subsequent Recovery, but not in excess of the amount of any Realized Losses previously allocated to such class of Certificates and not previously offset by Subsequent Recoveries. Holders of such Certificates will not be entitled to any payment in respect of current interest on the amount of such increases for an Interest Accrual Period preceding the distribution date on which such increase occurs.

Restrictions on Transfer of the Residual Certificates

The Residual Certificates may not be purchased by or transferred to a Plan except upon the delivery of a certification of facts or an opinion of counsel, as provided in this prospectus supplement. See “ERISA Considerations” in this prospectus supplement. In addition, the Residual Certificates will be subject to additional restrictions described under “Federal Income Tax Consequences—Special Tax Considerations Applicable to Residual Certificates” in this prospectus supplement and “Federal Income Tax Consequences—REMICS—Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations” and “—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates” in the prospectus.

YIELD ON THE CERTIFICATES

General

The yield to maturity on each class of Offered Certificates will be primarily affected by the rate and timing of principal payments on the mortgage loans in the related Loan Group, including prepayments, the allocation of principal payments on the mortgage loans among the related classes of Offered Certificates, Realized Losses and interest shortfalls on the mortgage loans in the related Loan Group, the Pass-Through Rates on such Certificates, and the purchase price paid for such Certificates. In addition, the effective yield to holders of the Offered Certificates of each class will be less than the yields otherwise produced by their respective Pass-Through Rates and purchase prices because interest will not be distributed to the certificateholders until the 25th day, or if such day is not a business day, the following business day, of the month following the month in which interest accrues on the related mortgage loans, without any additional distribution of interest or earnings thereon in respect of such delay.

Prepayment Considerations

The rate of principal payments on each class of Offered Certificates, the aggregate amount of distributions on each class of Offered Certificates and the yield to maturity of each class of Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related Loan Group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate and timing of Principal Prepayments on the mortgage loans (including for this purpose payments resulting from refinancings, liquidations of the mortgage loans due to defaults, casualties, condemnations and repurchases, whether optional or required). The mortgage loans generally may be prepaid by the mortgagors at any time; however, as described under “The Mortgage Pool” in this prospectus supplement, with respect to approximately 39.23%, 35.71%, 16.09% and 24.12% of the Group I, Group II, Group III and Group IV mortgage loans, respectively, a prepayment may subject the related mortgagor to a prepayment charge. Prepayment charges may be restricted under some state laws as described under “Legal Aspects of Mortgage Loans – Enforceability of Certain Provisions” in the prospectus. All prepayment charges will be retained by the related Servicer as additional servicing compensation and will not be part of the Available Funds for such distribution date. All of the mortgage loans contain due-on-sale clauses.

Principal Prepayments, liquidations and repurchases of the mortgage loans in a Loan Group will result in distributions in respect of principal to the holders of the related class or classes of Offered Certificates then entitled to receive these principal distributions that otherwise would be distributed over the remaining terms of the mortgage loans. See “Maturity and Prepayment Considerations” in the prospectus. Since the rate and timing of payments of principal on the mortgage loans will depend on future events and a variety of factors (as described more fully in this prospectus supplement and in the prospectus under “Yield Considerations” and “Maturity and Prepayment Considerations”), no assurance can be given as to the rate of Principal Prepayments. The extent to which the yield to maturity of any class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the degree to which the timing of payments on the Offered Certificates is sensitive to prepayments on the mortgage loans in the related Loan Group. Further, an investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of Principal Payments on the mortgage loans could result in an actual yield to an investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a prepayment of principal on the mortgage loans in the related Loan Group, the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all of the mortgage loans will prepay at the same rate. Moreover, the timing of prepayments on the mortgage loans in a Loan Group may significantly affect the actual yield to maturity on the related Offered Certificates, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.

Because principal distributions are paid to some classes of Offered Certificates before other classes, holders of classes of Offered Certificates having a later priority of payment bear a greater risk of losses than holders of classes having earlier priorities for distribution of principal.

The rate of payments (including prepayments) on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the rate of prepayment (and refinancing) would be expected to increase. Conversely, if prevailing mortgage rates rise significantly above the mortgage rates on the mortgage loans, the rate of prepayment on the mortgage loans would be expected to decrease. Other factors affecting prepayment of mortgage loans include changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In addition, the existence of the applicable periodic rate cap, maximum mortgage rate and minimum mortgage rate may effect the likelihood of prepayments resulting from refinancings. There can be no certainty as to the rate of prepayments on the mortgage loans during any period or over the life of the Certificates. See “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

Approximately 3.42%, 2.55%, 6.09% and 4.71% of the group I, group II, group III and group IV mortgage loans, respectively, are assumable under some circumstances if, in the sole judgment of the Master Servicer or the related Servicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption. The remainder of the mortgage loans are subject to customary due-on-sale provisions. The Servicers shall enforce any due-on-sale clause contained in any mortgage note or mortgage, to the extent permitted under the related Servicing Agreement, applicable law and governmental regulations. However, if a Servicer determines that enforcement of the due-on-sale clause would impair or threaten to impair recovery under the related primary mortgage insurance policy, if any, such Servicer shall not be required to enforce the due-on-sale clause. The extent to which some of the mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related mortgagors in connection with the sales of the mortgaged properties will affect the weighted average lives of the Offered Certificates and may result in a prepayment experience on the mortgage loans that differs from that on other mortgage loans.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years. In addition, default rates generally are higher for mortgage loans used to refinance an existing mortgage loan. In the event of a mortgagor’s default on a mortgage loan, there can be no assurance that recourse beyond the specific mortgaged property pledged as security for repayment will be available.

Allocation of Principal Payments

Subject to the circumstances described under “Description of the Certificates—Principal Distributions on the Senior Certificates” in this prospectus supplement, on each distribution date during the first seven years after the Closing Date, all principal prepayments on the mortgage loans in a Loan Group will generally be allocated to the Senior Certificates of the related Certificate Group. Thereafter, as further described in this prospectus supplement, during some periods, subject to loss and delinquency criteria described in this prospectus supplement, the related Senior Prepayment Percentage may continue to be disproportionately large (relative to the related Senior Percentage) and the percentage of Principal Prepayments payable to the Subordinate Certificates may continue to be disproportionately small. In addition to the foregoing, if on any distribution date, the loss level established for the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, as applicable, is exceeded and that class of Offered Subordinate Certificates is then outstanding, the Class B-1, Class B-2, Class B-3, Class B-4 or Class B-5 Certificates, as the case may be, will not receive distributions relating to principal prepayments on that distribution date.

Interest Shortfalls and Realized Losses

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the Principal Prepayment, instead of for a full month. When a partial Principal Prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for the month in which the prepayment is made. In addition, the application of the Relief Act or similar state law to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the related Servicer to collect full amounts of interest on the mortgage loan. See “Legal Aspects of Mortgage Loans—The Servicemembers Civil Relief Act” in the prospectus. Any interest shortfalls resulting from a Principal Prepayment in full or a partial Principal Prepayment are required to be paid by the related Servicer, but only to the extent that such amount does not exceed the aggregate of the Servicing Fees on the mortgage loans serviced by it for the related Due Period. Any interest shortfalls required to be funded but not funded by the related Servicer are required to be paid by the Master Servicer, but only to the extent that such amount does not exceed the aggregate master servicing compensation for the applicable distribution date. Neither the Servicers nor the Master Servicer are obligated to fund interest shortfalls resulting from the application of the Relief Act or similar state law. See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement and “Legal Aspects of Mortgage Loans—The Servicemembers Civil Relief Act” in the prospectus. Accordingly, the effect of (1) any Principal Prepayments on the mortgage loans, to the extent that any resulting interest shortfall due to such Principal Prepayments exceeds any Compensating Interest or (2) any shortfalls resulting from the application of the Relief Act or similar state law, will be to reduce the aggregate amount of interest collected that is available for distribution to holders of the Certificates. Any resulting shortfalls will be allocated among the Certificates as provided in this prospectus supplement under “Description of the Certificates—Interest Distributions.”

The yields to maturity and the aggregate amount of distributions on the Offered Certificates will be affected by the timing of mortgagor defaults resulting in Realized Losses. The timing of Realized Losses on the mortgage loans in a Loan Group and the allocation of Realized Losses to the Offered Certificates could significantly affect the yield to an investor in the related Offered Certificates. In addition, Realized Losses on the mortgage loans may affect the market value of the Offered Certificates, even if these losses are not allocated to the Offered Certificates.

If the Current Principal Amounts of the Class B-8, Class B-7 and Class B-6 Certificates have been reduced to zero, the yield to maturity on the related class of Offered Subordinate Certificates then outstanding with the lowest payment priority will be extremely sensitive to losses on the mortgage loans and the timing of those losses because the entire amount of losses that are covered by subordination will be allocated to that class of Offered Subordinate Certificates. In addition, the Class II-A-2 Certificates will be more sensitive to losses on the mortgage loans in Loan Group II than the Class II-A-1 Certificates because, after the Current Principal Amount of Subordinate Certificates has been reduced to zero, the principal portion of losses on the group II mortgage loans that are not allocated to the Class II-A-3 Certificates will first be allocated to the Class II-A-2 Certificates until the Current Principal Amount of that class has been reduced to zero. The Class III-A-2 Certificates will be more sensitive to losses on the mortgage loans in Loan Group III than the Class III-A-1 Certificates because, after the Current Principal Amount of Subordinate Certificates has been reduced to zero, the principal portion of losses on the group III mortgage loans that are not allocated to the Class III-A-3 Certificates will first be allocated to the Class III-A-2 Certificates until the Current Principal Amount of that class has been reduced to zero. The Class IV-A-2 Certificates will be more sensitive to losses on the mortgage loans in Loan Group IV than the Class IV-A-1 Certificates because, after the Current Principal Amount of Subordinate Certificates has been reduced to zero, the principal portion of losses on the group IV mortgage loans that are not allocated to the Class IV-A-3 Certificates will first be allocated to the Class IV-A-2 Certificates until the Current Principal Amount of that class has been reduced to zero.

As described under “Description of the Certificates—Allocation of Losses; Subordination”, amounts otherwise distributable to holders of the Subordinate Certificates may be made available to protect the holders of the Senior Certificates against interruptions in distributions due to mortgagor delinquencies, to the extent not covered by Monthly Advances, and amounts otherwise distributable to holders of the Subordinate Certificates with a lower priority may be made available to protect the holders of Subordinate Certificates with a higher priority against interruptions in distributions. Delinquencies on the mortgage loans may affect the yield to investors on the Subordinate Certificates, and, even if subsequently cured, will affect the timing of the receipt of distributions by the holders of the Subordinate Certificates. In addition, a larger than expected rate of delinquencies or losses on the mortgage loans will affect the rate of principal payments on each class of Subordinate Certificates if it delays the scheduled reduction of the Senior Prepayment Percentage, triggers an increase of the Senior Prepayment Percentage to 100% or triggers a lockout of one or more classes of Subordinate Certificates from distributions of portions of the Subordinate Optimal Principal Amount. See “Description of the Certificates—Principal Distributions on the Senior Certificates” and “—Principal Distributions on the Subordinate Certificates” in this prospectus supplement.

Pass-Through Rates

The yields to maturity on the Offered Certificates (other than the Class R Certificates) will be affected by their Pass-Through Rates. The Pass-Through Rates on the Offered Certificates (other than the Class R Certificates) will be sensitive to the adjustable mortgage rates on the related mortgage loans. As a result, these Pass-Through Rates will be sensitive to the indices on the related mortgage loans, any periodic caps, maximum and minimum rates, and the related gross margins.

Assumed Final Distribution Date

The assumed final distribution date for distributions on the Offered Certificates is April 25, 2035. The assumed final distribution date in each case is the distribution date in the month following the month of the latest scheduled maturity date of any of the mortgage loans. Since the rate of payment (including prepayments) of principal on the mortgage loans can be expected to exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the disposition of the last remaining mortgage loan may be earlier, and could be substantially earlier, than the assumed final distribution date. In addition, the Depositor or its designee may, at its option, repurchase all the mortgage loans from the trust on or after any distribution date on which the aggregate unpaid principal balances of the mortgage loans are less than 10% of the Cut-off Date Scheduled Principal Balance of the mortgage loans. See “The Pooling and Servicing Agreement—Termination” herein and “The Agreements—Termination; Retirement of Securities” in the prospectus.

Weighted Average Life

Weighted average life refers to the amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Current Principal Amount of such Certificate by the number of years from the date of issuance of such Certificate to the related distribution date, (b) adding the results and (c) dividing the sum by the aggregate amount of the reductions in the Current Principal Amount of such Certificate referred to in clause (a). The weighted average life of the Offered Certificates (other than the Class R Certificates) of each class will be influenced by the rate at which principal on the mortgage loans is paid, which may be in the form of scheduled payments or prepayments (including prepayments of principal by the mortgagor as well as amounts received by virtue of condemnation, insurance or foreclosure with respect to the mortgage loans), and the timing thereof.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this prospectus supplement with respect to the mortgage loans, assumes a constant rate of prepayment each month, or CPR, relative to the then outstanding principal balance of a pool of mortgage loans similar to the mortgage loans in each Loan Group. To assume a 25% CPR or any other CPR is to assume that the stated percentage of the outstanding principal balance of the related mortgage pool is prepaid over the course of a year. No representation is made that the mortgage loans will prepay at these or any other rates.

The Certificates were structured assuming, among other things, a 25% CPR for the Certificates. The prepayment assumption to be used for pricing purposes for the respective Classes may vary as determined at the time of sale. The actual rate of prepayment may vary considerably from the rate used for any prepayment assumption.

The tables following the next paragraph indicate the percentages of the initial principal amount of the indicated classes of Offered Certificates (other than the Residual Certificates) that would be outstanding after each of the dates shown at various percentages of the CPR and the corresponding weighted average life of the indicated class of Offered Certificates. The table is based on the following modeling assumptions:

(1)           the mortgage pool consists of 76 mortgage loans with the characteristics set forth in the table below,

(2)	the mortgage loans prepay at the specified percentages of the CPR,

(3)           no defaults or delinquencies occur in the payment by mortgagors of principal and interest on the mortgage loans,

(4)           scheduled payments on the mortgage loans are received, in cash, on the first day of each month, commencing in April 2005, and are computed prior to giving effect to prepayments received on the last day of the prior month,

(5)           prepayments are allocated as described herein assuming the loss and delinquency tests are satisfied,

(6)           there are no interest shortfalls caused by (a) the application of the Relief Act or similar state law or (b) prepayments on the mortgage loans, which in the case of (b) have not been covered by Compensating Interest, and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in March 2005,

(7)           scheduled Monthly Payments of principal and interest on the mortgage loans are calculated on their respective principal balances (prior to giving effect to prepayments received thereon during the preceding calendar month), mortgage rate and remaining terms to stated maturity such that the mortgage loans will fully amortize by their stated maturities (after taking into account any interest only period),

(8)           the levels of Six-Month LIBOR, One-Year LIBOR and One-Year Treasury remain constant at 3.3675%, 3.8100% and 3.3200%, respectively,

(9)           the mortgage rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Index (as described in 8 above), plus the applicable gross margin, subject to maximum lifetime mortgage rates, minimum lifetime mortgage rates and periodic caps (as applicable),

(10)         scheduled Monthly Payments of principal and interest on each mortgage loan will be adjusted in the month immediately following each interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in (7) above,

(11)         the initial principal amounts of the Certificates are as set forth on page S-2 and S-3 hereof and under “Summary of Terms—Description of the Certificates,”

(12)         distributions in respect of the Offered Certificates are received in cash on the 25th day of each month, commencing in April 2005,

(13)	the Offered Certificates are purchased on March 31, 2005, and

(14)         neither the Depositor nor its designee exercises the option to repurchase the mortgage loans described under the caption “The Pooling and Servicing Agreement—Termination.”

MORTGAGE LOAN ASSUMPTIONS

Loan Number	Group	Current Balances ($)	Current Mortgage Rate (%)	Current Net Mortgage Rate (%)	Original Term to Maturity (in months)	Remaining Term to Maturity (in months)	Gross Margin (%)
1	I	29,288,023.30	5.8951980865	5.5201980865	360	358	2.7500000000
2	I	356,000.00	5.5000000000	5.1250000000	360	358	2.7500000000
3	I	1,482,196.62	5.4250957263	5.0500957263	360	357	2.7500000000
4	I	1,552,633.24	5.5576245585	5.1826245585	360	356	2.2500000000
5	I	1,856,368.31	5.3168425680	4.9418425680	360	356	2.2500000000
6	I	1,617,682.27	5.1804484225	4.8054484225	360	357	2.2500000000
7	I	5,298,819.33	6.0136690372	5.5946179514	360	358	2.9258191688
8	I	6,636,949.14	5.5683860969	5.1505125162	360	358	2.7160518651
9	I	5,713,959.21	5.5155721492	5.0607843055	360	358	2.3059156949
10	I	18,697,963.62	5.7344459748	5.3480781861	360	358	2.6811277583
11	I	1,246,383.00	5.9177299434	5.5427299434	360	359	5.0000000000
12	I	311,199.08	5.1250000000	4.7500000000	360	359	2.2500000000
13	I	55,054,968.30	5.3262054109	4.9512054109	360	358	2.2634625452
14	I	28,803,203.08	5.5049332366	5.1101364366	360	358	2.3139899075
15	I	222,400.00	5.0000000000	4.6250000000	360	359	5.0000000000
16	II	14,772,242.94	5.8199684342	5.4449684342	360	358	2.7500000000
17	II	2,922,823.57	5.4649135044	5.0899135044	360	358	2.7500000000
18	II	1,137,705.31	5.5203173131	5.1453173131	360	357	2.2500000000
19	II	1,679,564.58	5.0573065193	4.6823065193	360	356	2.2500000000
20	II	6,845,414.85	5.0588477419	4.6838477419	360	357	2.2500000000
21	II	671,735.47	5.0000000000	4.6250000000	360	356	2.7500000000
22	II	1,622,516.16	4.6269471932	4.2519471932	360	358	2.2500000000
23	II	6,786,792.66	5.5018367942	5.1268367942	360	358	2.2500000000
24	II	2,714,887.00	5.3081976340	4.9331976340	360	359	2.2500000000
25	II	8,836,194.25	5.4817445800	5.1067445800	360	357	2.7016020712
26	II	1,250,000.00	6.1160000000	5.7410000000	360	359	5.0000000000
27	II	1,634,719.22	5.1777591536	4.8027591536	360	358	2.2500000000
28	II	2,984,407.73	5.2779140444	4.9029140444	360	357	2.2500000000
29	II	20,312,007.98	5.4777857528	5.1027857528	360	358	2.2582230517
30	II	30,597,295.51	5.3433387719	4.9683387719	360	357	2.3751727545
31	III	230,029.92	5.2500000000	4.8750000000	360	358	3.0000000000
32	III	140,080.00	6.0000000000	5.6250000000	360	359	2.7500000000
33	III	12,647,021.73	5.8975161823	5.5225161823	360	358	2.7500000000
34	III	1,147,900.00	5.9241658681	5.5491658681	360	359	2.7500000000
35	III	491,040.52	6.4439299709	6.0689299709	360	357	2.2500000000
36	III	12,499,014.70	6.0234559576	5.6714258058	360	357	2.2500000000
37	III	1,275,698.09	7.0275927355	6.6525927355	360	358	2.2500000000
38	III	1,648,932.28	6.0659305093	5.6909305093	360	358	2.2500000000
39	III	4,958,752.79	5.9842501818	5.6294266103	360	356	2.2500000000
40	III	104,333,759.92	5.8997413418	5.5443181643	360	358	2.2500000000
41	III	356,085.55	6.6250000000	6.2500000000	360	359	4.2500000000
42	III	732,954.99	6.2704396214	5.8954396214	360	359	3.8954396214
43	III	12,445,924.40	6.2230673778	5.8252872169	360	358	2.4705427258
44	III	431,603.07	6.2582733193	5.8832733193	360	357	3.1446894626
45	III	125,874.57	6.0000000000	5.6250000000	360	359	2.2500000000
46	III	43,315,047.45	5.9367204089	5.5597571562	360	358	2.3690900204
47	III	816,600.00	5.8871540534	5.5121540534	360	359	2.2500000000
48	III	2,035,300.00	5.8472952390	5.4722952390	360	359	3.4217437233
49	III	22,288,736.13	6.1016192982	5.7157606932	360	358	2.2570831742
50	III	35,562,808.56	6.1427632737	5.7510466639	360	358	2.4856725496
51	III	1,455,100.00	5.7363153735	5.3613153735	360	359	2.2500000000
52	III	268,000.00	7.6250000000	7.2500000000	360	359	4.2500000000
53	III	178,700.00	5.8750000000	5.5000000000	360	359	2.2500000000
54	III	195,038,898.39	5.8061733823	5.4217812105	360	358	2.2848024362
55	III	122,910,206.79	6.0410064066	5.6963243129	360	358	2.2619411304
56	IV	12,290,700.00	5.8378224999	5.4628224999	360	358	2.7500000000
57	IV	1,330,000.00	5.2500000000	4.8750000000	360	358	2.7500000000
58	IV	2,156,715.56	5.5375441332	5.1625441332	360	358	2.7500000000
59	IV	747,240.85	5.7500000000	5.3750000000	360	357	2.2500000000
60	IV	15,629,712.38	5.9434558472	5.5927143988	360	357	2.2500000000
61	IV	1,222,622.15	6.8582464133	6.4832464133	360	357	2.2500000000
62	IV	3,568,350.00	5.9562490367	5.5812490367	360	357	2.2500000000
63	IV	4,866,713.94	5.9636625394	5.5886625394	360	357	2.2500000000
64	IV	5,336,899.08	5.7066040567	5.3675800040	360	356	2.2500000000
65	IV	126,951,478.34	5.7857374569	5.4396085071	360	357	2.2489011550
66	IV	1,205,996.51	5.8244781281	5.4494781281	360	359	2.4867171921

S-59

67	IV	10,086,322.90	5.8948786851	5.5198786851	360	357	2.2983351876
68	IV	19,973,801.22	5.6354345529	5.2635572557	360	357	2.2788891745
69	IV	384,000.00	7.2500000000	6.8750000000	360	358	2.2500000000
70	IV	2,398,000.00	5.8759382819	5.5009382819	360	359	2.8056713928
71	IV	979,162.00	5.7956078769	5.4206078769	360	358	2.2500000000
72	IV	9,917,939.38	6.0969396616	5.7219396616	360	358	2.5474927157
73	IV	11,605,630.47	5.5160973410	5.1410973410	360	357	2.2500000000
74	IV	33,214,185.44	5.7943003647	5.4193003647	360	357	2.2802956022
75	IV	65,652,142.81	5.6487495032	5.2737495032	360	357	2.2500000000
76	IV	62,872,663.50	5.7858164909	5.4233602970	360	357	2.2942197744

MORTGAGE LOAN ASSUMPTIONS (continued)

Loan Number	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Maximum Lifetime Mortgage Rate (%)	Minimum Lifetime Mortgage Rate (%)	Number of Months Until First Rate Adjustment	Rate/ Payment Adjustment Frequency (in months)	Remaining Interest Only Months	Index
1	3.00000	2.00000	11.8951980865	2.7500000000	34	12	34	1 Yr. TRES
2	3.00000	2.00000	11.5000000000	2.7500000000	34	12	34	1 Yr. TRES
3	3.00000	2.00000	11.4250957263	2.7500000000	33	12	N/A	1 Yr. LIBOR
4	2.62764	1.84581	11.0895484918	2.2500000000	32	12	N/A	1 Yr. LIBOR
5	3.00000	2.00000	10.3168425680	2.2500000000	32	12	116	1 Yr. LIBOR
6	2.41144	1.80763	10.9613817451	2.2500000000	33	12	33	1 Yr. LIBOR
7	3.12831	1.05393	11.7306003371	2.9258191688	34	6	N/A	6 Mo. LIBOR
8	2.66047	1.04067	11.1536634025	2.7160518651	34	6	N/A	6 Mo. LIBOR
9	4.96474	1.61483	11.2338363263	2.3059156949	34	6	118	6 Mo. LIBOR
10	3.04847	1.00000	11.5838901155	2.6811277583	34	6	34	6 Mo. LIBOR
11	3.00000	1.00000	10.9177299434	5.0000000000	35	6	59	6 Mo. LIBOR
12	6.00000	2.00000	11.1250000000	2.2500000000	35	6	119	6 Mo. LIBOR
13	3.52817	1.28095	10.9160501069	2.2634625452	34	6	118	6 Mo. LIBOR
14	2.88630	1.00521	10.7748915328	2.3139899075	34	6	34	6 Mo. LIBOR
15	3.00000	1.00000	10.0000000000	5.0000000000	35	6	59	6 Mo. LIBOR
16	3.00000	2.00000	11.8199684342	2.7500000000	34	12	34	1 Yr. TRES
17	3.00000	2.00000	11.4649135044	2.7500000000	34	12	N/A	1 Yr. LIBOR
18	2.46932	2.00000	11.0509956308	2.2500000000	33	12	N/A	1 Yr. LIBOR
19	3.00000	2.00000	10.0573065193	2.2500000000	32	12	116	1 Yr. LIBOR
20	2.00000	2.00000	11.0588477419	2.2500000000	33	12	33	1 Yr. LIBOR
21	3.00000	1.00000	11.0000000000	2.7500000000	32	6	N/A	6 Mo. LIBOR
22	2.59641	1.00000	10.0305328685	2.2500000000	34	6	N/A	6 Mo. LIBOR
23	3.61425	1.28400	11.0236021092	2.2500000000	34	6	N/A	6 Mo. LIBOR
24	4.79833	1.69958	11.3081976340	2.2500000000	35	6	119	6 Mo. LIBOR
25	3.06709	1.00000	11.3769354026	2.7016020712	33	6	33	6 Mo. LIBOR
26	3.00000	1.00000	11.1160000000	5.0000000000	35	6	59	6 Mo. LIBOR
27	2.47642	1.00000	10.7013353064	2.2500000000	34	6	118	6 Mo. LIBOR
28	2.77801	1.00000	10.4999011387	2.2500000000	33	6	33	6 Mo. LIBOR
29	4.34978	1.38829	11.0029691611	2.2582230517	34	6	118	6 Mo. LIBOR
30	3.91631	1.00000	10.4793704025	2.3751727545	33	6	33	6 Mo. LIBOR
31	5.00000	2.00000	10.2500000000	3.0000000000	58	12	N/A	1 Yr. TRES
32	5.00000	2.00000	12.0000000000	2.7500000000	59	12	59	1 Yr. TRES
33	5.00000	2.00000	11.8975161823	2.7500000000	58	12	58	1 Yr. TRES
34	5.00000	2.00000	11.9241658681	2.7500000000	59	12	59	1 Yr. TRES
35	5.00000	2.00000	11.4439299709	2.2500000000	57	12	N/A	1 Yr. LIBOR
36	5.00000	2.00000	11.0234559576	2.2500000000	57	12	N/A	1 Yr. LIBOR
37	5.00000	2.00000	12.0275927355	2.2500000000	58	12	58	1 Yr. LIBOR
38	5.00000	2.00000	11.0659305093	2.2500000000	58	12	58	1 Yr. LIBOR
39	5.00000	2.00000	10.9842501818	2.2500000000	56	12	116	1 Yr. LIBOR
40	4.98769	2.00000	10.9038435614	2.2500000000	58	12	58	1 Yr. LIBOR
41	5.00000	1.00000	11.6250000000	4.2500000000	59	6	N/A	6 Mo. LIBOR
42	5.00000	1.00000	11.2704396214	3.8954396214	59	6	N/A	6 Mo. LIBOR
43	5.06329	1.06329	11.4823125722	2.4705427258	58	6	N/A	6 Mo. LIBOR
44	5.52283	1.52283	11.7811056059	3.1446894626	57	6	N/A	6 Mo. LIBOR
45	5.00000	1.00000	11.0000000000	2.2500000000	59	6	N/A	6 Mo. LIBOR
46	5.17263	1.17723	11.1093488847	2.3690900204	58	6	N/A	6 Mo. LIBOR
47	5.00000	1.00000	10.8871540534	2.2500000000	59	6	119	6 Mo. LIBOR
48	5.00000	1.00000	10.8472952390	3.4217437233	59	6	59	6 Mo. LIBOR
49	5.28853	1.28853	11.3901496255	2.2570831742	58	6	118	6 Mo. LIBOR
50	5.00000	1.00000	11.4109209340	2.4856725496	58	6	58	6 Mo. LIBOR
51	5.51618	1.51618	11.2524998282	2.2500000000	59	6	119	6 Mo. LIBOR
52	5.00000	1.00000	12.6250000000	4.2500000000	59	6	59	6 Mo. LIBOR
53	5.00000	1.00000	10.8750000000	2.2500000000	59	6	119	6 Mo. LIBOR
54	5.25072	1.25413	11.0577398456	2.2848024362	58	6	118	6 Mo. LIBOR
55	5.00163	1.00163	11.0470358986	2.2619411304	58	6	58	6 Mo. LIBOR
56	5.00000	2.00000	11.8378224999	2.7500000000	58	12	58	1 Yr. TRES
57	5.00000	2.00000	11.2500000000	2.7500000000	58	12	58	1 Yr. TRES
58	5.00000	2.00000	11.5375441332	2.7500000000	58	12	N/A	1 Yr. LIBOR
59	5.00000	2.00000	10.7500000000	2.2500000000	57	12	N/A	1 Yr. LIBOR
60	5.00000	2.00000	10.9434558472	2.2500000000	57	12	N/A	1 Yr. LIBOR
61	5.00000	2.00000	11.8582464133	2.2500000000	57	12	57	1 Yr. LIBOR
62	5.00000	2.00000	10.9562490367	2.2500000000	57	12	57	1 Yr. LIBOR
63	5.00000	2.00000	10.9636625394	2.2500000000	57	12	57	1 Yr. LIBOR
64	5.00000	2.00000	10.7066040567	2.2500000000	56	12	116	1 Yr. LIBOR
65	5.00000	2.00000	10.7857374569	2.2489011550	57	12	57	1 Yr. LIBOR

66	5.00000	1.00000	11.1223906403	2.4867171921	59	6	N/A	6 Mo. LIBOR
67	5.00000	1.00000	10.8948786851	2.2983351876	57	6	N/A	6 Mo. LIBOR
68	5.12535	1.12535	10.7607812890	2.2788891745	57	6	N/A	6 Mo. LIBOR
69	5.00000	1.00000	12.2500000000	2.2500000000	58	6	58	6 Mo. LIBOR
70	5.00000	1.00000	10.8759382819	2.8056713928	59	6	59	6 Mo. LIBOR
71	5.88475	1.88475	11.6803562638	2.2500000000	58	6	118	6 Mo. LIBOR
72	5.00000	1.00000	11.3747221056	2.5474927157	58	6	58	6 Mo. LIBOR
73	5.00000	1.00000	10.5160973410	2.2500000000	57	6	117	6 Mo. LIBOR
74	5.00000	1.00000	10.7943003647	2.2802956022	57	6	57	6 Mo. LIBOR
75	5.28347	1.28347	10.9322214414	2.2500000000	57	6	117	6 Mo. LIBOR
76	5.00000	1.00000	10.7858164909	2.2942197744	57	6	57	6 Mo. LIBOR

There will be discrepancies between the characteristics of the actual mortgage loans and the characteristics assumed in preparing the tables below. Any discrepancy may have an effect upon the percentages of the initial principal amounts outstanding (and the weighted average lives) of the classes of Offered Certificates (other than the Class R Certificates) set forth in the tables. In addition, to the extent that the actual mortgage loans included in the mortgage pool have characteristics that differ from those assumed in preparing the tables below, the classes of Offered Certificates set forth below may mature earlier or later than indicated by the tables below. Based on the foregoing assumptions, the tables below indicate the weighted average life of each class of Offered Certificates (other than the Residual Certificates) and sets forth the percentage of the initial principal amounts of each such class that would be outstanding after each of the distribution dates shown, at specified percentages of the CPR. Neither the prepayment model used in this prospectus supplement nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the mortgage loans included in the trust fund. Variations in the prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of the initial principal amounts (and weighted average lives) shown in the following tables. Variations may occur even if the average prepayment experience of all of the mortgage loans equals any of the specified percentages of the CPR. The timing of changes in the rate of prepayment may significantly affect the actual yield to maturity to investors, even if the average rate of Principal Prepayments is consistent with the expectations of investors.

Percent of Initial Principal Amount Outstanding at the

Following CPR Percentage

	Class I-A-1 Certificates						Class II-A-1 Certificates
	0%	10%	25%	30%	40%	50%	0%	10%	25%	30%	40%	50%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100
March 2006	100	89	73	68	57	46	100	89	73	67	57	46
March 2007	100	79	53	45	32	21	100	79	53	45	32	21
March 2008	99	70	38	30	18	9	99	70	38	30	18	9
March 2009	99	62	28	21	11	5	98	62	28	21	11	5
March 2010	98	54	21	15	6	2	97	54	21	14	6	2
March 2011	97	48	16	10	4	1	96	47	15	10	4	1
March 2012	95	42	12	7	2	1	94	41	11	7	2	1
March 2013	94	37	9	5	1	*	93	37	8	5	1	*
March 2014	93	33	6	3	1	*	91	32	6	3	1	*
March 2015	92	29	5	2	*	*	89	29	5	2	*	*
March 2016	89	26	3	2	*	*	87	25	3	2	*	*
March 2017	86	22	2	1	*	*	84	22	2	1	*	*
March 2018	83	20	2	1	*	*	81	19	2	1	*	*
March 2019	80	17	1	*	*	*	79	17	1	*	*	*
March 2020	77	15	1	*	*	*	75	14	1	*	*	*
March 2021	74	13	1	*	*	*	72	12	1	*	*	*

March 2022	70	11	*	*	*	*	69	11	*	*	*	*
March 2023	67	9	*	*	*	*	65	9	*	*	*	*
March 2024	63	8	*	*	*	*	61	8	*	*	*	*
March 2025	58	7	*	*	*	*	57	6	*	*	*	*
March 2026	54	5	*	*	*	*	52	5	*	*	*	*
March 2027	49	4	*	*	*	*	48	4	*	*	*	*
March 2028	44	4	*	*	*	*	43	3	*	*	*	*
March 2029	38	3	*	*	*	*	37	3	*	*	*	*
March 2030	33	2	*	*	*	*	32	2	*	*	*	*
March 2031	27	2	*	*	*	*	26	2	*	*	*	*
March 2032	20	1	*	*	*	*	20	1	*	*	*	*
March 2033	14	1	*	*	*	*	13	1	*	*	*	*
March 2034	6	*	*	*	*	*	6	*	*	*	*	0
March 2035	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	20.52	7.65	3.22	2.60	1.81	1.33	20.15	7.56	3.20	2.59	1.81	1.33

(*)	Indicates a number that is greater than zero but less than 0.5%.
(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

Percent of Initial Principal Amount Outstanding at the

Following CPR Percentage

	Class II-A-2 Certificates						Class II-A-3 Certificates
	0%	10%	25%	30%	40%	50%	0%	10%	25%	30%	40%	50%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100
March 2006	100	89	73	67	57	46	100	89	73	67	57	46
March 2007	100	79	53	45	32	21	100	79	53	45	32	21
March 2008	99	70	38	30	18	9	99	70	38	30	18	9
March 2009	98	62	28	21	11	5	98	62	28	21	11	5
March 2010	97	54	21	14	6	2	97	54	21	14	6	2
March 2011	96	47	15	10	4	1	96	47	15	10	4	1
March 2012	94	41	11	7	2	1	94	41	11	7	2	1
March 2013	93	37	8	5	1	*	93	37	8	5	1	*
March 2014	91	32	6	3	1	*	91	32	6	3	1	*
March 2015	89	29	5	2	*	*	89	29	5	2	*	*
March 2016	87	25	3	2	*	*	87	25	3	2	*	*
March 2017	84	22	2	1	*	*	84	22	2	1	*	*
March 2018	81	19	2	1	*	*	81	19	2	1	*	*
March 2019	79	17	1	*	*	*	79	17	1	*	*	*
March 2020	75	14	1	*	*	*	75	14	1	*	*	*
March 2021	72	12	1	*	*	*	72	12	1	*	*	*
March 2022	69	11	*	*	*	*	69	11	*	*	*	*
March 2023	65	9	*	*	*	*	65	9	*	*	*	*
March 2024	61	8	*	*	*	*	61	8	*	*	*	*
March 2025	57	6	*	*	*	*	57	6	*	*	*	*
March 2026	52	5	*	*	*	*	52	5	*	*	*	*
March 2027	48	4	*	*	*	*	48	4	*	*	*	*
March 2028	43	3	*	*	*	*	43	3	*	*	*	*
March 2029	37	3	*	*	*	*	37	3	*	*	*	*
March 2030	32	2	*	*	*	*	32	2	*	*	*	*
March 2031	26	2	*	*	*	0	26	2	*	*	*	*
March 2032	20	1	*	*	*	0	20	1	*	*	*	*
March 2033	13	1	*	*	*	0	13	1	*	*	*	*
March 2034	6	*	*	*	*	0	6	*	*	*	*	0
March 2035	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	20.15	7.56	3.20	2.59	1.81	1.33	20.15	7.56	3.20	2.59	1.81	1.33

(*)	Indicates a number that is greater than zero but less than 0.5%.
(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

Percent of Initial Principal Amount Outstanding at the

Following CPR Percentage

Class III-A-1 Certificates							Class III-A-2 Certificates
	0%	10%	25%	30%	40%	50%	0%	10%	25%	30%	40%	50%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100
March 2006	100	89	73	67	57	46	100	89	73	67	57	46
March 2007	100	79	53	45	32	21	100	79	53	45	32	21
March 2008	100	70	38	30	18	9	100	70	38	30	18	9
March 2009	99	62	28	21	11	5	99	62	28	21	11	5
March 2010	99	55	21	15	6	2	99	55	21	15	6	2
March 2011	98	48	16	10	4	1	98	48	16	10	4	1
March 2012	97	43	12	7	2	1	97	43	12	7	2	1
March 2013	95	38	9	5	1	*	95	38	9	5	1	*
March 2014	94	34	6	3	1	*	94	34	6	3	1	*
March 2015	93	30	5	2	*	*	93	30	5	2	*	*
March 2016	90	26	3	2	*	*	90	26	3	2	*	*
March 2017	87	23	3	1	*	*	87	23	3	1	*	*
March 2018	84	20	2	1	*	*	84	20	2	1	*	*
March 2019	81	17	1	*	*	*	81	17	1	*	*	*
March 2020	78	15	1	*	*	*	78	15	1	*	*	*
March 2021	75	13	1	*	*	*	75	13	1	*	*	*
March 2022	71	11	*	*	*	*	71	11	*	*	*	*
March 2023	67	9	*	*	*	*	67	9	*	*	*	*
March 2024	63	8	*	*	*	*	63	8	*	*	*	*
March 2025	59	7	*	*	*	*	59	7	*	*	*	*
March 2026	54	5	*	*	*	*	54	5	*	*	*	*
March 2027	49	4	*	*	*	*	49	4	*	*	*	*
March 2028	44	4	*	*	*	*	44	4	*	*	*	*
March 2029	39	3	*	*	*	*	39	3	*	*	*	*
March 2030	33	2	*	*	*	*	33	2	*	*	*	*
March 2031	27	2	*	*	*	*	27	2	*	*	*	*
March 2032	20	1	*	*	*	*	20	1	*	*	*	*
March 2033	14	1	*	*	*	*	14	1	*	*	*	0
March 2034	6	*	*	*	*	*	6	*	*	*	*	0
March 2035	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	20.70	7.70	3.23	2.61	1.81	1.33	20.70	7.70	3.23	2.61	1.81	1.33

(*)	Indicates a number that is greater than zero but less than 0.5%.
(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

Percent of Initial Principal Amount Outstanding at the

Following CPR Percentage

Class III-A-3 Certificates						Class IV-A-1 Certificates
0%	10%	25%	30%	40%	50%	0%	10%	25%	30%	40%	50%

Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100
March 2006	100	89	73	67	57	46	100	89	73	67	57	46
March 2007	100	79	53	45	32	21	100	79	53	45	32	21
March 2008	100	70	38	30	18	9	99	70	38	30	18	9
March 2009	99	62	28	21	11	5	99	62	28	21	11	5
March 2010	99	55	21	15	6	2	99	55	21	15	6	2
March 2011	98	48	16	10	4	1	97	48	16	10	4	1
March 2012	97	43	12	7	2	1	96	42	12	7	2	1
March 2013	95	38	9	5	1	*	94	37	9	5	1	*
March 2014	94	34	6	3	1	*	93	33	6	3	1	*
March 2015	93	30	5	2	*	*	91	29	5	2	*	*
March 2016	90	26	3	2	*	*	88	25	3	2	*	*
March 2017	87	23	3	1	*	*	85	22	2	1	*	*
March 2018	84	20	2	1	*	*	83	19	2	1	*	*
March 2019	81	17	1	*	*	*	80	17	1	*	*	*
March 2020	78	15	1	*	*	*	76	14	1	*	*	*
March 2021	75	13	1	*	*	*	73	12	1	*	*	*
March 2022	71	11	*	*	*	*	69	11	*	*	*	*
March 2023	67	9	*	*	*	*	66	9	*	*	*	*
March 2024	63	8	*	*	*	*	62	8	*	*	*	*
March 2025	59	7	*	*	*	*	57	6	*	*	*	*
March 2026	54	5	*	*	*	*	53	5	*	*	*	*
March 2027	49	4	*	*	*	*	48	4	*	*	*	*
March 2028	44	4	*	*	*	*	43	4	*	*	*	*
March 2029	39	3	*	*	*	*	38	3	*	*	*	*
March 2030	33	2	*	*	*	*	32	2	*	*	*	*
March 2031	27	2	*	*	*	*	26	2	*	*	*	*
March 2032	20	1	*	*	*	*	20	1	*	*	*	*
March 2033	14	1	*	*	*	*	13	1	*	*	*	*
March 2034	6	*	*	*	*	*	6	*	*	*	*	*
March 2035	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	20.70	7.70	3.23	2.61	1.81	1.33	20.38	7.64	3.22	2.60	1.81	1.33

(*)	Indicates a number that is greater than zero but less than 0.5%.
(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

Percent of Initial Principal Amount Outstanding at the

Following CPR Percentage

Class IV-A-2 Certificates							Class IV-A-3 Certificates
	0%	10%	25%	30%	40%	50%	0%	10%	25%	30%	40%	50%
Distribution Date
Initial Percentage	100	100	100	100	100	100	100	100	100	100	100	100
March 2006	100	89	73	67	57	46	100	89	73	67	57	46
March 2007	100	79	53	45	32	21	100	79	53	45	32	21
March 2008	99	70	38	30	18	9	99	70	38	30	18	9
March 2009	99	62	28	21	11	5	99	62	28	21	11	5
March 2010	99	55	21	15	6	2	99	55	21	15	6	2
March 2011	97	48	16	10	4	1	97	48	16	10	4	1
March 2012	96	42	12	7	2	1	96	42	12	7	2	1
March 2013	94	37	9	5	1	*	94	37	9	5	1	*
March 2014	93	33	6	3	1	*	93	33	6	3	1	*
March 2015	91	29	5	2	*	*	91	29	5	2	*	*
March 2016	88	25	3	2	*	*	88	25	3	2	*	*
March 2017	85	22	2	1	*	*	85	22	2	1	*	*
March 2018	83	19	2	1	*	*	83	19	2	1	*	*
March 2019	80	17	1	*	*	*	80	17	1	*	*	*

March 2020	76	14	1	*	*	*	76	14	1	*	*	*
March 2021	73	12	1	*	*	*	73	12	1	*	*	*
March 2022	69	11	*	*	*	*	69	11	*	*	*	*
March 2023	66	9	*	*	*	*	66	9	*	*	*	*
March 2024	62	8	*	*	*	*	62	8	*	*	*	*
March 2025	57	6	*	*	*	*	57	6	*	*	*	*
March 2026	53	5	*	*	*	*	53	5	*	*	*	*
March 2027	48	4	*	*	*	*	48	4	*	*	*	*
March 2028	43	4	*	*	*	*	43	4	*	*	*	*
March 2029	38	3	*	*	*	*	38	3	*	*	*	*
March 2030	32	2	*	*	*	*	32	2	*	*	*	*
March 2031	26	2	*	*	*	*	26	2	*	*	*	*
March 2032	20	1	*	*	*	*	20	1	*	*	*	*
March 2033	13	1	*	*	*	*	13	1	*	*	*	*
March 2034	6	*	*	*	*	0	6	*	*	*	*	*
March 2035	0	0	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	20.38	7.64	3.22	2.60	1.81	1.33	20.38	7.64	3.22	2.60	1.81	1.33

(*)	Indicates a number that is greater than zero but less than 0.5%.
(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

Percent of Initial Principal Amount Outstanding at the

Following CPR Percentage

Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates
	0%	10%	25%	30%	40%	50%
Distribution Date
Initial Percentage	100	100	100	100	100	100
March 2006	100	100	100	100	100	100
March 2007	100	100	100	100	86	71
March 2008	99	99	92	83	67	50
March 2009	99	99	68	58	40	25
March 2010	99	99	51	40	24	12
March 2011	97	97	38	28	14	6
March 2012	96	92	28	19	8	3
March 2013	95	82	21	13	5	1
March 2014	93	72	15	9	3	1
March 2015	92	64	11	6	2	*
March 2016	89	56	8	4	1	*
March 2017	86	49	6	3	1	*
March 2018	83	42	4	2	*	*
March 2019	80	37	3	1	*	*
March 2020	77	32	2	1	*	*
March 2021	74	27	2	1	*	*
March 2022	70	23	1	*	*	*
March 2023	66	20	1	*	*	*
March 2024	62	17	1	*	*	*
March 2025	58	14	*	*	*	*
March 2026	54	12	*	*	*	*
March 2027	49	10	*	*	*	*
March 2028	44	8	*	*	*	*
March 2029	38	6	*	*	*	*
March 2030	33	5	*	*	*	*
March 2031	27	3	*	*	*	*
March 2032	20	2	*	*	*	*
March 2033	13	1	*	*	*	*
March 2034	6	1	*	*	*	*
March 2035	0	0	0	0	0	0
Weighted Average Life to Maturity (years)**	20.53	13.22	6.05	5.21	4.03	3.19

(*)	Indicates a number that is greater than zero but less than 0.5%.
(**)

The weighted average life of a certificate is determined by (i) multiplying the net reduction, if any, of the Current Principal Amount by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Current Principal Amount described in (i) above.

Yield Sensitivity Of The Subordinate Certificates

If the Current Principal Amounts of the Class B-8, Class B-7, Class B-6, Class B-5, Class B-4, Class B-3 and Class B-2 Certificates have been reduced to zero, the yield to maturity on the Class B-1 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-1 Certificates. If the Current Principal Amounts of the Class B-8, Class B-7, Class B-6, Class B-5, Class B-4 and Class B-3 Certificates have been reduced to zero, the yield to maturity on the Class B-2 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-2 Certificates. If the Current Principal Amounts of the Class B-8, Class B-7, Class B-6, Class B-5 and Class B-4 Certificates have been reduced to zero, the yield to maturity on the Class B-3 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-3 Certificates. If the Current Principal Amounts of the Class B-8, Class B-7, Class B-6, and Class B-5 Certificates have been reduced to zero, the yield to maturity on the Class B-4 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-4 Certificates. If the Current Principal Amounts of the Class B-8, Class B-7 and Class B-6 Certificates have been reduced to zero, the yield to maturity on the Class B-5 Certificates will become extremely sensitive to losses on the mortgage loans (and the timing thereof) that are covered by subordination, because the entire amount of losses on the mortgage loans will be allocated to the Class B-5 Certificates. The initial undivided interest in the mortgage loans evidenced by the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7 and Class B-8 Certificates, in the aggregate, is approximately 7.40%. The initial undivided interest in the mortgage loans evidenced by the Class B-6, Class B-7 and Class B-8 Certificates, in the aggregate, is approximately 1.70%. Investors in the Subordinate Certificates should fully consider the risk that Realized Losses on the mortgage loans could result in the failure of these investors to fully recover their investments. For additional considerations relating to the yield on the Subordinate Certificates, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

Additional Yield Considerations Applicable Solely To The Residual Certificates

The certificateholders’ after-tax rate of return on their Residual Certificates will reflect their pre-tax rate of return, reduced by the taxes required to be paid with respect to the Residual Certificates. Holders of Residual Certificates will have tax liabilities with respect to their Residual Certificates during the early years of the REMICs’ term that substantially exceed any distributions payable thereon during or prior to any such period. In addition, holders of Residual Certificates will have tax liabilities with respect to their Residual Certificates, the present value of which substantially exceeds the present value of distributions payable thereon and of any tax benefits that may arise with respect thereto. Accordingly, the after-tax rate of return on the Residual Certificates may be negative or may otherwise be significantly adversely affected. The timing and amount of taxable income attributable to the Residual Certificates will depend on, among other things, the timing and amounts of prepayments and losses experienced with respect to the mortgage pool.

Holders of Residual Certificates should consult their own tax advisors as to the effect of taxes and the receipt of any payments made to these holders in connection with the transfer of the Residual Certificates on after-tax rates of return on the Residual Certificates. See “Federal Income Tax Consequences” in this prospectus supplement and in the prospectus.

POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to the Agreement, a form of which is filed as an exhibit to the registration statement. A current report on Form 8-K relating to the Certificates containing a copy of the Agreement as executed will be filed by the Depositor with the Securities and Exchange Commission within fifteen days of the initial issuance of the Certificates. The trust fund created under the Agreement will consist of (1) all of the Depositor’s right, title and interest in and to the mortgage loans, the related mortgage notes, mortgages and other related documents, including all interest and principal due with respect to the mortgage loans after the Cut-off Date, but excluding any payments of principal or interest due on or prior to the Cut-off Date, (2) any mortgaged properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (3) the rights of the Trustee under all insurance policies required to be maintained pursuant to the Agreement, (4) the rights of the Depositor under the Mortgage Loan Purchase Agreement between the Depositor and the Seller, (5) such assets relating to the mortgage loans as from time to time may be held in the Protected Accounts, the Master Servicer Collection Account and the Distribution Account, (6) the rights with respect to the Servicing Agreement, to the extent assigned to the Trustee, (7) the $100 deposit made by the Depositor into the Distribution Account on the Closing Date to pay the Class R Certificates on the first distribution date and (8) any proceeds of the foregoing. Reference is made to the prospectus for important information in addition to that set forth in this prospectus supplement regarding the trust fund, the terms and conditions of the Agreement and the Offered Certificates. The Offered Certificates will be transferable and exchangeable at the corporate trust offices of the Securities Administrator, which will serve as Certificate Registrar and Paying Agent; for these purposes and for purposes of presentment and surrender located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Group, BSALTA 2005-3, and for all other purposes located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Corporate Trust Group, BSALTA 2005-3. The Depositor will provide to prospective or actual certificateholders without charge, on written request, a copy (without exhibits) of the Agreement. Requests should be addressed to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179.

Assignment of the Mortgage Loans

At the time of issuance of the Certificates, the Depositor will cause the mortgage loans, together with all principal and interest due on or with respect to such mortgage loans after the Cut-off Date, to be sold to the trust. The mortgage loans in each of the Loan Groups will be identified in a schedule appearing as an exhibit to the Agreement with each Loan Group separately identified. Such schedule will include information as to the principal balance of each mortgage loan as of the Cut-off Date, as well as information including, among other things, the mortgage rate, the Net Rate, the Monthly Payment, the maturity date of each mortgage note and the Loan-to-Value Ratio.

Representations and Warranties

In the Mortgage Loan Purchase Agreement, pursuant to which the Depositor purchased the mortgage loans from the Seller, the Seller made certain representations and warranties to the Depositor concerning the mortgage loans. The Trustee will be assigned all right, title and interest in the Mortgage Loan Purchase Agreement insofar as they relate to such representations and warranties made by the Seller.

The representations and warranties of the Seller with respect to the mortgage loans include the following, among others:

(1)           The information set forth in the mortgage loan schedule is true, complete and correct in all material respects as of the date such representation was made;

(2)           Immediately prior to the sale of the mortgage loans pursuant to the Mortgage Loan Purchase Agreement, the Seller was the sole owner of beneficial title and holder of each mortgage and mortgage note relating to the mortgage loans and as of the Closing Date, or as of another specified date, is conveying the same to the Depositor free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and the Seller has full right and authority to sell and assign each mortgage loan pursuant to the Mortgage Loan Purchase Agreement; and

(3)           As of the Closing Date there is no monetary default existing under any mortgage or the related mortgage note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Seller nor any of its respective affiliates has taken any action to waive any default, breach or event of acceleration; and no foreclosure action is threatened or has been commenced with respect to the mortgage loan.

In the case of a breach of any representation or warranty set forth above which materially and adversely affects the value of the interests of certificateholders or the Trustee in any of the mortgage loans, within 90 days from the date of discovery or notice from the Trustee, the Depositor, the Securities Administrator or the Seller, the Seller will (i) cure such breach in all material respects, (ii) provide the Trustee with a substitute mortgage loan (if within two years of the Closing Date) or (iii) purchase the related mortgage loan at the applicable Repurchase Price. The obligations of the Seller to cure, purchase or substitute shall constitute the Trustee’s sole and exclusive remedy respecting a breach of such representations and warranties.

The Trustee

JPMorgan Chase Bank, National Association, a banking association organized under the laws of the United States, will act as Trustee for the Certificates pursuant to the Agreement. The Trustee’s office for notices under the Agreement is located at 4 New York Plaza, 6th Floor, New York, New York 10004-2477, Attention: Institutional Trust Services/Global Debt - BSALTA 2005-3.

The fee of the Trustee will be payable by the Master Servicer. The Agreement will provide that the Trustee and any director, officer, employee or agent of the Trustee will be entitled to recover from the Master Servicer Collection Account all reasonable out-of pocket expenses, disbursements and advances and expenses of the Trustee, in connection with any event of default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Trustee in the administration of the trust created pursuant to the Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

The Securities Administrator

Wells Fargo Bank, National Association, a national banking association, will act as Securities Administrator for so long as it is also the Master Servicer. The Securities Administrator shall serve as Certificate Registrar and Paying Agent. The Securities Administrator’s office for notices under the Agreement is located at 9062 Old Annapolis Road, Columbia, Maryland 21045.

The Agreement will provide that the Securities Administrator and any director, officer, employee or agent of the Securities Administrator will be entitled to recover from the Master Servicer Collection Account all reasonable out-of pocket expenses, disbursements and advances and expenses of the Securities Administrator, in connection with any Event of Default, any breach of the Agreement or any claim or legal action (including any pending or threatened claim or legal action) incurred or made by the Securities Administrator in the administration of the trust created pursuant to the Agreement (including the reasonable compensation and disbursements of its counsel), other than any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the certificateholders.

Servicing and Other Compensation and Payment of Expenses

The Master Servicer will be entitled to compensation for its activities under the Agreement which shall be equal to the sum of investment income on funds in the Master Servicer Collection Account and the Distribution Account. Each of the Servicers will be entitled to receive a Servicing Fee as compensation for its activities under the related Servicing

Agreement equal to 1/12 of the Servicing Fee Rate multiplied by the Scheduled Principal Balance of each mortgage loan, serviced by such Servicer, as of the Due Date in the month preceding the month in which such distribution date occurs.

In addition to the primary compensation described above, a Servicer may be entitled to retain all prepayment charges and penalties, if any, assumption fees, tax service fees and late payment charges, all to the extent collected from mortgagors and as provided in the Servicing Agreement.

Each Servicer will pay all related expenses incurred in connection with its servicing responsibilities (subject to limited reimbursement as described in the applicable Servicing Agreement).

Realization Upon Defaulted Mortgage Loans

Each Servicer will take such action as it deems to be in the best interest of the trust with respect to defaulted mortgage loans and foreclose upon or otherwise comparably convert the ownership of properties securing defaulted mortgage loans as to which no satisfactory collection arrangements can be made. To the extent set forth in the related Servicing Agreement, each Servicer will service the property acquired by the trust through foreclosure or deed-in-lieu of foreclosure in accordance with procedures that such Servicer employs and exercises in servicing and administering mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices of prudent lending institutions.

Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by a Servicer, no insurance payments will result in a recovery to certificateholders which exceeds the principal balance of the defaulted mortgage loan together with accrued interest thereon at its Net Rate.

The Protected Accounts

Each Servicer will establish and maintain one or more accounts, referred to herein as the Protected Accounts, into which it will deposit daily all collections of principal and interest on any mortgage loans, including but not limited to Principal Prepayments, Insurance Proceeds, Liquidation Proceeds (less amounts reimbursable to the Servicer out of Liquidation Proceeds in accordance with the applicable Servicing Agreement), the Repurchase Price for any mortgage loans repurchased, and advances made from such Servicer’s own funds (less the Servicing Fee). All Protected Accounts and amounts at any time credited thereto shall comply with the requirements of the applicable Servicing Agreement.

On the date specified in the applicable Servicing Agreement, the related Servicer will withdraw or cause to be withdrawn from the applicable Protected Accounts and any other permitted accounts and will remit to the Master Servicer for deposit in the Master Servicer Collection Account the Available Funds of each Loan Group for such distribution date.

The Master Servicer Collection Account

The Master Servicer shall establish and maintain in the name of the Trustee, for the benefit of the certificateholders, an account, referred to herein as the Master Servicer Collection Account, into which it will deposit amounts received from the Servicers and advances (to the extent required to make advances) made from the Master Servicer’s own funds (less the Master Servicer’s expenses, as provided in the Agreement). The Master Servicer Collection Account and amounts at any time credited thereto shall comply with the requirements of the Agreement and shall meet the requirements of the Rating Agencies. The Master Servicer will deposit in the Master Servicer Collection Account, as received, the following amounts:

(i)	any amounts withdrawn from a Protected Account or other permitted account;
(ii)	any Monthly Advance and Compensating Interest Payments;

(iii)          any Insurance Proceeds or Net Liquidation Proceeds received by the Master Servicer which were not deposited in a Protected Account or other permitted account;

(iv)          the Repurchase Price with respect to any mortgage loans repurchased and all proceeds of any mortgage loans or property acquired in connection with the optional termination of the Trust;

(v)           any amounts required to be deposited with respect to losses on Permitted Investments; and

(vi)          any other amounts received by the Master Servicer and required to be deposited in the Master Servicer Collection Account pursuant to the Agreement.

The Distribution Account

The Securities Administrator shall establish and maintain in the name of the Trustee, for the benefit of the certificateholders, an account, referred to herein as the Distribution Account, into which on the business day prior to each distribution date, all Available Funds in the Master Servicer Collection Account for such distribution date will be transferred by the Master Servicer. All amounts deposited to the Distribution Account shall be held in the name of the Trustee in trust for the benefit of the certificateholders in accordance with the terms and provisions of the Agreement. The amount at any time credited to the Distribution Account shall be in general (i) fully insured by the FDIC to the maximum coverage provided thereby or (ii) invested in the name of the Trustee, in such permitted investments selected by the Securities Administrator or deposited in demand deposits with such depository institutions as selected by the Securities Administrator, provided that time deposits of such depository institutions would be a permitted investment (as specified in the Agreement). The Securities Administrator will be entitled to any amounts earned and will be liable for any losses on permitted investments in the Distribution Account.

On each distribution date, the Securities Administrator shall pay the certificateholders in accordance with the provisions set forth under “Description of the Certificates—Distributions on the Certificates” in this prospectus supplement.

In addition, on the Closing Date the Depositor shall deposit $100 into the Distribution Account which shall be paid to the holder of the Class R Certificates on the first distribution date. See “Description of the Certificates—Distributions on the Certificates” in this prospectus supplement.

Voting Rights

Voting rights of the trust in general will be allocated among the classes of certificates based upon their respective Current Principal Amounts; provided that voting rights equal to 1.00% of the total amount will be allocated to each class of Residual Certificates.

Termination

The obligations of the Trustee, the Master Servicer and the Securities Administrator created by the Agreement will terminate upon (i) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last mortgage loan subject thereto or the disposition of all property acquired upon foreclosure or acceptance of a deed in lieu of foreclosure of any such mortgage loans, (ii) the payment to certificateholders of all amounts required to be paid to them pursuant to the Agreement or (iii) the repurchase by or at the direction of the Depositor or its designee of all of the mortgage loans and all related REO Property in the trust, as further discussed below.

On any distribution date on which the aggregate Scheduled Principal Balance of the mortgage loans is less than 10% of the aggregate Scheduled Principal Balance of the mortgage loans as of the Cut-Off Date, the Depositor or its designee may repurchase from the trust all mortgage loans remaining outstanding and any REO Property remaining in the trust at a purchase price equal to the sum of (a) the unpaid principal balance of the mortgage loans (other than mortgage loans related to REO Property), net of the principal portion of any unreimbursed Monthly Advances relating to the mortgage loans made by the purchaser, plus accrued but unpaid interest thereon at the applicable mortgage rate to, but not including, the first day of the month of repurchase, (b) the appraised value of any REO Property, less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof (but not more than the unpaid principal balance of the related mortgage loan, together with accrued but unpaid interest on that balance at the applicable mortgage rate, but not including the first day of the month of repurchase), (c) unreimbursed out-of-pocket costs of the Master Servicer, including unreimbursed servicing advances and the principal portion of any unreimbursed Monthly Advances, made on the mortgage loans prior to the exercise of such repurchase and (d) any unreimbursed costs and expenses of the Trustee and the Securities Administrator payable in accordance with the terms of the Agreement. Any such repurchase will result in the retirement of all of the Certificates. The trust may also be terminated and the Certificates retired on any distribution date upon the Depositor’s determination, based upon an opinion of counsel, that the status of the trust fund as a REMIC has been lost or that a substantial risk exists that such status will be lost for the then current taxable year. In no event will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the survivor of the persons named in the Agreement. See “The Agreements—Termination; Retirement of Securities” in the prospectus.

FEDERAL INCOME TAX CONSEQUENCES

General

Upon the issuance of the Offered Certificates, Orrick, Herrington & Sutcliffe LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement, for federal income tax purposes, each REMIC election made by the trust fund will qualify as a REMIC under the Internal Revenue Code of 1986 referred to herein as the Code. The Certificates (other than the Class R Certificates) will be designated as regular interests in a REMIC and are herein referred to as the Regular Certificates or the REMIC Regular Certificates. The interests evidenced by the Class R Certificates will be designated as the residual interests in the REMICs and are herein referred to as the Residual Certificates or the REMIC Residual Certificates. All certificateholders are advised to see “Federal Income Tax Consequences” in the prospectus for a discussion of the anticipated federal income tax consequences of the purchase, ownership and disposition of the REMIC Regular Certificates and the REMIC Residual Certificates.

Because the Regular Certificates will be considered regular interests in a REMIC, they generally will be taxable as debt obligations under the Code, and interest paid or accrued on the Regular Certificates, including original issue discount with respect to any Regular Certificates issued with original issue discount, will be taxable to certificateholders in accordance with the accrual method of accounting, regardless of their usual method of accounting. It is anticipated that, for federal income tax purposes, some of the Offered Certificates may be issued with original issue discount. See “Federal Income Tax Consequences—REMICS—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” in the prospectus. The Internal Revenue Service referred to herein as the IRS, has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount referred to herein as the OID Regulations. All purchasers of REMIC Regular Certificates are urged to consult their tax advisors for advice regarding the effect, in any, of the original issue discount provisions and regulations on the purchase of the Regular Certificates. The prepayment assumption that will be used in determining the rate of accrual of original issue discount with respect to the Certificates is 25% CPR. The prepayment assumption represents a rate of payment of unscheduled principal on a pool of mortgage loans, expressed as an annualized percentage of the outstanding principal balance of such mortgage loans at the beginning of each period. See “Yield on the Certificates—Weighted Average Life” herein for a description of the prepayment assumption model used herein. However, no representation is made as to the rate at which prepayments actually will occur.

In certain circumstances the OID Regulations permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of a Regular Certificate may be able to select a method for recognizing original issue discount that differs from that used by the Securities Administrator in preparing reports to the certificateholders and the IRS.

Certain classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Certificates will be treated as holding a certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such certificateholder. Holders of such classes of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See “Federal Income Tax Consequences—REMICS—Taxation of Owners of REMIC Regular Certificates—Original Issue Discount” and “—Premium” in the prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences—REMICS” in the prospectus.

Special Tax Considerations Applicable to Residual Certificates

Although the Class R Certificates comprise a single class, such class is comprised of separate uncertificated REMIC Residual interests. Accordingly, the holder of the Class R Certificates will be deemed to own its pro rata interest in the residual interest of each 2005-3 REMIC created in respect of the Trust.

The IRS has issued REMIC regulations under the provisions of the Internal Revenue Code that significantly affect holders of Residual Certificates. The REMIC regulations impose restrictions on the transfer or acquisition of some residual interests, including the Residual Certificates. The Agreement includes other provisions regarding the transfer of Residual Certificates, including:

•         the requirement that any transferee of a Residual Certificate provide an affidavit representing that the transferee:

•         is not acquiring the Residual Certificate on behalf of a disqualified organization; and

•         is not a disqualified organization;

•         will maintain that status and will obtain a similar affidavit from any person to whom the transferee shall subsequently transfer a Residual Certificate;

•         a provision that any transfer of a Residual Certificate to a disqualified organization shall be null and void; and

•         a grant to the master servicer of the right, without notice to the holder or any prior holder, to sell to a purchaser of its choice any Residual Certificate that shall become owned by a disqualified organization despite the first two provisions above.

In addition, under the Agreement, the Residual Certificates may not be transferred to non-United States persons.

The REMIC regulations also provide that a transfer to a United States person of “noneconomic” residual interests will be disregarded for all federal income tax purposes, and that the purported transferor of “noneconomic” residual interests will continue to remain liable for any taxes due with respect to the income on the residual interests, unless “no significant purpose of the transfer was to impede the assessment or collection of tax.” Based on the REMIC regulations, the Residual Certificates may constitute noneconomic residual interests during some or all of their terms for purposes of the REMIC regulations and, accordingly, unless no significant purpose of a transfer is to impede the assessment or collection of tax, transfers of the Residual Certificates may be disregarded and purported transferors may remain liable for any taxes due relating to the income on the Residual Certificates. All transfers of the

Residual Certificates will be restricted in accordance with the terms of the Agreement that are intended to reduce the possibility of any transfer of a Residual Certificate being disregarded to the extent that the Residual Certificates constitute noneconomic residual interests.

The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual interest, the transferee represent that it will not cause the income “to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer” and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. See "Federal Income Tax Consequences—REMICS—Taxation of Owners of REMIC Residual Certificates—Noneconomic REMIC Residual Certificates" in the prospectus.

The Residual Certificateholders' may be required to report an amount of taxable income with respect to the earlier accrual periods of the term of each REMIC that significantly exceeds the amount of cash distributions received by the Residual Certificateholders from the respective REMIC with respect to those periods. Furthermore, the tax on that income may exceed the cash distributions with respect to those periods. Consequently, Residual Certificateholders' should have other sources of funds sufficient to pay any federal income taxes due in the earlier years of the REMICs’ term as a result of their ownership of the Residual Certificates. In addition, the required inclusion of this amount of taxable income during the REMICs’ earlier accrual periods and the deferral of corresponding tax losses or deductions until later accrual periods or until the ultimate sale or disposition of a Residual Certificate, or possibly later under the “wash sale” rules of Section 1091 of the Internal Revenue Code may cause the Residual Certificateholders' after-tax rate of return to be zero or negative even if the Residual Certificateholders' pre-tax rate of return is positive. That is, on a present value basis, the Residual Certificateholders' resulting tax liabilities could substantially exceed the sum of any tax benefits and the amount of any cash distributions on the Residual Certificates over their life.

An individual, trust or estate that holds, whether directly or indirectly through pass-through entities, a Residual Certificate, may have significant additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other administrative expenses properly allocable to the REMIC in computing the certificateholder's regular tax liability and will not be able to deduct those fees or expenses to any extent in computing the certificateholder's alternative minimum tax liability. See “Material Federal Income Tax Consequences—REMICS—Taxation of Owners of REMIC Residual Certificates—Possible Pass-Through of Miscellaneous Itemized Deductions” in the prospectus. Potential investors in Residual Certificates should also be aware that under the terms of the Agreement, the holders of the largest percentage interest in the Residual Certificates shall, by their acceptance of such Certificates, agree to irrevocably appoint the Securities Administrator as their agent to perform all of the duties of the tax matters person for the REMIC.

On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of “inducement fees” received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. The regulations require such fees to be included in income over time according to an amortization schedule that reasonably reflects the costs and benefits of holding the REMIC Residual Certificate over its expected life. The regulations also provide two more specific methods that will be accepted as meeting the general test set forth above for determining the timing and amount of income inclusion. One generally follows the method of inclusion used by the taxpayer for GAAP purposes, but not over a period shorter than the period over which the REMIC is expected to generate income. The other calls for ratable inclusion over the remaining anticipated weighted average life of the REMIC as of the time the REMIC Residual Certificate is transferred to the taxpayer. Prospective purchasers of any class of Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Potential investors in Residual Certificates should also be aware that under the terms of the Agreement, the holders of the largest percentage interest in the Residual Certificates shall, by their acceptance of such Certificates, agree to irrevocably appoint the Securities Administrator as their agent to perform all of the duties of the tax matters person for the REMIC.

Purchasers of the Residual Certificates are strongly advised to consult their tax advisors as to the economic and tax consequences of investment in the Residual Certificates.

For further information regarding the federal income tax consequences of investing in the Residual Certificates, see “Yield on the Certificates—Additional Yield Considerations Applicable Solely to the Residual Certificates” in this prospectus supplement and “Federal Income Tax Consequences—REMICS—Taxation of Owners of REMIC Residual Certificates” in the prospectus.

Characterization of the Offered Certificates

A holder of an Offered Certificates will be treated for federal income tax purposes as owning a regular interest in a REMIC. We make no representation on whether the Offered Certificates (or what, if any, portion thereof) will constitute "real estate assets" or whether the interest (or any portion) thereon will be considered "interest on obligations secured by mortgages on real property", in each case for real estate investment trusts. In addition, we make no representation on whether the Offered Certificates (or what, if any, portion thereof) will constitute a "regular interest in a REMIC" under section 7701(a)(19)(C) for purposes of domestic building and loan associations.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in the underwriting agreement, the Offered Certificates, are being purchased from the Depositor by the Underwriter upon issuance. The

Underwriter is an affiliate of the Depositor and the Seller. The Offered Certificates will be offered by the Underwriter (only as and if issued and delivered to and accepted by the Underwriter) from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor are expected to be approximately 100.7% of the aggregate principal balance of the Offered Certificates, as of the Cut-off Date, plus accrued interest thereon, but before deducting expenses payable by the Depositor in connection with the Offered Certificates which are estimated to be approximately $550,000.

The Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Underwriter may be required to make in respect thereof.

The Underwriter may effect these transactions by selling the underwritten certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they act as agent. In connection with the sale of the underwritten certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting compensation. The Underwriter and any dealers that participate with the underwriters in the distribution of the related underwritten certificates may be deemed to be underwriters and any profit on the resale of the underwritten certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

SECONDARY MARKET

There is currently no secondary market for the Certificates and no assurances are made that such a market will develop. The Underwriter intends to establish a market in the Offered Certificates, but is not obligated to do so. Any such market, even if established, may or may not continue.

The primary source of information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under “Description of the Securities—Reports to Securityholders”, which will include information as to the Current Principal Amount of the Offered Certificates and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Offered Certificates will be available through any other source. In addition, the Depositor is not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

LEGAL OPINIONS

Legal matters relating to the Offered Certificates will be passed upon for the Depositor and the Underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York.

RATINGS

It is a condition to the issuance of each class of Offered Certificates that it receives at least the ratings set forth below from S&P and Moody’s.

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Rating
Class	S&P	Moody’s
Class I-A-1	AAA	Aaa
Class II-A-1	AAA	Aaa
Class II-A-2	AAA	Aa1
Class II-A-3	AAA	Aaa
Class III-A-1	AAA	Aaa
Class III-A-2	AAA	Aa1
Class III-A-3	AAA	Aaa
Class IV-A-1	AAA	Aaa
Class IV-A-2	AAA	Aa1
Class IV-A-3	AAA	Aaa

Class B-1	AA+	Aa1
Class B-2	AA+	Aa2
Class B-3	AA	A2
Class B-4	A	Baa2
Class B-5	BBB	NA

The ratings assigned by S&P and Moody’s to mortgage pass-through certificates address the likelihood of the receipt of all distributions on the mortgage loans by the related certificateholders under the agreements pursuant to which such certificates were issued. S&P’s and Moody’s ratings take into consideration the credit quality of the related mortgage pool, structural and legal aspects associated with such certificates, and the extent to which the payment stream in the mortgage pool is adequate to make payments required under such certificates. S&P’s and Moody’s ratings on such certificates do not, however, constitute a statement regarding frequency of prepayments on the mortgages.

The ratings of the Rating Agencies do not address the possibility that, as a result of principal prepayments or recoveries certificateholders might suffer a lower than anticipated yield.

The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the Rating Agencies.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Offered Certificates or, in such event, what rating would be assigned to the Offered Certificates by such other rating agency. The ratings assigned by such other rating agency to the Offered Certificates may be lower than the ratings assigned by the Rating Agencies.

LEGAL INVESTMENT

The Senior Certificates, Class B-1 Certificates and Class B-2 Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 referred to herein as SMMEA so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA. Certain states have enacted legislation overriding the legal investment provisions of SMMEA. It is not anticipated that the Class B-3, Class B-4 or Class B-5 Certificates will be rated in one of the two highest rating categories and therefore will not constitute “mortgage related securities” for purposes of SMMEA. The Class B-3, Class B-4 and Class B-5 Certificates are referred to herein as the Non-SMMEA Certificates. The appropriate characterization of the Non-SMMEA Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Non-SMMEA Certificates, may be subject to significant interpretative uncertainties.

The Office of Thrift Supervision referred to herein as the OTS has issued Thrift Bulletins 73a, entitled “Investing in Complex Securities” referred to herein as TB 73a, which is effective as of December 18, 2001 and applies to savings associations regulated by the OTS, and 13a, entitled “Management of Interest Rate Risk, Investment Securities, and Derivatives Activities” referred to herein as TB 13a, which is effective as of December 1, 1998, and applies to thrift institutions regulated by the OTS.

One of the primary purposes of TB 73a is to require savings associations, prior to taking any investment position, to determine that the investment position meets applicable regulatory and policy requirements (including those set forth TB 13a (see below)) and internal guidelines, is suitable for the institution, and is safe and sound. The OTS recommends, with respect to purchases of specific securities, additional analysis, including, among others, analysis of repayment terms, legal structure, expected performance of the issuer and any underlying assets as well as analysis of the effects of payment priority, with respect to a security which is divided into separate tranches with unequal payments, and collateral investment parameters, with respect to a security that is prefunded or involves a revolving period. TB 73a reiterates the OTS's due diligence requirements for investing in all securities and warns that if a savings association makes an investment that does not meet the applicable regulatory requirements, the savings association's investment practices will be subject to criticism, and the OTS may require divestiture of such securities. The OTS also recommends, with respect to an investment in any “complex securities,” that savings associations should take into account quality and suitability, interest rate risk, and classification factors. For the purposes of each of TB 73a and TB 13a, “complex security” includes among other things any collateralized mortgage obligation or real estate mortgage investment conduit security, other than any “plain vanilla” mortgage pass-through security (that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features). Accordingly, all classes of the Offered Certificates would likely be viewed as “complex securities.” With respect to quality and suitability factors, TB 73a warns (i) that a savings association's sole reliance on outside ratings for material purchases of complex securities is an unsafe and unsound practice, (ii) that a savings association should only use ratings and analyses from nationally recognized rating agencies in conjunction with, and in validation of, its own underwriting processes, and (iii) that it should not use ratings as a substitute for its own thorough underwriting analyses. With respect the interest rate risk factor, TB 73a recommends that savings associations should follow the guidance set forth in TB 13a.

One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to (i) conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives, and (ii) conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative. The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions. Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution's portfolio interest rate risk. TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

All investors whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Certificates. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the Certificates. See “Legal Investment Matters” in the prospectus.

ERISA CONSIDERATIONS

Fiduciaries of employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (referred to herein as ERISA), should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the Certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements that are not subject to ERISA but are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively referred to herein as Plan(s)), should consult with their legal counsel to determine whether an investment in the Certificates will cause the assets of the Trust (referred to herein as Trust Assets) to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. § 2510.3-101 (referred to herein as the Plan Asset Regulations), thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Assets and the Trustee, the Master Servicer or the Servicers to the fiduciary investments standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply to the Trust Assets, unless an exemption granted by the United States Department of Labor (referred to herein as the DOL) applies to the purchase, sale, transfer or holding of the Certificates.

The DOL has issued Prohibited Transaction Exemption 90-30 (as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41) (referred to herein as the Underwriter’s Exemption) to the Underwriter which may apply to the Offered Certificates. However, the Underwriter’s Exemption contains a number of conditions which must be met for the exemption to apply, including the requirements that (i) the investing Plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act and (ii) the offered certificates be rated at least “BBB-” (or its equivalent) by Fitch Inc., or Fitch, S&P or Moody’s, at the time of the Plan’s purchase, provided that no Mortgage Loan has an LTV in excess of 100% on the Closing Date. See “ERISA Considerations” in the prospectus. The DOL amended the Underwriter’s Exemption, as well as the essentially identical exemptions issued to certain other financial institutions, in Prohibited Transaction Exemption 2002-41 (67 Fed. Reg. 54487, September 22, 2002) to allow the trustee to be affiliated with the underwriter in spite of the restriction in PTE 2000-58 to the contrary.

The Underwriter’s Exemption is expected to apply to the Offered Subordinate Certificates if the conditions described above are satisfied. Therefore, each beneficial owner of a Offered Subordinate Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that Certificate or interest therein, that either (i) that Certificate was rated at least “BBB-” at the time of purchase, (ii) such beneficial owner is not a benefit plan investor, or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTCE 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

If any Subordinate Certificate or any interest therein is acquired or held in violation of the conditions described in the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that Subordinate Certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of that Certificate or interest therein was effected in violation of the conditions described in the preceding paragraph shall indemnify and hold harmless the depositor, the trustee, the securities administrator, the master servicer, a servicer, any subservicer, and the trust from and against any and all liabilities, claims, costs or expenses incurred by those parties as a result of that acquisition or holding.

Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the Certificate constitutes “securities” for purposes of the Underwriter’s Exemption and that the specific and general conditions of the Underwriter’s Exemption and the other requirements set forth in the Underwriter’s Exemption would be satisfied. Any Plan fiduciary that proposes to cause a Plan to purchase a Certificate should consult with its counsel with respect to the potential applicability to such investment of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the proposed investment. For further information regarding the ERISA considerations of investing in the Certificates, see “ERISA Considerations” in the prospectus.

A governmental plan, as defined in Section 3(32) of ERISA, is not subject to ERISA or Section 4975 of the Code. However, such governmental plan may be subject to Federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or Section 4975 of the Code (referred to herein as Similar Law). A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for and the availability of any exemptive relief under any Similar Law.

The sale of any Certificates to a Plan is in no respect a representation by the Underwriter that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan or that such an investment is appropriate for Plans generally or any particular Plan.

GLOSSARY

Accrued Certificate Interest — With respect to the Certificates of any class (other than the Class R Certificates) on any distribution date, is equal to the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Current Principal Amount of such Certificate immediately prior to such distribution date, less (1) in the case of a Senior Certificate, such Certificate’s share of (a) Prepayment Interest Shortfalls on the mortgage loans in the related Loan Group, to the extent not covered by Compensating Interest paid by a Servicer or the Master Servicer, (b) interest shortfalls on the mortgage loans in the related Loan Group resulting from the application of the Relief Act or similar state law and (c) after the applicable Cross-Over Date, the interest portion of any Realized Losses on the mortgage loans in the related Loan Group and (2) in the case of a Subordinate Certificate, such Certificate’s share of (a) Prepayment Interest Shortfalls on the mortgage loans in the related Loan Group, to the extent not covered by Compensating Interest paid by a Servicer or the Master Servicer, (b) interest shortfalls on the mortgage loans in the related Loan Group resulting from the application of the Relief Act or similar state law and (c) the interest portion of any Realized Losses on the mortgage loans in the related Loan Group. The applicable Senior Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Senior Certificates in the related Certificate Group in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. The applicable Subordinate Percentage of Prepayment Interest Shortfalls and interest shortfalls resulting from the application of the Relief Act will be allocated among the Subordinate Certificates in proportion to the amount of Accrued Certificate Interest that would have been allocated thereto in the absence of such shortfalls. Accrued Certificate Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months. No Accrued Certificate Interest will be payable with respect to any class of Certificates after the distribution date on which the outstanding Current Principal Amount of such Certificate has been reduced to zero.

Aggregate Subordinate Optimal Principal Amount — The sum of the Subordinate Optimal Principal Amounts for all Loan Groups.

Agreement — The Pooling and Servicing Agreement, dated as of March 1, 2005, among the Depositor, the Seller, Wells Fargo Bank, National Association, as master servicer and securities administrator, and the Trustee.

Allocable Share — With respect to any class of Subordinate Certificates on any distribution date will generally equal such class’s pro rata share (based on the Current Principal Amount of each class entitled thereto) of the Aggregate Subordinate Optimal Principal Amount; provided, however, that no class of Subordinate Certificates (other than the class of Class B Certificates with the lowest numerical designation) shall be entitled on any distribution date to receive distributions pursuant to clauses (2), (3) and (5) of the definition of Subordinate Optimal Principal Amount unless the Class Prepayment Distribution Trigger for the related class is satisfied for such distribution date. Notwithstanding the foregoing, if on any distribution date the Current Principal Amount of any class of Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such distribution date is reduced to zero, any amounts distributable to such class pursuant to clauses (2), (3) and (5) of the definition of Subordinate Optimal Principal Amount to the extent of such class’s remaining Allocable Share, shall be distributed to the remaining classes of Subordinate Certificates in reduction of their respective Current Principal Amounts, sequentially, to the Class B Certificates in the order of their numerical Class designations.

Available Funds — For any distribution date and each Loan Group, an amount which generally includes, (1) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal amount of Net Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-Off Date and on or prior to the related Determination Date, in each case, from the mortgage loans in the related Loan Group, (2) any Monthly Advances and Compensating Interest Payments made by the Master Servicer or a Servicer for such distribution date in respect of the mortgage loans in the related Loan Group, (3) any amounts reimbursed by the Master Servicer in connection with losses on certain eligible investments and (4) any amount allocated from the Available Funds of another Loan Group in accordance with paragraph (G) under “Description of the Certificates—Distributions on the Certificates”, net of (x) fees payable to, and amounts reimbursable to, the Master Servicer, the Servicers, the Securities Administrator, the Trustee and the Custodian as provided in the Agreement and (y) investment earnings on amounts on deposit in the Master Servicer Collection Account and the Distribution Account.

Bankruptcy Loss — Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a mortgagor, (1) establishing the value of a mortgaged property at an amount less than the Outstanding Principal Balance of the mortgage loan secured by such mortgaged property or (2) reducing the amount of the Monthly Payment on the related mortgage loan.

Book-entry Certificates — The Senior Certificates and the Offered Subordinate Certificates issued, maintained and transferred at the DTC.

Certificate Group — With respect to Loan Group I, the Group I Senior Certificates, with respect to Loan Group II, the Group II Senior Certificates, with respect to Loan Group III, the Group III Senior Certificates, or with respect to Loan Group IV, the Group IV Senior Certificates.

Certificate Owner — Any person who is the beneficial owner of a Book-entry Certificate.

Certificates — The Offered Certificates and the Non-Offered Subordinate Certificates.

Class Prepayment Distribution Trigger — A test, which shall be satisfied for a class of Subordinate Certificates for a distribution date if the fraction (expressed as a percentage), the numerator of which is the aggregate Current Principal Amount of such class and each class of Subordinate Certificates subordinate thereto, if any, and the denominator of which is the Scheduled Principal Balances of all of the mortgage loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

Closing Date — March 31, 2005.

Compensating Interest — Any payments made by the Master Servicer or a Servicer from its own funds to cover Prepayment Interest Shortfalls.

CPR — A constant rate of prepayment on the mortgage loans.

Cross-Over Date — The distribution date on which the Current Principal Amounts of the Subordinate Certificates are reduced to zero.

Current Principal Amount — With respect to any Certificate as of any distribution date will equal such Certificate’s initial principal amount on the Closing Date plus, in the case of a Subordinate Certificate, any Subsequent Recoveries added to the Current Principal Amount of such Certificate, as described under “Description of the Certificates—Allocation of Losses; Subordination” in this prospectus supplement and, as reduced by (1) all amounts allocable to principal previously distributed with respect to such Certificate, (2) the principal portion of all Realized Losses (other than Realized Losses resulting from Debt Service Reductions) previously allocated to such Certificate (taking into account the applicable Loss Allocation Limit), and (3) solely in the case of a Subordinate Certificate, such Certificate’s pro rata share, if any, of the Subordinate Certificate Writedown Amount for previous distribution dates.

Cut-Off Date — March 1, 2005.

Debt Service Reduction — A Bankruptcy Loss that results from a court reducing the amount of the monthly payment on the related mortgage loan, in connection with the personal bankruptcy of a mortgagor.

Deficient Valuation — A Bankruptcy Loss that results if a court, in connection with a personal bankruptcy of a mortgagor, establishes the value of a mortgaged property at an amount less than the unpaid principal balance of the mortgage loan secured by such mortgaged property.

Determination Date — With respect to any distribution date and the mortgage loans is the date specified in the applicable Servicing Agreement.

Due Date — With respect to each mortgage loan, the date in each month on which its Monthly Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month or such other date specified in the applicable Servicing Agreement.

Due Period — With respect to any distribution date, the period commencing on the second day of the month immediately preceding the month in which such distribution date occurs and ending on the first day of the month in which such distribution date occurs.

EMC — EMC Mortgage Corporation.

GMACM – GMAC Mortgage Corporation.

Group I Senior Certificates — The Class I-A-1 Certificates.

Group II Senior Certificates — The Class II-A-1, Class II-A-2 and Class II-A-3 Certificates.

Group III Senior Certificates — The Class III-A-1, Class III-A-2 and Class III-A-3 Certificates.

Group IV Senior Certificates — The Class IV-A-1, Class IV-A-2 and Class IV-A-3 Certificates.

Insurance Proceeds — Amounts paid by an insurer under any primary mortgage insurance policy, standard hazard insurance policy, flood insurance policy or title insurance policy covering any mortgage loan or mortgaged property other than amounts required to be paid over to the mortgagor pursuant to law or the related mortgage note and other than amounts used to repair or restore the mortgaged property or to reimburse certain expenses.

Interest Accrual Period — For each class of Certificates (other than the Class R Certificate) and for any distribution date, the one-month period preceding the month in which such distribution date occurs.

Liquidated Mortgage Loan — Any defaulted mortgage loan as to which the related Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan have been recovered.

Liquidation Proceeds — Amounts received by a Servicer in connection with the liquidation of a defaulted mortgage loan whether through trustee’s sale, foreclosure sale, proceeds of insurance policies, condemnation proceeds or otherwise and Subsequent Recoveries.

Loan Group — Any of Loan Group I, Loan Group II, Loan Group III or Loan Group IV, as applicable.

Loan Group I — The pool of mortgage loans designated as Loan Group I.

Loan Group II — The pool of mortgage loans designated as Loan Group II.

Loan Group III — The pool of mortgage loans designated as Loan Group III.

Loan Group IV — The pool of mortgage loans designated as Loan Group IV.

Loan-to-Value Ratio — The fraction, expressed as a percentage, the numerator of which is the principal balance at origination and the denominator of which is the lesser of the sales price at the time of origination of the mortgage loan and the appraised value of the mortgaged property at origination.

Monthly Advance — The aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the mortgage loans and that were delinquent on the related Due Date (other than shortfalls in interest due to the application of the Relief Act or similar state law).

Monthly Payments — For any mortgage loan and any month, the scheduled payment or payments of principal and interest due during such month on such mortgage loan which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any mortgaged property acquired through foreclosure or deed in lieu of foreclosure, would otherwise have been payable under the related mortgage note.

Mortgage Loan Purchase Agreement — The Mortgage Loan Purchase Agreement, dated as of March 31, 2005, between the Depositor and the Seller.

Net Interest Shortfalls — Has the meaning set forth under “Description of the Certificates—Interest Distributions.”

Net Liquidation Proceeds — Are Liquidation Proceeds net of unreimbursed advances by the related Servicer, Monthly Advances, expenses incurred by the related Servicer in connection with the liquidation of such mortgage loan and the related mortgaged property, and any other amounts payable to the related Servicer under the related Servicing Agreement.

Net Rate — For any mortgage loan, the then applicable mortgage rate thereon less the Servicing Fee Rate, expressed as a per annum rate.

Non-Offered Subordinate Certificates — The Class B-6, Class B-7 and Class B-8 Certificates.

Offered Certificates — The Senior Certificates, the Class R Certificates and the Offered Subordinate Certificates.

Offered Subordinate Certificates — The Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

Original Subordinate Principal Balance — The aggregate Current Principal Amount of the Subordinate Certificates as of the Closing Date.

Outstanding Principal Balance — With respect to a mortgage loan, the principal balance of such mortgage loan remaining to be paid by the mortgagor or, in the case of an REO Property, the principal balance of the related mortgage loan remaining to be paid by the mortgagor at the time such property was acquired by the trust.

Prepayment Interest Shortfalls — Has the meaning set forth under “Description of the Certificates—Interest Distributions.”

Prepayment Period — With respect to a distribution date, the period from the sixteenth day of the calendar month preceding the calendar month in which such distribution date occurs through the close of business on the fifteenth day of the calendar month in which such distribution date occurs in the case of the mortgage loans for which EMC is the Servicer and such period as is provided in the related Servicing Agreement with respect to the remaining mortgage loans.

Principal Prepayment — Any payment or other recovery of principal on a mortgage loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.

Rating Agencies — Standard and Poor’s, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service, Inc.

Realized Loss — With respect to a mortgage loan is (1) a Bankruptcy Loss or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such mortgage loan and the related mortgaged property.

Record Date — For each class of Offered Certificates and each distribution date, the close of business on the last business day of the month preceding the month in which such distribution date occurs.

Regular Certificates — All classes of Offered Certificates other than the Residual Certificates.

REO Property — A mortgage property acquired by the trust through foreclosure or deed-in-lieu of foreclosure.

Repurchase Price — With respect to any mortgage loan required to be repurchased, an amount equal to the sum of (1) 100% of the Outstanding Principal Balance of such mortgage loan plus accrued but unpaid interest on the Outstanding Principal Balance at the related mortgage rate through and including the last day of the month of repurchase, (2) any unreimbursed Monthly Advances and servicing advances payable to a Servicer of the mortgage loan and (3) any costs and damages incurred by the trust in connection with any violation of such mortgage loan of any predatory or abusive lending laws.

Repurchase Proceeds — The Repurchase Price in connection with any repurchase of a mortgage loan by the Seller and any cash deposit in connection with the substitution of a mortgage loan. See “Description of the Securities—Assignment of Trust Fund Assets” in the prospectus and “Pooling and Servicing Agreement—Representations and Warranties” in this prospectus supplement.

Residual Certificates — The Class R Certificates.

Rules — The rules, regulations and procedures creating and affecting DTC and its operations.

Scheduled Principal Balance — With respect to any mortgage loan and any distribution date (1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Scheduled Principal Balance of any Liquidated Mortgage Loan is zero.

Senior Certificates — The Class I-A-1, Class II-A-1, Class II-A-2, Class II-A-3, Class III-A-1, Class III-A-2, Class III-A-3, Class IV-A-1, Class IV-A-2 and Class IV-A-3 Certificates.

Senior Optimal Principal Amount — With respect to each of the Group I, Group II, Group III or Group IV Senior Certificates and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Current Principal Amounts of each of the Group I, Group II, Group III or Group IV Senior Certificates, as applicable, immediately prior to such distribution date):

(1)           the applicable Senior Percentage of the principal portion of all Monthly Payments due on the mortgage loans in the related Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period if the distribution date occurs prior to a Cross-Over Date);

(2)           the applicable Senior Prepayment Percentage of the Scheduled Principal Balance of each mortgage loan in the related Loan Group which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

(3)           the applicable Senior Prepayment Percentage of the amount of all partial prepayments allocated to principal received during the applicable Prepayment Period in respect of mortgage loans in the related Loan Group;

(4)           the lesser of (a) the applicable Senior Prepayment Percentage of the sum of (i) all Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related Loan Group that became a Liquidated Mortgage Loan during the related Prepayment Period (other than mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Loan Group during the related Due Period and (ii) the Scheduled Principal Balance of each such mortgage loan in the related Loan Group purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any, or otherwise; and (b) the applicable Senior Percentage of the sum of (i) the Scheduled Principal Balance of each mortgage loan in the related Loan Group which became a Liquidated Mortgage Loan during the related Prepayment Period (other than the mortgage loans described in the immediately following clause (ii)) and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan in the related Loan Group during the related Due Period and (ii) the Scheduled Principal Balance of each such mortgage loan in the related Loan Group that was purchased by an insurer from the Trustee during the related Prepayment Period pursuant to the related primary mortgage insurance policy, if any or otherwise;

(5)           any amount allocated to the Available Funds of the related Loan Group in accordance with paragraph (F) under “Description of the Certificates—Distributions on the Certificates;” and

(6)           the applicable Senior Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each mortgage loan in the related Loan Group which was repurchased by the Seller in connection with such distribution date and (b) the excess, if any, of the Scheduled Principal Balance of a mortgage loan in the related Loan Group that has been replaced by the Seller with a substitute mortgage loan pursuant to the Mortgage Loan Purchase Agreement in connection with such distribution date over the Scheduled Principal Balance of such substitute mortgage loan.

Senior Percentage — With respect to each Certificate Group and any distribution date, the lesser of (a) 100% and (b) the percentage obtained by dividing the Current Principal Amount of the Senior Certificates in the related Certificate Group by the aggregate Scheduled Principal Balance of the mortgage loans in the related Loan Group as of the beginning of the related Due Period. The initial Senior Percentage for each Certificate Group will be equal to approximately 92.60%.

Senior Prepayment Percentage — The Senior Prepayment Percentage for the Senior Certificates of each Certificate Group, on any distribution date occurring during the periods set forth below will be as follows:

Period (dates inclusive)	Senior Prepayment Percentage
April 2005 – March 2012	100%
April 2012 – March 2013	Senior Percentage for the related Senior Certificates plus 70% of the Subordinate Percentage for the related Loan Group.
April 2013 – March 2014	Senior Percentage for the related Senior Certificates plus 60% of the Subordinate Percentage for the related Loan Group.
April 2014 – March 2015	Senior Percentage for the related Senior Certificates plus 40% of the Subordinate Percentage for the related Loan Group.
April 2015 – March 2016	Senior Percentage for the related Senior Certificates plus 20% of the Subordinate Percentage for the related Loan Group.
April 2016 and thereafter	Senior Percentage for the related Senior Certificates.

No scheduled reduction to the Senior Prepayment Percentage for the related Certificate Group shall be made as of any distribution date unless, as of the last day of the month preceding such distribution date (1) the aggregate Scheduled Principal Balance of the mortgage loans in all Loan Groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust) averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 50% and (2) cumulative Realized Losses on the mortgage loans in all Loan Groups do not exceed (a) 30% of the aggregate Current Principal Amount of the Original Subordinate Principal Balance if such distribution date occurs between and including April 2012 and March 2013, (b) 35% of the Original Subordinate Principal Balance if such distribution date occurs between and including April 2013 and March 2014, (c) 40% of the Original Subordinate Principal Balance if such distribution date occurs between and including April 2014 and March 2015, (d) 45% of the Original Subordinate Principal Balance if such distribution date occurs between and including April 2015 and March 2016, and (e) 50% of the Original Subordinate Principal Balance if such distribution date occurs during or after April 2016.

In addition, if on any distribution date the weighted average of the Subordinate Percentages for such distribution date is equal to or greater than two times the weighted average of the initial Subordinate Percentages, and (a) the aggregate Scheduled Principal Balance of the mortgage loans in all Loan Groups delinquent 60 days or more (including for this purpose any such mortgage loans in foreclosure and such mortgage loans with respect to which the related mortgaged property has been acquired by the trust), averaged over the last six months, as a percentage of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 50% and (b)(i) on or prior to the distribution date occurring in March 2008, cumulative Realized Losses on the mortgage loans in all Loan Groups as of the end of the related Prepayment Period do not exceed 20% of the Original Subordinate Principal Balance and (ii)

after the distribution date occurring in March 2008, cumulative Realized Losses on the mortgage loans in all Loan Groups as of the end of the related Prepayment Period do not exceed 30% of the Original Subordinate Principal Balance, then, in each case, the Senior Prepayment Percentage for the related Senior Certificates for such distribution date will equal the Senior Percentage for the related Certificate Group; provided, however, if on such distribution date the Subordinate Percentage for the related Loan Group is equal to or greater than two times the initial Subordinate Percentage on or prior to the distribution date occurring in March 2008 and the above delinquency and loss tests are met, then the Senior Prepayment Percentage for the Senior Certificates in the related Certificate Group for such distribution date, will equal the Senior Percentage for such Certificates plus 50% of the related Subordinate Percentage on such distribution date.

Notwithstanding the foregoing, if on any distribution date, the percentage, the numerator which is the aggregate Current Principal Amount of the Senior Certificates immediately preceding such distribution date, and the denominator of which is the Scheduled Principal Balance of the mortgage loans as of the beginning of the related Due Period, exceeds such percentage as of the Cut-off Date, then the Senior Prepayment Percentage with respect to all the Senior Certificates for such distribution date will equal 100%.

Servicers — EMC, GMACM and other servicers.

Servicing Agreements — The servicing agreements specified in the Agreement between the Seller and the related Servicer.

Servicing Fee — With respect to each mortgage loan, a fee that accrues at the servicing fee rate, as set forth under the heading “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement, on the same principal balance on which interest on the mortgage loan accrues for the calendar month.

Servicing Fee Rate – For each mortgage loan will be (i) 0.375% per annum with respect to the mortgage loans serviced by EMC, (ii) 0.375% per annum with respect to the mortgage loans serviced by GMACM, and (iii) 0.250% per annum or 0.375% per annum with respect to the mortgage loans serviced by the other Servicers.

Subordinate Certificate Writedown Amount — With respect to the Subordinate Certificates, the amount by which (x) the sum of the Current Principal Amounts of the Certificates (after giving effect to the distribution of principal and the allocation of Realized Losses in reduction of the Current Principal Amounts of the Certificates on such distribution date) exceeds (y) the Scheduled Principal Balances of the mortgage loans on the Due Date related to such distribution date.

Subordinate Certificates — The Non-Offered Subordinate Certificates and the Offered Subordinate Certificates.

Subordinate Optimal Principal Amount — With respect to any Loan Group and each distribution date will be an amount equal to the sum of the following (but in no event greater than the aggregate Current Principal Amount of the Subordinate Certificates immediately prior to such distribution date):

(1)           the related Subordinate Percentage of the principal portion of all Monthly Payments due on each mortgage loan in the related Loan Group on the related Due Date, as specified in the amortization schedule at the time applicable thereto (after adjustment for previous principal prepayments but before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period);

(2)           the related Subordinate Prepayment Percentage of the Scheduled Principal Balance of each mortgage loan in the related Loan Group which was the subject of a prepayment in full received by the Master Servicer during the applicable Prepayment Period;

(3)           the related Subordinate Prepayment Percentage of the amount all partial prepayments of principal received in respect of mortgage loans in the related Loan Group during the applicable Prepayment Period;

(4)           the excess, if any, of (a) the Net Liquidation Proceeds allocable to principal received in respect of each mortgage loan in the related Loan Group that became a Liquidated Mortgage Loan during the related Prepayment Period and all Subsequent Recoveries received in respect of each Liquidated Mortgage Loan during the related Due Period over (b) the sum of the amounts distributable to the holders of the Senior Certificates in the related Certificate Group pursuant to clause (4) of the definition of “Senior Optimal Principal Amount” on such distribution date;

(5)           the related Subordinate Prepayment Percentage of the sum of (a) the Scheduled Principal Balance of each mortgage in the related Loan Group loan which was repurchased by the Seller in connection with such distribution date and (b) the difference, if any, between the Scheduled Principal Balance of a mortgage loan in the related Loan Group that has been replaced by the Seller with a substitute mortgage loan pursuant to the mortgage loan purchase agreement in connection with such distribution date and the Scheduled Principal Balance of such substitute mortgage loan; and

(6)           on the distribution date on which the aggregate Current Principal Amount of the Senior Certificates in the related Certificate Group have all been reduced to zero, 100% of the Senior Optimal Principal Amount for such Senior Certificates.

Subordinate Percentage — As of any distribution date and with respect to any Loan Group, 100% minus the related Senior Percentage for the related Certificate Group. The initial Subordinate Percentage for each Loan Group will be approximately 7.40%.

Subordinate Prepayment Percentage — With respect to any Loan Group and as of any distribution date, 100% minus the Senior Prepayment Percentage for the Senior Certificates in the related Certificate Group.

Subsequent Recoveries — As of any distribution date, amounts received during the related Due Period by the Master Servicer or surplus amounts held by the Master Servicer to cover estimated expenses (including, but not limited to, recoveries in respect of the representations and warranties made by the Seller) specifically related to a liquidated mortgage loan or disposition of an REO property prior to the related Prepayment Period that resulted in a Realized Loss, after liquidation or disposition of such mortgage loan.

$1,211,674,100 (Approximate)

Structured Asset Mortgage Investments II Inc.
Depositor

Bear Stearns ALT-A Trust
Mortgage Pass-Through Certificates,
Series 2005-3

Prospectus Supplement

Bear, Stearns & Co. Inc.
Underwriter

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.